As filed with the Securities and Exchange Commission on July 16, 2024

Registration No. 333-276945

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 5 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JBDI Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	3412	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

34 Gul Crescent

Singapore 629538

+65 6861 4150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Schlueter & Associates, P.C. 5290 DTC Parkway, Suite 150 Greenwood Village CO 80111 USA Telephone: (303) 292 3883 Attn: Henry F. Schlueter, Esq. Celia Velletri, Esq.	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 11036 Telephone: (212) 930 9700 Attn: Benjamin Tan, Esq.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the initial public offering of 1,750,000 ordinary shares (the “Ordinary Shares”) of the registrant and an aggregate of 500,000 Ordinary Shares of the Selling Shareholders, collectively, (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the potential resale by E U Holdings, Arc Development and Goldstein (collectively, the “Resale Shareholders”) of an aggregate of 2,980,216 Ordinary Shares of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 9 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-2 of the Resale Prospectus;

●	they contain different Use of Proceeds sections on page 38 of the Public Offering Prospectus is removed and replaced with the Use of Proceeds section on page Alt-2 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 39 and page 40 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	a selling shareholder section is included in the Resale Prospectus beginning on page 108 of the Resale Prospectus;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 135 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-3 of the Resale Prospectus;

●	the Legal Matters section on page 139 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-4 of in the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by Arc Development.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated [●], 2024

JBDI Holdings Limited

2,250,000 Ordinary Shares

This is an initial public offering of our ordinary shares, of par value at US$0.0005 per share (the “Ordinary Shares”). We and the Selling Shareholders (as defined herein) are offering, on a firm commitment engagement basis, 1,750,000 Ordinary Shares and 500,000 Ordinary Shares, respectively, to be sold in this offering pursuant to this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Selling Shareholders. We anticipate that the initial public offering price of the Ordinary Shares will be between US$4 and US$5 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JBDI”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 17 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 15 of this prospectus for more information.

The Resale Shareholders collectively own 2,980,216 Ordinary Shares that are being registered pursuant to a separate resale prospectus. Neither E U Holdings, Arc Development nor Goldstein are subject to a lock-up or leakage agreement and have the right to sell the shares being registered at any time after the Ordinary Shares begin trading on the Nasdaq Capital Market. No resale of the Ordinary Shares by the Resale Shareholders will occur until we complete the initial public offering of our Ordinary Shares and the Ordinary Shares begin trading on the Nasdaq Capital Market. The offering of Ordinary Shares pursuant to this prospectus is contingent upon listing on the Nasdaq Capital Market.

We are a holding company that is incorporated in the Cayman Islands as an exempted company. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiaries in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands as an exempted company. Investors of our Ordinary Shares should be aware that they may never directly hold equity interests in our subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of 19,787,500 Ordinary Shares. We will be a controlled company as defined under the Nasdaq Capital Market company guide section 801(a), immediately after the completion of this offering, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC, collectively known as our controlling shareholders, will own approximately 15,769,824 Ordinary Shares, or 79.7% of our total issued and outstanding Ordinary Shares, representing approximately 79.7% of the total voting power.

	Per Share		Total(4)
Initial public offering price(1)	US$	4.50	US$	10,125,000	(4)
Underwriting discounts and commissions(2)	US$	0.36	US$	810,000
Proceeds to the Company before expenses(3)	US$	4.14	US$	7,245,000
Proceeds to the Selling Shareholders	US$	4.14	US$	2,070,000

(1) Initial public offering price per share is assumed to be US$4.50 (being the mid-point of the offer price range).

(2) We have agreed to pay the underwriter a discount equal to 8% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 135.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 129.

(4) Includes US$7,875,000 gross proceeds from the sale of 1,750,000 Ordinary Shares offered by our Company and US$2,250,000 gross proceeds from the sale of 500,000 Ordinary Shares offered by the Selling Shareholders.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the closing date.

The underwriter expects to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2024.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●], 2024.

Until [●], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholders nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholders nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on May 31 of each year. References in this prospectus to a financial year, such as “financial year 2023”, relate to our financial year ended May 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, effective May 20, 2023, the Company completed a series of reorganizing transactions resulting in 9,018,749 Ordinary Shares outstanding that have been retroactively restated to the beginning of the first period presented herein.

On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each. Unless otherwise indicated, all references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the 1:2 forward stock split of our Ordinary Shares on February 7, 2024 as if they had occurred at the beginning of the earlier period presented.

Financial Information in United States Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into United States Dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore Dollars into United States Dollars were made at S$1.3181 to US$1 for amounts relevant to the six months ended November 30, 2023, S$1.3744 to US$1 for amounts relevant to the six months ended November 30, 2022, S$1.3520 to US$1 for amounts relevant to the financial year ended May 31, 2023, and S$1.3668 to US$1 for amounts relevant to the financial year ended May 31, 2022 in accordance with our internal exchange rate. We make no representation that the Singapore Dollar or United States Dollar amounts referred to in this prospectus could have been or could be converted into United States Dollars or Singapore Dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	Our business is inherently susceptible to the cyclical fluctuations of the solvent, chemical, petroleum and edible product oil industries worldwide and regionally, which our customers are operating in.
●	We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdiction which we intend to expand our business.
●	Our business is dependent on the general economic conditions in Singapore.
●	We are dependent on the need to continually maintain a wide range of Containers which are relevant to our customers’ needs.
●	Escalating steel prices may increase our costs and affect our profit margins.
●	Our continued success is dependent on our key management personnel and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.
●	We are reliant on skilled labor.
●	We are susceptible to fluctuations in the prices and quantity of available machineries and vehicles and their spare parts which are necessary for our operations.
●	Our reputation and profitability may be adversely affected if there are major defects or failures in our products or services sold to our customers.
●	Our reputation and financial performance may be adversely affected if there is prolonged machine or vehicle downtime.
●	We are exposed to disputes and claims arising from accidents due to the usage of our products and services.
●	Increased competition in the Reconditioned and new Containers sales business in Singapore and the Southeast Asian region may affect our ability to maintain our market share and growth.
●	Our business is significantly dependent on our major customers’ needs and our relationships with them. We may be unsuccessful in attracting new customers.

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●	We are exposed to the credit risks of our customers.
●	We are dependent on our key suppliers for our supply of Containers.
●	Our business is subject to supply chain interruptions.
●	We may be affected if we are found to be in breach of any lease agreements entered into by us.
●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.
●	We may be affected by an outbreak of other infectious diseases.
●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.
●	We may be unable to obtain the necessary licenses, approvals or permits for our operations.
●	We are subject to environmental, health and safety regulations, and may be adversely affected by new and changing laws and regulations.
●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.
●	We may require additional financing in the future to fund our operations and future growth.
●	We may be harmed by negative publicity.
●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.
●	We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.
●	We may be unable to successfully implement our business strategies and future plans.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the supply of revitalized and Reconditioned drums and related businesses may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of our Company adopted on May 23, 2024 and as supplemented, amended or otherwise modified from time to time. A copy of the Amended and Restated Memorandum and Articles of Association are filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part.

“Arc Development” means The Arc Development Company Limited, a company incorporated in Hong Kong and wholly-owned by Mr. Hinson Leung, and which owns 4.9% of our issued and outstanding Shares prior to this offering and one of the Selling Shareholders.

“bizSAFE” means a five-step programme that assists companies to build up their workplace safety and health capabilities in order to achieve quantum improvements in safety and health standards at the workplace, and organized under the WSH.

“Board” or “Board of Directors” means the board of directors of our Company.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Circuit Breaker Period” means the period from April 7, 2020 to June 1, 2020 (inclusive).

“Company” or “our Company” means JBDI Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on October 11, 2022.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

“Containers” means plastic or metal industrial containers, whether they are new or used and whether they have covers, caps, valves, handles, external metal frames or not, including but not limited to IBCs, plastic drums, metal drums, open-top drums and plastic carboys with different capacities.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“E U Holdings” means E U Holdings Pte. Ltd., a company incorporated in Singapore and owned by Mr. Neo Chin Heng and Mr. Ng Eng Guan as to 50% each.

“ESG” means environmental, social and governance.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

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“Frost & Sullivan” means Frost & Sullivan Limited, a business consulting firm involved in market research, analysis and growth strategy consulting and an Independent Third Party.

“Goldstein” means Goldstein Enterprises Limited, a company incorporated in the BVI and wholly-owned by Mr. Tan Kok Chuah, an Independent Third Party, and which holds 4.90% of our issued Ordinary Shares prior to this Offering and one of the Selling Shareholders.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“GST” means the goods and services tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“IBC” means intermediate bulk container.

“Independent Directors Nominees” means the independent non-Executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of our Company.

“ISO 9001” means an internationally recognized standard for a QMS which aims at the effectiveness of the QMS in meeting customer requirements and it prescribes requirements for ongoing improvement of quality assurance in design, development, production, installation and servicing.

“JBD Systems” means JBD Systems Pte. Ltd. (formerly known as Alpha Process Systems Pte. Ltd.), a company incorporated in Singapore on May 4, 2017 and a direct wholly-owned subsidiary of Jurong Barrels.

“JBDI” means JBDI Investments Limited, a business company incorporated in the BVI on October 10, 2022 and a direct wholly-owned subsidiary of our Company.

“JTC” means Jurong Town Corporation.

“Jurong Barrels” means Jurong Barrels & Drums Industries Pte. Ltd. (formerly known as Good Industries Pte. Ltd.), a company incorporated in Singapore on September 17, 1983 and a direct wholly-owned subsidiary of JBDI.

“KDS” means KDS Steel Pte Ltd, a company incorporated in Singapore and a direct wholly-owned subsidiary of E U Holdings.

“LTA” means the Land Transport Authority of Singapore.

“MOM” means the Ministry of Manpower of Singapore.

“Mr. Lim CP” means Mr. Lim Chwee Poh, one of our Executive Directors, a shareholder of our Company and the spouse of Ms. Siow KL, father of Mr. Lim TC and Mr. Lim TM and brother of Mr. Lim KS.

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“Mr. Lim KS” means Mr. Lim Kim Seng, a shareholder of our Company, the brother of Mr. Lim CP, the brother-in-law of Ms. Siow KL and the uncle of Mr. Lim TC and Mr. Lim TM.

“Mr. Lim TC” means Mr. Lim Tze Chong, Patrick, a shareholder of our Company and the son of Mr. Lim CP and Ms. Siow KL, brother of Mr. Lim TM and nephew of Mr. Lim KS.

“Mr. Lim TM” means Mr. Lim Tze Ming, Kelvin, the son of Mr. Lim CP and Ms. Siow KL, brother of Mr. Lim TC and nephew of Mr. Lim KS.

“Ms. Siow KL” means Ms. Siow Kim Lian, a shareholder of our Company and the spouse of Mr. Lim CP, the mother of Mr. Lim TC and Mr. Lim TM and the sister-in-law of Mr. Lim KS.

“NEA” means National Environment Agency of Singapore.

“Nasdaq Capital Market” or “Nasdaq” means The Nasdaq Capital Market is an American stock exchange situated in New York City.

“Plant” means our plant at 34 Gul Crescent, Singapore 629538.

“PUB” means The Public Utilities Board, a statutory board under the Ministry of Sustainability and the Environment in Singapore.

“QMS” means our quality management system developed based on ISO 9001.

“Recondition” or “Reconditioning” means, with respect to used Containers, the process of (i) revitalizing used Containers through removing their residues and labels; (ii) cleaning their interior and exterior with vacuum suction, solvents (such as kerosene, Toluene and degreaser), scrubber machines, high pressure water jets/washing hose shoots and/or specialized machines; (iii) repainting their exterior; and/or (iv) restoring them through repairs.

“Recycle” means, with respect to used plastic Containers, the process of shredding pre-washed used plastic Containers that cannot be Reconditioned or resold into pellet form and selling them to end customers.

“Resale Shareholders” mean E U Holdings, Arc Development and Goldstein.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SCDF” means Singapore Civil Defence Force.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” or “Ordinary Shares” means ordinary shares of par value of US$0.0005 each in the share capital of our Company.

“Selling Shareholders” mean collectively (i) E U Holdings as to 300,000 Ordinary Shares, Mr. Lim TC as to 75,000 Ordinary Shares, Ms. Siow KL as to 75,000 Ordinary Shares, Mr. Lim CP as to 25,000 Ordinary Shares, Mr. Lim KS as to 25,000 Ordinary Shares; all being existing shareholders of our Company that are selling a portion of their Ordinary Shares pursuant to this prospectus.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“SPF” means Singapore Police Force.

“Walkers (Hong Kong)” means Walkers (Hong Kong), our Cayman Islands and BVI legal advisers.

“Warehouse” means our warehouse at 16 Gul Crescent, Singapore 629526.

“WSH” means Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“US$”, “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to offer environmentally friendly, efficient, innovative and reliable products and services primarily in Singapore and also for the Southeast Asia region to help our customers move towards a zero environmental impact footprint and to save costs and achieve a better allocation of resources in the process.

Overview

Our Group’s history began in 1983 when Mr. Lim CP set up Jurong Barrels with a business partner as an attempt to develop the business in the trading of Reconditioned Containers. Our Group’s business in trading of Reconditioned Containers officially commenced in 1984 when Mr. Lim CP’s two brothers acquired all his business partner’s shares in Jurong Barrels and Jurong Barrels acquired a plant to Recondition used Containers. Following in their father’s footsteps of trading in used Containers, they began trading in Reconditioned Containers as they believed that there is a bigger profit margin for these Containers than just used Containers. Over the nearly last four decades, we have grown from a small reconditioning and recycling business to a comprehensive revitalization, Reconditioning and recycling of drums business comprising a diversified range of drums including open top drums, metal drums, plastic drums, plastic carboys and intermediate bulk containers. We have also, over the years, diversified into the business lines of the sale of new drums and the collection of waste drums and related products. In becoming aware of the necessity of reducing the impact of businesses on the environment, we began the provision of waste water treatment through our direct wholly-owned subsidiary, JBD Systems.

Competitive Strengths

We have a long and proven track record in the supply of revitalized and Reconditioned steel and plastic drums in Singapore.

We have been supplying Reconditioned Containers to our customers for close to four decades and have accumulated industry experience in the Reconditioning of Used Containers. To better serve our customers, we also supply new Containers and offer a range of ancillary services to complement our business. We have been accredited with ISO 9001 (quality management) for Reconditioning of drums since October 2008. We believe our industry knowledge, reputation and consistent delivery of quality products and services have contributed to our success over the years.

We believe our track record in the supply of revitalized and Reconditioned steel and plastic drums and other products as well as our strategy to become environmentally friendly will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business.

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We maintain a sizeable and stable pool of skilled labor with our own facilities

Our main business is the sale of Reconditioned Containers and it is labor intensive to Recondition used Containers. We pride ourselves in having a team of stable and skilled workers, technicians, mechanics and drivers who have the relevant skills and expertise in Reconditioning of used Containers and the provision of other ancillary services which we offer to our customers. As at January 31, 2024, we had a team of 56 workers, five technicians, three mechanics and 14 drivers in our operations department, which enable us to respond promptly to our customers’ requests, in terms of providing customization of Containers and other ancillary services to suit our customers’ needs and requirements. We believe that with the support of our Group’s stable pool of directly-hired skilled workforce and our own facilities (including all machines required for Reconditioning of used Containers, and as of January 31, 2024, a fleet of 13 delivery trucks and 15 forklifts and wastewater treatment facilities), we are self-contained and we are able to maintain the quality of our products and services in an efficient and coordinated manner as we do not have to rely on subcontractors to assist us in any production, service, logistic or maintenance process. Moreover, having our own pool of skilled direct labor and our own facilities will help us control and manage our costs more efficiently and effectively, which we believe helps to boost or stabilize our profit margins.

We have strong and stable relationships with our suppliers and customers

Due to the quality and range of our products and services, our capabilities as well as our market reputation, we have successfully established strong and stable relationships with our key suppliers and customers in Singapore and the Asian region during our close to 40 years of operations. We have identified and maintained good relationships with reliable suppliers, who will typically notify us of used Containers for sale. This enables us to source and purchase used Containers which are in good condition for Reconditioning prior to selling them to our customers. As we are able to keep up with industry trends and keep track of our customers’ changing needs, our customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base comprising more than 300 customers from Singapore, Indonesia and Malaysia. Further, some of our customers are also our suppliers.

We have strived to maintain stable business relationships with our key customers. For the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, our top five customers accounted for approximately 30.1%, 31.6% and 34.9% of our total revenue, and our top five customers each have on average more than 18 years of business relationships with us. We believe that our Group’s strong and long-term relationships with these key customers provide us with a competitive advantage to secure future contracts, a steady flow of repeat business and revenue, and serve as a testament for us in marketing and business development with new customers.

We have an experienced and committed management team with a succession plan.

We are led by Mr. Lim CP, our Executive Director and Chief Executive Officer and one of the founding shareholders, who has been instrumental in spearheading the growth of our Group. Mr. Lim CP has over 40 years of experience in the trading of Reconditioned and new Containers in Singapore and is primarily responsible for planning and execution of our Group’s business strategies. He is supported by the other Executive Directors, Executive Officers and senior management (namely Mr. Liang Zhao Rong, Mr. Lim KS, Mr. Lim TC, Mr. Lim TM and Mr. Quek Che Wah) who collectively possess expertise in Reconditioning services, sales and marketing, operations, customer relationship management, human resources, operations and financial control and have been working with our Group for over 21 years on average. We believe that the collective knowledge, experience and expertise of our Executive Directors, Executive Officers and senior management will serve to respond to our customers’ needs in a timely manner which are essential for us to secure new business as well as maintain our existing customers.

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Moreover, we recognize that effective succession planning is important in building a pipeline of leaders to ensure business continuity. As such, the second generation of Mr. Lim CP, namely Mr. Lim TM and Mr. Lim TC joined the Group in 1999 and 2003, respectively, to look after sales and operations. Our management team is conscientious in identifying, grooming and preparing our own staff for management roles. With all of our client-facing senior management being groomed internally, we are able to maintain a consistent management culture and our commitment towards personal development of our staff will in turn enable us to maintain our service quality as we continue to expand.

We have a fleet of 13 delivery trucks which enables us to efficiently coordinate and manage our logistic service

As of January 31, 2024, we had a fleet of 13 delivery trucks, which allows us to undertake efficient and coordinated logistic services for the delivery and collection of drums. Having our own fleet of trucks allow us to expediently deploy them to various locations as and when required as we do not need to rely on third parties. We also have an experienced in-house servicing team for our trucks to ensure that they are well maintained and operating efficiently.

Business strategies

Our principal objective is to sustain continuous growth in our business and strengthen our market position in the revitalization, Reconditioning and recycling of drums and related products industry in Singapore and elsewhere in Asia while reducing our environmental footprint with the following strategies:

●	Increasing our storage facilities and diversify the range of Containers
●	Strategic acquisitions, joint ventures and /or strategic alliances
●	Creating enterprise value through the strengthening of our ESG
●	Renewing and expanding our fleet of delivery trucks
●	Working towards Industry 5.0 through the three pillars of human-centricity, resilience and sustainability through automating certain aspects of our Reconditioning process
●	Increase marketing and brand building

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Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 17 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to our business and industry (See “Risk Factors—Risks Related to our Business and Industry on page 17):

●	Our business is inherently susceptible to the cyclical fluctuations of the solvent, chemical, petroleum and edible oil product industries worldwide and regionally, which our customers are operating in
●	We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business;
●	Our business is dependent on the general economic conditions in Singapore;
●	We are dependent on the need to continually maintain a wide range of Containers which are relevant to our customers’ needs;
●	Escalating steel process may increase our costs and affect our profit margin;
●	Our continued success is dependent on our key management personnel and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements;
●	We are reliant on skilled labor;
●	We are susceptible to fluctuations in the prices and quantity of available machineries and vehicles and their spare parts which are necessary for our operation;
●	Our reputation and profitability may be adversely affected if there are major defects or failures in our products or services sold to our customers;
●	Our reputation and financial performance may be adversely affected if there is prolonged machine or vehicle downtime;
●	We are exposed to disputes and claims arising from accidents due to the usage of our products and services;
●	Increased competition in the Reconditioned and new Containers sales business in Singapore and the Southeast Asian region may affect our ability to maintain our market share and growth;
●	Our business is significantly dependent on our major customers’ needs and our relationships with them;
●	We are exposed to the credit risks of our customers;
●	We are dependent on our key suppliers for our supply of Containers;
●	Our business is subject to supply chain interruptions;
●	We may be affected if we are found to be in breach of any lease agreements entered into by us;
●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19;
●	We may be affected by an outbreak of other infectious diseases;
●	We are exposed to risks arising from fluctuations of foreign currency exchange rates;
●	We may be unable to obtain the necessary licenses, approvals or permits for our operations;
●	We are subject to environmental, health and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations;
●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions;
●	We may require additional financing in the future to fund our operations and future growth;
●	We may be harmed by negative publicity;
●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer;
●	We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events;
●	We may be unable to successfully implement our business strategies and future plans;

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Risks related to our Securities and this offering (See “Risk Factors—Risks Related to Our Securities and This offering on page 27):

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly;
●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions;
●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors;
●

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company;

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline;
●	The sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price;
●	Short selling may drive down the market price of our Ordinary Shares;
●	Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution;
●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price;
●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences;
●	As a “controlled company” within the meaning of the Nasdaq Capital Market listing rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies;
●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance listing standards;
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;
●	Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations;
●	Certain judgments obtained against us by our shareholders may not be enforceable;
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;
●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies;
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;
●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market;
●	If we fail to meet applicable listing requirements, the Nasdaq Capital Market may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline; and
●	The Ordinary Shares being delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in Singapore.

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Corporate Information

We were incorporated in the Cayman Islands as an exempted company on October 11, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 34 Gul Crescent, Singapore 629538. Our telephone number at this location is +65 6861 4150. Our principal website address is https://www.barrels.com.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Since 2022, the Company completed several transactions for the purposes of a group reorganization, as below:

On October 10, 2022, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC (initial shareholders) and Arc Development entered into the Acquisition Agreement, pursuant to which Arc Development acquired 490 Ordinary Shares of JBDI (representing approximately 4.9% shareholding interest in JBDI) from E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC for consideration of US$800,000. As a term of the acquisition, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC undertakes to transfer the entire issued share capital of Jurong Barrels to the JBDI. Following such transfer, E U Holdings owns 5,706 Ordinary Shares, Mr. Lim CP owns 475 Ordinary Shares, Ms. Siow KL owns 1,427 Ordinary Shares, Mr. Lim KS owns 475 Ordinary Shares, Mr. Lim TC 1,427 Ordinary Shares and Arc Development owns 490 Ordinary Shares, respectively.

On October 10, 2022, E U Holdings entered into a transfer agreement with Goldstein for the transfer of 4.90% of the issued share capital of JBDI.

On January 12, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC and JBDI entered into a sale and purchase agreement pursuant to which E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC transferred its entire shareholding interest in Jurong Barrels to JBDI. The consideration is settled by JBDI allotting and issuing 1 Ordinary Share to each of E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC credited as fully paid.

On May 30, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein, Arc Development and JBDI Holdings entered into a reorganization agreement, pursuant to which E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development, transferred their respective 5,216 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 490 Ordinary Shares and 490 Ordinary Shares respectively into JBDI Holdings. The consideration is settled by JBDI Holdings issuing 4,704,179 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 441,919 Ordinary Shares and 441,919 Ordinary Shares to E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development respectively, credited as fully paid.

Prior to a group reorganization, JBDI was the holding company of a group of companies comprised of Jurong Barrels and JBD Systems. JBDI held as to 52.16% by E U Holdings, 4.76% by Mr. Lim CP, 14.26% by Ms. Siow KL, 4.76% by Mr. Lim KS, 14.26% by Mr. Lim TC, 4.90% by Goldstein and 4.90% by Arc Development, the latter two of which are an independent third parties. Upon completion of the reorganization, E U Holdings owns 4,704,180 Ordinary Shares, Mr. Lim CP owns 429,292 Ordinary Shares, Ms. Siow KL owns 1,286,074 Ordinary Shares, Mr. Lim KS owns 429,292 Ordinary Shares, Mr. Lim TC owns 1,286,074 Ordinary Shares, Goldstein owns 441,919 Ordinary Shares and Arc Development owns 441,919 Ordinary Shares of the Company respectively. Upon completion of our reorganization whereby the entire share capital of JBDI, Jurong Barrels and JBD Systems were transferred to us, our Group comprised JBDI, Jurong Barrels and JBD Systems as our direct and indirect wholly-owned subsidiaries, respectively.

The chart below sets out our corporate structure as at the date of this prospectus assuming an internal group reorganization has been completed with percentages held pre and post offering.

(1)	E U Holdings, a company incorporated in Singapore and owned as to 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.
(2)	Arc Development, a company incorporated in Hong Kong and owned as to 100% by Mr. Hinson Leung.
(3)	Goldstein, a company incorporated in the BVI and owned as to 100% by Mr. Tan Kok Chuan, an Independent Third Party.

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Implications of Being a “Controlled Company”

Upon completion of this offering, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC, collectively known as our controlling shareholders, will own approximately 79.7% of our total issued and outstanding Ordinary Shares, representing approximately 79.7% of the total voting power. As a result, we will be a “controlled company” within the meaning of the Nasdaq Capital Market listing rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq Capital Market listing rules. If we cease to be a foreign private issuer, we intend to rely on these exemptions. In addition, our controlling shareholders will be able to exert significant control over our management and affairs, including approval of significant corporate transactions.

Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and
●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Capital Market, such that a majority of the Directors on our Board are not required to be independent directors.

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The Offering

Offering Price	The initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share

Ordinary Shares offered by us	1,750,000 Ordinary Shares

Ordinary Shares offered by the Selling Shareholders	500,000 Ordinary Shares (of which E U Holdings is selling 300,000 Ordinary Shares, Mr. Lim TC is selling 75,000 Ordinary Shares, Ms. Siow KL is selling 75,000 Ordinary Shares, Mr. Lim CP is selling 25,000 Ordinary Shares and Mr. Lim KS is selling 25,000 Ordinary Shares.

Ordinary Shares issued and outstanding prior to this offering	18,037,500 Ordinary Shares

Ordinary Shares to be issued and outstanding immediately after this offering	19,787,500 Ordinary Shares

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately US$6 million, based on an assumed initial public offering price of US$4.50 per Ordinary Share (being the mid-point of the offer price range), which is the mid-point of the offer price range set forth on the cover of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds of sale from the Selling Shareholders’ Ordinary Shares.

We currently intend to use the net proceeds from this offering (i) to improve our automation process, upgrade our infrastructure and to improve our management efficiency in terms of level of technology, automation and precision; (ii) to increase our storage facilities; (iii) to expand through strategic targeted acquisitions; (iv) to expand our business into the trading of new drums; (v) to strengthen our ESG and work towards Industry 5.0; (vi) to market and brand build; (vii) to expand and renew our fleet of delivery trucks; (viii) to repay our shareholders for loans made to us in connection with costs and expenses incurred in connection with this offering and obtain a listing of our Ordinary Shares on the Nasdaq Capital Market; and (ix) for general working capital and corporate purposes. See “Use of Proceeds”

Lock-up	We, each of our Directors and Executive Officers and certain principal shareholders, except for the Selling Shareholders with respect to its Ordinary Shares sold in this offering, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares

Listing	We plan to apply to list the Ordinary Shares on the Nasdaq Capital Market

Nasdaq Capital Market symbol	JBDI

Transfer agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK

Payment and settlement	The underwriter expects to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2024

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our business is inherently susceptible to the cyclical fluctuations of the solvent, chemical, petroleum and edible oil product industries worldwide and regionally, which our customers are operating in

Our customers mainly operate in the solvent, chemical, petroleum and edible product oil industries, respectively. These industries are largely cyclical in nature and economic downturns and resulting pricing pressures experienced by them have resulted in them reducing their capital and operating expenditures. A slowdown in these industries or the occurrence of any event that may adversely affect these industries such as changes in regulatory environment and economic conditions will result in a decrease in demand for our products and services, and accordingly our business, profitability and financial performance may be adversely affected. These industries are also subject to the impact of the industry cycle, general market and economic conditions and government policies and expenditures, which are factors beyond our control. A decline in the number of purchase orders or service contracts due to these factors may cause us to operate in a more competitive environment, and we may also be required to be more competitive in our pricing which, in turn, may adversely impact our business, financial condition, results of operations and prospects.

We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business

We and our customers and suppliers are governed by the laws, regulations and government policies in each of the various jurisdictions in which we and our customers and suppliers operate or into which we intend to expand our business and operations. Our business and future growth are dependent on the political, regulatory, social and economic conditions in these jurisdictions, which are beyond our control. Any economic downturn, changes in policies, currency and interest rate fluctuations, capital controls or capital restrictions, labor laws, changes in environmental protection laws and regulations, duties and taxation and limitations on imports and exports in these countries may materially and adversely affect our business, financial condition, results of operations and prospects.

Generally, we fund our operations via our internal resources and short and long-term financing from banks and other financial institutions. Any disruption, uncertainty and volatility in the global credit markets may limit our ability to obtain the required working capital and financing for our business at reasonable terms and finance costs. If all or a substantial portion of our credit facilities are withdrawn and we are unable to secure alternative funding on acceptable commercial terms, our operations and financial position will be adversely affected. The interest rates for most of our credit facilities are subject to review from time to time by the relevant financial institutions. Given that we rely on these credit facilities to finance our operations and that interest expenses represent a significant percentage of our expenses, any increase in the interest rates of the credit facilities extended to us may have a material adverse impact on our profitability.

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Our business is dependent on the general economic conditions in Singapore

Over 80% of our revenue was derived from our customers in Singapore during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022. As such, our business is subject to the uncertainties and cyclical nature of the solvent, chemical, petroleum and edible product oil industries in Singapore as the demand for our products and services is dependent, to a large extent, on the level of business activities in the solvent, chemical, petroleum and edible product oil industries in Singapore. In particular, our revenue and profitability may be adversely affected if the demand for solvent, chemical, petroleum and edible product oil products fall. In addition, an economic downturn in Singapore may lead to a reduction in a numerous range of business activities, thereby leading to a subsequent decline in demand for solvent, chemical, petroleum and edible product oil products, and this would have an adverse impact on our revenue and financial performance.

As our business is dependent on our customers’ demand for our products and services in Singapore and we do not enter into long-term contracts with our customers, it is critical that we maintain a good relationship with our customers. We cannot assure you that we will be able to do so. Accordingly, our historical performance may not be an indication of our future performance. In the event that we are not able to maintain our customers and that we are not able to identify new ones to replace them, there would be an adverse impact on our financial performance.

We are dependent on the need to continually maintain a wide range of Containers which are relevant to our customers’ needs

The needs and preferences of our customers in terms of types and specifications of Containers may change as a result of evolving needs. Our future success depends on our ability to obtain used and new Containers that meet evolving market demands of our customers. The preferences and purchasing patterns of our customers can change rapidly due to developments in their respective industries. There is no assurance that we will be able to respond to changes in the specifications of our customers in a timely manner. Our success depends on our ability to adapt our products to the requirements and specifications of our customers. There is also no assurance that we will be able to sufficiently and promptly respond to changes in customer preferences to make corresponding adjustments to our products or services, and failing to do so may have a material and adverse effect on our business, financial condition, results of operations and prospects.

As we want to ensure a quick turnaround time for our customers, we normally bid and tender for used Containers in bulk and Recondition them in anticipation of the needs of our customers. As of November 30, 2023 and May 31, 2023, we had inventories of approximately $0.4 million and approximately $0.3 million, respectively. Any change in customer demand for our products may have an adverse impact on our product sales, which may in turn lead to inventory obsolescence, decline in inventory value or inventory write-off. In that case, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Escalating steel price may increase our costs and adversely affect our profit margin

Over 75% of our revenue during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022 was derived from the sale of Reconditioned and new Containers. The increase in the price of steel will generally lead to an increase in the price of new steel Containers. As the price of used steel Containers is generally pegged to the price of new steel Containers, the fluctuation in the price of steel (which is dependent on various factors such as the cost of raw materials, shipping cost, energy prices, demand and supply) will have a direct impact on our operating costs, which in turn will affect our profit margin. As such, escalating steel price may increase our costs and adversely affect our profit margin if we are unable to pass on the increase in costs to our customers, which would have an adverse impact on our revenue and financial performance.

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Our continued success is dependent on our key management personnel and our experienced and skilled personnel and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements

Since the commencement of our business, Mr. Lim CP, our Executive Director and Chief Executive Officer and one of our founding shareholders, has been instrumental in expanding our business and his brother, Mr. Lim KS, has been supporting in sales since inception. His two sons, namely and Mr. Lim TM and Mr. Lim TC also joined our Group in 1999 and 2003 to look after sales and operations, respectively. We rely on the wide network, contacts and experience of our Executive Directors, Executive Officers and senior management Mr. Lim CP, Mr. Lim KS, Mr. Lim TM, Mr. Lim TC, Mr. Liang Zhao Rong and Mr. Quek Che Wah, which was built collectively over four decades, in particular, sourcing for used and new Containers from new and existing suppliers and sales of Reconditioned and used Containers.

Our performance depends on the continued service and performance of our Executive Directors, Executive Officers and senior management, and in particular Mr. Lim CP because he plays an important role in guiding the implementation of our business strategies and future plans. The working and business relationships that our Executive Directors, Executive Officers and senior management have developed with our main suppliers and customers over the years is important for the future development of our business. If any of our Executive Directors, Executive Officers and senior management were to terminate their employment with our Group, there is no assurance that we would be able to find suitable replacements with such a vast network of contacts and experience in a timely manner. The loss of services of any of our Executive Directors, Executive Officers and senior management and/or the inability to identify, hire, train and retain other qualified technical, mechanical and operations personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

In addition, although we are dependent on certain key personnel, we do not have any key man life insurance policies on any such individual. Therefore, if any of our key management personnel dies or become disabled, we will not receive any compensation to assist with such individual’s absence. The loss of such person could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We are reliant on skilled labor

Our operations are dependent on our ability to recruit and retain experienced and skilled workers, technicians, mechanics and drivers who are trained and specialized in certain types of Reconditioning and water treatment processes, disposal of industrial wastes or provide maintenance and repair support services. As there is a limited number of skilled personnel in the industry, competition for experienced and skilled personnel is intense. In case of a shortage of such skilled labor for any part of our businesses, we may have to increase their salaries in order to attract and retain their services which will result in an increase in our overall cost of sales and operating expenses. In the event we are unable to pass on the increase in costs to our customers, our financial performance will be adversely affected.

We rely on experienced and skilled personnel for our operations and services and our ability to provide good customer care service depends to a large extent on whether we are able to secure adequately skilled personnel for our operations. If we are unable to employ suitable personnel, or if our personnel do not fulfil their roles or if we experience a high turnover of experienced and skilled personnel without suitable, timely or sufficient replacements, the quality of our products and/or services may decline, which may adversely affect our business, financial condition, results of operations and prospects.

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In addition, the availability of both skilled and unskilled foreign labor is subject to policies imposed by the MOM in Singapore. The availability, requirements and costs of housing for such workers are also subject to government policies. Over 50% of our employees as at January 31, 2024 were foreigner employees, any change in such policies may affect the supply of foreign manpower and cause disruptions to our operations which will result in an increase in our labor costs and may have a material adverse impact on our financial performance. Please refer to the “Regulatory Environment” section of this prospectus on page 84 for more details on regulations on employment of foreign workers in Singapore.

We are susceptible to fluctuations in the prices and quantity of available machineries and vehicles and their parts which are necessary for our operations

The operations of our Group are reliant on a lot of machineries and vehicles such as vacuum suction machine and forklifts. Please see the section entitled “Business” on page 71 below for further description of our machineries and vehicles. We are exposed to fluctuations in the prices of machineries and vehicles which are necessary for our operations. In the event that we are unable to source any specific parts required to maintain and service such machineries and vehicles at acceptable prices, or if we face any delays or shortages in obtaining sufficient quantity of such parts, we may be unable to deliver our products and services in an efficient manner, which may negatively impact our businesses. Such price fluctuations of machineries and vehicles and shortages and delays in machinery and vehicle spare parts may have a negative impact on our profitability.

Our reputation and profitability may be adversely affected if there are major defects or failures in our products or services sold to our customers

As our products may be used by our customers to carry toxic materials and/or hazardous substances and our services to our customers involve the process, disposal and transport of industrial wastes, if there are major defects or failures in our products or services sold to our customers, it may result in leakage of toxic materials and/or hazardous substances which may result in accidents, casualties as well as serious environmental impacts, which in turn may lead to protracted legal disputes and damage to our reputation. We may also be subject to legal and regulatory liabilities such as penalties, sanctions or significant costs and expenses in any dispute as a result of such defects or failures in our products or services. In addition, the industry we operate in is highly regulated by the NEA, the MOM and other regulatory authorities in Singapore. Where there is any non-compliance of any regulatory requirement of the NEA, the MOM or other regulatory authorities in Singapore, we may be subject to penalties or sanctions as may be imposed by them. This may have an adverse impact on our operations and financial performance.

We believe that we have built up goodwill in our “Jurong Barrels” brand and thus customer loyalty over our close to 40 years of operations. Hence, if there are any major defects or failures in our products or services, such as cracks and holes in our Containers, negligence by our drivers, frequent breakdowns of our vehicles, or due to circumstances beyond our control resulting in negative publicity, our reputation may be adversely affected and our customers may lose confidence in our products and services. In such event, our business and hence our profitability and financial performance may be adversely affected.

Our reputation and financial performance may be adversely affected if there is prolonged machine or vehicle downtime

Machine or vehicle downtime occurs when our machine or vehicle is sent for repair and maintenance instead of being deployed for our operations jobsites. In the event that any of our machineries or vehicle experience prolonged downtime due to repair and maintenance needs, our operations and/or our services to our customers may be interrupted or delayed which may affect our reputation as well as our financial performance. Further, newer forms of machineries or vehicles may also be more sophisticated with the incorporation of newer technologies which makes repair and maintenance of such machineries or vehicles more time consuming. Although our repair and maintenance team are constantly upgrading their technical skills and know-how to keep up with the advancement of technologies, there is no assurance that we will be able to minimize the time required for repair and maintenance.

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We are exposed to disputes and claims arising from accidents due to the usage of our products and services

Our customers mainly operate in the solvent, chemical, petroleum and edible product oil industries and some are a high-risk industries in which risks of accidents and fatalities are more likely to occur. Claims may be made against us if our products and/or services are involved in such accidents and/or fatalities on grounds such as cracks, holes or defects in our products and failure to adhere to health and safety standards by our drivers or forklift operators. In the event that we are required to pay damages arising from disputes, our reputation and profitability will be adversely affected.

Some of these accidents may result in damages to property and equipment, personal injury and/or deaths to our employees or third parties. Although we have sought to minimize the risk of such liabilities by regular servicing and maintenance of our machineries and vehicles, our stringent internal quality control procedures and obtaining the appropriate and necessary insurance coverage for our operations and employees, we believe that it is impossible for us to be fully insured against every conceivable risk that we may be exposed to.

If any accidents are not covered by our insurance policies and claims arising from such accidents are in excess of our insurance coverage or if any of our insurance claims are contested by any insurance company, we may be required to pay for such compensation, which may have a material and adverse impact on our financial performance. In addition, the payment by our insurers of such insurance claims may result in increases in the premiums payable by us for our insurances. This will also increase the costs of our operations and adversely affect our financial performance.

Increased competition in the Reconditioned and new Containers sales business in Singapore may affect our ability to maintain our market share and growth

Our revenue is mainly generated from the sale of Reconditioned and new Containers. Even though the market is relatively consolidated, our competitors may possess greater financial resources and more up-to-date machineries with better specifications. They may also offer a wider range of products and services with greater marketing resources and have a larger customer base.

Entry of new competitors in the market or market consolidation could also increase the degree of competition within the industry. Our continued success depends on our ability to compete with our competitors as well as our ability to compete successfully in the future against existing or potential competitors or to adapt to changes in market conditions and demands. In the event we are unable to compete successfully against existing or potential competitors or to adapt to changes in market conditions and demands, our business and financial performance may be adversely affected.

We maintain good working relationships with our suppliers and customers, and have a wide range of products and services for our customers’ needs. However, there is no assurance that our existing suppliers and customers will continue to work with us. In the event that our suppliers and customers choose to work with our competitors and/or our experienced and skilled employees choose to join our competitors, we may be unable to maintain our competitive position and our business, financial condition, results of operations and prospects may be materially and adversely affected.

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Our business is significantly dependent on our major customers’ needs and our relationships with them. We may be unsuccessful in attracting new customers

Our aggregate sales generated from our top five customers amounted to approximately 30.1%, 31.6% and 34.9% of our revenue for the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, respectively. In particular, sales to our largest customer amounted to approximately $0.8 million, $1.8 million and approximately $2.2 million, representing approximately 14.7%, 16.4% and 19.0% of our total revenue for the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, respectively. Accordingly, our sales would be significantly affected by changes in our relationship with or in the needs of our major customers, particularly our largest customer, as well as other factors that may affect their purchases from us, many of which are beyond our control. Any adverse changes in the economic conditions in the markets in which our customers operate and in their business expansion plans may negatively affect their purchase decisions and result in a reduction in demand for our products and services.

In addition, there is generally no long-term commitment from customers for our products and services. If we fail to quote a competitive price to a customer, or if the quality of our products and/or services does not meet a customer’s specifications or if there is any disruption to our business relationship with a customer, we may be unable to secure further business from such customer. Any significant decrease in sales to any of our customers for any reason, including any disruption to our business relationship with them, may materially and adversely affect our business, financial condition, results of operations and prospects.

We are exposed to the credit risks of our customers

We extend credit terms to our customers. Our average accounts receivable turnover days were approximately 83 days and 78 days for the six months ended November 30, 2023 and the financial year ended May 31, 2023, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all, especially in times of economic downturns. We may be unable to enforce our contractual rights to receive payment through legal proceedings. In the event we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

We are dependent on our key suppliers for our supply of Containers

We have maintained long-standing relationships with a reliable group of suppliers, from whom we source good quality and competitively priced Containers. Our sale of Containers business is dependent on our ability to obtain a supply of such good quality and reliable Containers from our suppliers at competitive prices. We consider suppliers that account for more than 10% of our total purchasing as major suppliers. We are dependent on one such major supplier who accounted for approximately 10.6%, 8.5% and 10.8% of our Group’s total purchases during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, respectively. As we do not have long-term supply contracts with our major suppliers, and for used Containers, the supply is on an ad-hoc basis as and when they are available for sale, there can be no assurance that we will have continued access to a sufficient supply of good quality used and new Containers at competitive prices. In the event we are unable to obtain good quality Containers from our major suppliers at competitive prices, we may have to seek alternative sources from other suppliers and may be charged higher prices and will be subject to the quality of the equipment purchased from alternative suppliers whom we are not familiar with. In the event we purchase inferior Containers from such alternative suppliers, our operations, reputation, profitability and financial performance may be materially and adversely affected.

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Our business is subject to potential supply chain interruptions

We work with third party logistic providers for the import, export and transportation of our Containers. We depend on such third-party service providers’ abilities to timely deliver our Containers as part of supply chain logistics. The factors that can potentially adversely affect our operations include, but are not limited to:

●	interruptions to our delivery capabilities;
●	failure of third-party service providers to meet our standards or their commitments to us;
●	increasing transportation costs, shipping constraint or other factors that could impact cost, such as having to find more expensive service providers which may or may not be readily available; and
●	COVID-19 and disruptions as a result of efforts to control or mitigate the COVID-19 pandemic (such as facility closures, governmental orders, outbreaks and/or transportation capacity).

Any disruption to, or inefficiency in, the supply chain network of our third-party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could potentially affect our revenue and profitability. If we fail to manage these risks effectively, we could potentially experience a material adverse impact to our reputation, financial performance and profitability.

We may be affected if we are found to be in breach of any lease agreements entered into by us

We have leased the Plant from JTC up to May 15, 2041 and the Warehouse from KDS up to May 31, 2024 and are subject to certain terms and conditions under such lease agreements, such as requirement to obtain approval from JTC for erecting any structure on the Plant. As such, we may be exposed to regulatory (in the case of the lease from JTC only) and enforcement risks if we are found to be in breach of any term or condition of our leases agreements.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has caused minimal disruption to our operations as well as the operations of most of our customers and suppliers, as our businesses are classified as essential services by the Singapore government which were allowed to operate normally during the lockdown periods. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses which may impact us and our customers and suppliers. If we or our customers and suppliers are forced to close down our/their businesses with prolonged disruptions to our/their operations, we may fail to fulfill our orders on time to our customers, experience a delay or shortage of raw materials, supplies and/or services by our suppliers, or termination of our orders and contracts by our customers. In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such event, our operations may be severely disrupted. If the COVID-19 pandemic is prolonged, it will have a negative impact on the local, regional and global economy, which will have negative impacts on our customers’ businesses and hence our businesses will also be affected. All these may have a material and adverse effect on our business, financial condition and results of operations.

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In addition, tightened travel restrictions by the Singapore or other governments may make it more difficult for us to hire suitable manpower from overseas jurisdictions. This may lead to a stagnation in our workforce strength, thereby affecting our potential growth as we rely heavily on skilled labor, which may be a material and adverse effect on our business, financial condition and results of operations.

We may be affected by an outbreak of other infectious diseases

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future, such as monkey pox, may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or plants or those of our customers and suppliers is affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or plants to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations of foreign currency exchange rates

Our reporting currency is Singapore Dollar and a portion of our overseas procurement is denominated in foreign currencies, mainly in United States Dollars. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

We may be unable to obtain the necessary licenses, approvals or permits for our operations

As our business involves the transport, storage, process, use and disposal of toxic materials and/or hazardous substances, various licenses, approvals and permits are material for our Group’s operation and some of our employees (such as drivers and forklift operators) are also required to obtain certain permits or certifications. Please refer to the “Business” section of this prospectus on page 71 for more details. The licenses, approvals and permits are generally subject to conditions stipulated in such licenses, approvals and permits and/or the relevant laws and regulations under which such licenses and permits are issued. Failure to comply with such conditions, laws or regulations could result in us being penalized or the revocation or non-renewal of the relevant license, approval or permit. Accordingly, we have to constantly monitor and ensure our compliance with such conditions imposed, if any. A failure to comply with such conditions may result in the revocation or non-renewal of any of the relevant licenses, approvals and permits which may impact our ability to carry out our business and operations. In addition, compliance with changes in government legislation, regulations or policies may increase our costs and any significant increase in licensing and compliance costs arising from such changes may adversely affect our financial performance. In such event, our business and profitability would be materially and adversely affected.

We are subject to environmental, health and safety regulations, and may be adversely affected by new and changing laws and regulations

We are subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety. We are required to adopt measures to control the discharge of polluting matters, wastewater discharge and hazardous substances and noise at our Plant and Warehouse in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of our employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations and policies affecting our operations could impose new restrictions or prohibitions on our current practices. We may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

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Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions

We face the risk of loss or damage to our Plant, Warehouse and our assets due to fire, theft or other natural disasters in Singapore. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all our potential losses. If there are losses which exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

Due to the nature of our operations, there is also a risk of accidents occurring either to our employees or to third parties on our premises and/or on our customers’ premises during the course of operations. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We may require additional financing in the future to fund our operations and future growth

We require financing to fund our operations. In view of the fast-changing business requirements and market conditions, we may be required to expand our capabilities and business through acquisitions, investments, joint-ventures and/or strategic partnerships with parties who are able to add value to our business. If such situation arises, we may require additional funds to take advantage of these opportunities.

If our funding requirements are met by way of additional debt financing, we may be subject to restrictions under such debt financing arrangements which may:

●	limit our ability to pay dividends or require us to seek consent for the payment of dividends;
●	increase our vulnerability to general adverse economic and industry conditions;
●	limit our ability to pursue our growth plans;
●	require us to dedicate a substantial portion of our cash flow from operations to payment for our debt, thereby reducing the availability of our cash flow to fund other capital expenditure, working capital requirements and other general corporate purposes; or
●	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We may be harmed by negative publicity

We derive most of our customers through word of mouth and we rely on the positive feedback of our customers. Thus, customer satisfaction with our products and services is critical to the success of our business as this will also result in potential referrals to new customers from our existing customers. If we fail to meet our customers’ expectations, there may be negative feedback regarding our products and/or services, which may have an adverse impact on our business and reputation. In the event we are unable to maintain a high level of customer satisfaction or any customer dissatisfaction is inadequately addressed, our business, financial condition, results of operations and prospects may also be adversely affected.

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Our reputation may also be adversely affected by negative publicity in reports, publications such as major newspapers and forums, or any other negative publicity or rumors. There is no assurance that our Group will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on our reputation or prospects. This may result in our inability to attract new customers or retain existing customers and may in turn adversely affect our business and results of operations.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our customer lists and information and business methods. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some products and/or services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage.

The war in Ukraine could materially and adversely affect our business and results of operations

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, Singapore and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our customers’ businesses and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions.

In addition, Russia and Ukraine are major exporters of oil and critical minerals needed by our customers, which could have a significant negative impact on many of our customers in the various industries as well as the cost of our metal Containers. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. As of the date of this Prospectus, the war in Ukraine has not have a material or adverse effect upon the Company; however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, including the businesses of our customers, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

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We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events

Unforeseeable circumstances and other factors such as power outages, labor disputes, adverse weather conditions or other catastrophes, epidemics or outbreaks may disrupt our operations and cause loss and damage to our Plant and Warehouse, and acts of war, terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and consumer confidence. Our business may also be affected by macroeconomic factors in the countries in which we operate, such as general economic conditions, market sentiment, social and political unrest and regulatory, fiscal and other governmental policies, all of which are beyond our control. Any such events may cause damage or disruption to our business, markets, customers and suppliers, any of which may materially and adversely affect our business, financial condition, results of operations and prospects.

We may be unable to successfully implement our business strategies and future plans

As part of our business strategies and future plans, we intend to expand our range of products and services, increase our storage facilities and capabilities as well as consider potential business opportunities through mergers and acquisitions and joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully predict the types of Containers which are popular amongst our customers or potential customers, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our products and services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operation and prospects may be adversely affected.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

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We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions

We intend to list our Ordinary Shares on the Nasdaq Capital Market concurrently with this offering. In order to continue listing of our Ordinary Shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Capital Market in the future.

If the Nasdaq Capital Market delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our Ordinary Shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our Ordinary Shares will trade.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares

In addition to the risks addressed above in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our Ordinary Share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering and from the sale of shares of up to 2,980,216 Ordinary Shares held by our Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 18,037,500 Ordinary Shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and subject to the terms of the Lock-Up Agreements, shares held by the certain other shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. The 2,980,216 Ordinary Shares held by the Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus are not subject to lock-up agreements. There will be 19,787,500 Ordinary Shares outstanding immediately after this offering. Immediately after the completion of this offering, our Selling Shareholders will hold approximately 79.7% of our Ordinary Shares. In connection with this offering, our Directors and Executive Officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions, unless the underwriters release these securities from these restrictions. The Selling Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Selling Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Short selling may drive down the market price of our Ordinary Shares

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$4.10 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of US$0.40 as of January 31, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per Ordinary Share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or
●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own it’s pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a “controlled company” within the meaning of the Nasdaq Capital Market listing rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Capital Market listing rules, because one of our shareholders holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules of the Nasdaq Capital Market listing rules, including (i) the requirement that a majority of our Board must be independent directors; (ii) the requirement that our director nominees must be selected or recommended solely by independent directors and (iii) the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance listing standards

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Nasdaq Capital Market corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

For example, we are exempt from the Nasdaq Capital Market regulations that require a listed U.S. company to:

●	have a majority of our Board consist of independent directors;
●	require non-management directors to meet on a regular basis without management present; and
●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the Ordinary Shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq Capital Market. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq Capital Market corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority, but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, if shareholders want to proceed against the Company outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no guarantee that the courts of the Cayman Islands would automatically recognize or enforce against us judgments of courts of Singapore or the United States predicated upon the civil liability provisions of the Singapore securities laws or the federal securities laws of the United States or any state. In addition, the courts of the Cayman Islands will not recognize and enforce a judgment predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are taxes, fines or penal in nature, or otherwise contrary to public policy, including punitive damages.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

Certain judgments obtained against us by our shareholders may not be enforceable

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and Executive Officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office and it may be is possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and Executive Officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and Executive Officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our Directors, Executive Officers or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and Executive Officers are located.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed fiscal quarter, and, accordingly, the next determination will be made with respect to us on August 31, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our Directors, Executive Officers and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq Capital Market listing rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to meet applicable listing requirements, the Nasdaq Capital Market may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline

Assuming our Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that we will be able to meet the continued listing standards of the Nasdaq Capital Market in the future. If we fail to comply with the applicable listing standards and the Nasdaq Capital Market delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news about us and analyst coverage of us; and
●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on the Nasdaq Capital Market, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

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The Ordinary Shares being delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in Singapore

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to the laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in April 2022. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments add uncertainties to our offering, and we cannot assure you whether the Nasdaq Capital Market or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

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Cayman Islands

Walkers (Hong Kong), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Walkers (Hong Kong) that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

Insights Law LLC, our counsel as to Singapore legal matters has advised that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our Executive Officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

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USE OF PROCEEDS

We expect to receive approximately US$6 million of net proceeds from this offering after deducting underwriting discounts and commissions of approximately US$0.6 million and estimated offering expenses of approximately US$1.3 million payable by us. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

We currently intend to use:

(i)	We intend to use 10% of the net proceeds due to us to improve our automation so that we can quicken our automation process so as to provide a faster and more efficient service to our customers. In this regard, we intend to (a) acquire more technologically advance machinery and equipment; (b) reconfigure our production line in order to automate the production line; (c) upgrade the infrastructure; and (d) improve our management efficiency in terms of the levels of computerization, automation and precision;
(ii)	We intend to use 30% of the net proceeds due to us to increase our storage facilities through the leasing of additional space near our Warehouse. As of the date of this Prospectus, we have not entered into any definitive agreement relating to a lease of additional space;
(iii)	We intend to use 30% of the net proceeds due to us to look to Recondition drums regionally so as to aid the demand of Reconditioned drums in Singapore. In this regard, we intend to seek strategic acquisitions to achieve this goal. As of the date of this Prospectus, we do not have any acquisitions or any plans on any identified strategic acquisitions;
(iv)	We intend to use 10% of the net proceeds due to us to strengthen our ESG and to work beyond efficiency and productivity as the sole goals and reinforcing our contribution and role to society;
(v)	We intend to use 10% of the net proceeds due to us to renew and expand our fleet of delivery trucks; and
(vi)	We intend to use 10% of the net proceeds due to us for the repayment of certain loans made from our shareholders to us in connection with the payment of costs and expenses in connection with this offering and obtaining a listing of our Ordinary Shares on the Nasdaq Capital Market. The loans due to our shareholders and director to be repaid with the proceeds from this offering were incurred on May 31, 2023 from the dividend distribution of approximately $1 million that has yet to be paid to the shareholders and director, and which have been reclassified as loans to related parties. As of November 30, 2023, the loans due to our shareholders and director was approximately $1 million, which is interest free and non-repayable on demand (See “Related Party Transactions” on page 110).

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

38

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2024:

●	on an actual basis; and
●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,750,000 Ordinary Shares in this offering at an initial public offering price of US$4.50 per Ordinary Share (being the mid-point of the offer price range), after deducting underwriting discounts and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted
	$’000	$’000
Ordinary Shares, par value US$0.0005 per Ordinary Share, 1,000,000,000 Ordinary Shares authorized, 18,037,500 Ordinary Shares outstanding on an actual basis, 19,787,500 Ordinary Shares issued and outstanding on an as adjusted basis	9	11
Additional paid-in capital	1,503	1,503
New additional paid-in capital	-	7,873
Capital reserves	2	2
Accumulated other comprehensive loss	(54)	(54)
Retained earnings	464	(1,487)

Total Shareholders’ Equity	1,924	7,848

Indebtedness
Bank loans	738	738
Related parties’ loans	906	906

Total Indebtedness	1,644	1,644

Total Capitalization	3,568	9,492

Indebtedness

A table describing our indebtedness as of January 31, 2024 is as follows:

Type of Debts	Securities	Terms of repayments	Annual interest rate	Actual	As adjusted
				$’000(3)	$’000(3)

Bank loans(1)	Unsecured	5 years	2.5%	738	738

Related parties’ loans(2)	Unsecured	-	-	906	906

Total Indebtedness				1,644	1,644

(1) The bank loans were guaranteed by a personal guarantee from Mr. Lim CP and a corporate guarantee from E U Holdings.

(2) The related parties’ loans were due to E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim TC and Mr. Lim KS and they were unsecured, interest-free and non-repayable on demand.

(3) The S$ amounts were converted at the rate of US$1 to S$1.3664, which was the Company’s internal exchange rate as of January 31, 2024.

39

DIVIDENDS AND DIVIDEND POLICY

When considering the distribution of a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per Share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of US$4.50 per Ordinary Share (being the mid-point of the offer price range), after deducting US$0.6 million in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$1.3 million, the pro forma as adjusted net tangible book value as of January 31, 2024 would have been approximately US$7.9 million, or US$0.40 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.29 per Ordinary Share to our existing stockholders and an immediate dilution of US$4.10 per Ordinary Share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

US$
Assumed initial public offering price per Ordinary Share	4.50
Historical net tangible book value per Ordinary Share as of January 31, 2024	0.11
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering	0.29
Pro forma net tangible book value per Ordinary Share after giving effect to this offering	0.40
Dilution per Ordinary Share to new investors participating in this offering	4.10

40

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated financial data as of November 30, 2023 and May 31, 2023 and 2022 and for the six months ended November 30, 2023 and 2022, and the financial years ended May 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the six months ended November 30, 2023 and 2022, and the financial years ended May 31, 2023 and 2022 from our audited financial statements included in this prospectus.

Results of Operations Data

	Six Months Ended November 30,				Financial Years Ended May 31,
	2023		2022		2023		2022
	S$’000	$’000	S$’000	$’000	S$’000	$’000	S$’000	$’000

Revenues	6,510	4,812	7,840	5,613	15,227	11,123	16,093	11,894
Net income	491	363	1,107	793	1,103	806	3,022	2,223

Basic and diluted net income per Ordinary Share	0.03	0.02	0.06	0.04	0.06	0.04	0.17	0.12
Weighted average number of Ordinary Shares outstanding (’000)	18,038	18,038	18,038	18,038	18,038	18,038	18,038	18,038

(1)	Calculated at the rate of S$ against US$ were at S$1.3529 (2023/11/30), S$1.3744 (2022/11/30), S$1.3690 (2023/5/31) and S$1.3530 (2022/5/31), as set forth as the Company’s internal exchange rate.

Balance Sheet Data

	As of November 30,		As of May 31,
	2023		2023		2022
	S$’000	$’000	S$’000	$’000	S$’000	$’000

Cash and cash equivalents	163	123	618	457	1,075	787
Working capital	654	496	215	159	55	41
Total assets	8,070	6,122	8,567	6,337	10,299	7,535
Total liabilities	5,511	4,180	6,534	4,833	7,969	5,830
Total shareholders’ equity	2,559	1,942	2,033	1,504	2,330	1,705

(1)	Calculated at the rate of S$ against US$ were at S$1.3181 (2023/11/30), S$1.3520 (2023/5/31) and S$1.3668 (2022/5/31), as set forth as the Company’s internal exchange rate.

41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

JBDI Holdings Limited is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material direct operations of our own, we conduct our operations through our operating subsidiaries in Singapore.

For the six months ended November 30, 2023 and 2022, our net revenue amounted to approximately $4.8 million and approximately $5.6 million, respectively, of which Singapore accounted for approximately $4 million for the six months ended November 30, 2023 and approximately $4.7 million for the six months ended November 30, 2022, respectively. Indonesia accounted for approximately $0.4 million for the six months ended November 30, 2023 and approximately $0.6 million for the six months ended November 30, 2022, respectively and Malaysia and other countries accounted for approximately $0.4 million for the six months ended November 30, 2023 and approximately $0.3 million for the six months ended November 30, 2022, respectively.

Our net income amounted to approximately $0.4 million and approximately $0.8 million for the six months ended November 30, 2023 and 2022, respectively.

For the financial years ended May 31, 2023 and 2022, our net revenue amounted to approximately $11.1 million and approximately $11.9 million, respectively, of which Singapore accounted for approximately $9.3 million in 2023 and approximately $10.1 million in 2022, respectively. Indonesia accounted for approximately $1.4 million in 2023 and approximately $1.4 million in 2022, respectively and Malaysia and other countries accounted for approximately $0.4 million in 2023 and approximately $0.4 million in 2022, respectively.

Our net income amounted to approximately $0.8 million and approximately $2.2 million for the financial years ended May 31, 2023 and 2022, respectively.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below.

●

Demand from our major customer groups – Our aggregate sales generated from our top five customers were approximately 30.1% and 34.6% of our revenue for the six months ended November 30, 2023 and 2022, respectively. In particular, sales to our largest customer amounted to approximately $0.7 million, representing 14.7% of our revenue for the six months ended November 30, 2023.

Also, our aggregate sales generated from our top five customers were approximately 31.6% and 34.9% of our revenue for the financial years ended May 31, 2023 and 2022, respectively. In particular, sales to our largest customer amounted to approximately $1.8 million, representing 16.4% of our revenue for the financial year ended May 31, 2023. Our sales are significantly affected by the demands of our customers due to vigorous price competition from competitors, supply chain shortage and disruption, and inflationary cost pressure as our customers will seek to purchase products at more competitive prices with faster delivery.

●

Fluctuations in the cost of our revenues – Finished goods formed the part of our cost of revenue, representing 23.7% and 28.4% of our total cost of revenues for the six months ended November 30, 2023 and 2022, respectively.

Also, finished goods formed the part of our cost of revenue, representing approximately 31.7% and 28.2% of our total cost of revenues for the financial years ended May 31, 2023 and 2022, respectively, respectively. Fluctuations in the price, availability, quality, cost of labor and transportation may impact the price of our finished goods, and ultimately in the selling price. We may be unable to pass all or any of these higher costs on to our customers, which could have a material adverse effect on our profitability.

The prices at which we purchase such finished goods are determined by the demand and supply forces in this industry, as well as our bargaining power with our suppliers. At the end of November 30, 2023 and May 31, 2023, the majority of our finished goods was commonly available from the market, but our cost of procurement increased significantly due to the inflationary cost pressure, labor shortages, supply chain delay and disruption during the COVID-19 pandemic. We are exploring how to diversify our procurement network to lower purchasing prices, such as through the consolidation of customer orders to negotiate better pricing. We expect continued fluctuations in the cost of finished goods to affect our margins.

42

All of the finished goods we procure, are sourced directly from the local suppliers in Singapore effort to ensure availability and adequate supply, as well as efficient delivery to our customers.

●	Financial impact of COVID-19 - The COVID-19 pandemic has caused general business disruptions in Singapore and the rest of the world.

We have been and are continuing to closely monitor the impact of COVID-19 on our business and operations. The pandemic and related actions taken by governments to limit its spread could cause a temporary closure of our operational facilities, interrupt our fulfillment or logistics systems, or severely impact the behavior and operations of our customers and suppliers.

On the onset of the COVID-19 pandemic, we developed and implemented robust COVID-19 operating protocols, while taking the appropriate steps to protect our financial stability. We experienced a reduction of margins due to our suppliers’ increase in prices, the increase in freight and handling costs, and the increase in operational costs due to manpower restrictions in the workplace (such as the increase in costs for the provision of information technology infrastructure to facilitate work-from-home arrangements or the general decrease in productivity due to physical segregation of teams). However, despite challenges presented by the COVID-19 pandemic, we have remained committed to our mission and customers, and have witnessed substantial momentum as our response to the pandemic has been implemented and certain restrictions eased.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Comparison of operating results for the six months ended November 30, 2023 and 2022

Revenue

As set forth in the following table, during the six months ended November 30, 2023 and 2022, our revenue was derived from the sales of Reconditioned and new Containers, reconditioning and waste water equipment services and sales of Recycled materials serving the chemical and oil and gas industries:

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Revenues
Sales of Reconditioned Containers	3,342	69.5	4,112	73.3
Sales of new Containers	317	6.6	259	4.6
Reconditioning services	320	6.7	361	6.4
Waste water equipment services	9	0.2	54	1.0
Sales of Recycled materials and services	824	17.0	827	14.7

Total	4,812	100.0	5,613	100.0

Our total revenue decreased by approximately $0.8 million or 14.3% to approximately $4.8 million for the six months ended November 30, 2023 from approximately $5.6 million for the six months ended November 30, 2022. Such decrease was mainly attributable to the decrease in demand for Reconditioned Containers in Singapore, and Indonesia of approximately $1 million.

Our net income amounted to approximately $0.4 million and approximately $0.8 million for the six months ended November 30, 2023 and 2022, respectively. The net income for the six months ended November 30, 2023 was mainly caused by the decrease in the local demand for Reconditioned Containers in Singapore.

Approximately 82.3% and 83.4% of our total revenue for the six months ended November 30, 2023 and 2022, respectively, were generated from customers located in Singapore. For the same six-month periods, our revenue generated from customers located in Indonesia accounted for approximately 10.2% and 11.1% of our total revenue, respectively. For the same six-month periods, our revenue generated from customers located in Malaysia accounted for approximately 7.5% and 5.5% of our total revenue, respectively.

Revenue by geographical locations

During the six months ended November 30, 2023 and 2022, the customers for our sale of Reconditioned Containers, Sales of new Containers, Reconditioning services, waste water equipment services and sales of Recycled materials were mainly located in Singapore. The following table sets out a breakdown of our revenue by geographic location of our customers for the six months ended November 30, 2023 and 2022:

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Singapore
Sales of Reconditioned Containers	2,490	62.9	3,182	67.9
Sales of new Containers	317	8.0	259	5.5
Reconditioning services	320	8.1	361	7.7
Waste water equipment services	9	0.2	54	1.1
Sales of Recycled materials	824	20.8	827	17.8

Total	3,960	100.0	4,683	100.0

43

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Indonesia
Sales of Reconditioned Containers	361	100.0	625	100.0

Total	361	100.0	625	100.0

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Malaysia and other countries
Sales of Reconditioned Containers	491	100.0	305	100.0

Total	491	100.0	305	100.0

Singapore

The revenue in Singapore decreased by approximately $0.7 million for the six months ended November 30, 2023, as compared to the corresponding six months ended November 30, 2022, and this was primarily attributable to the decrease in local demand for Reconditioned Containers.

Indonesia

The revenue in Indonesia decreased by approximately $0.3 million for the six months ended November 30, 2023, as compared to the corresponding six months ended November 30, 2022, and this was primarily attributable to the decrease in orders for Reconditioned Containers from existing customers.

Malaysia and other countries

The revenue in Malaysia and other countries increased by approximately $0.2 million for the six months ended November 30, 2023, as compared to the corresponding six months ended November 30, 2022, and this was primarily attributable to the increase in local demand for Reconditioned Containers.

Cost of revenues

During the six months ended November 30, 2023 and 2022, our cost of revenues decreased by approximately $0.5 million or 31.3% to approximately $1.1 million for the six months ended November 30, 2022 from approximately $1.6 million for the six months ended November 30, 2022 Such decrease was mainly attributable to the decrease in our sales in Singapore and Indonesia of approximately $1 million.

Gross profit and gross profit margin

Our total gross profit amounted to approximately $3.7 million and approximately $4 million for the six months ended November 30, 2023 and 2022, respectively. Our overall gross profit margins were approximately 76.3% and 71.6%for the six months ended November 30, 2023 and 2022, respectively. Our total gross profit increased during the six months ended November 30, 2023 from the corresponding period in 2022 generally due to better profit margins from the sales of Containers.

44

Selling and distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and transportation expenses for inbound and outbound shipments. The following table sets forth the breakdown of our selling and distribution expenses for the six months ended November 30, 2023 and 2022:

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Advertising	3	4.2	-	-
Commission	20	28.2	19	19.0
Freight charges	36	50.7	73	73.0
Transportation	4	5.6	3	3.0
Travelling	8	11.3	5	5.0

Total	71	100.0	100	100.0

Our selling and distribution expenses remained relatively stable at approximately $0.1 million and approximately $0.1 million for the six months ended November 30, 2023 and 2022, respectively, representing 1.5% and 1.8% of our total revenue for the corresponding six-month periods.

Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the six months ended November 30, 2023 and 2022:

	Six Months Ended November 30,
	2023		2022
	$’000%		$’000%

Depreciation	259	8.1	264	8.9
Salaries and related costs	1,967	61.5	1,727	58.2
Repair and maintenance	22	0.7	42	1.4
Upkeep of motor vehicles	173	5.4	200	6.7
Logistics services	399	12.5	372	12.5
Management fees	133	4.2	129	4.3
Others	244	7.6	232	8.0

Total	3,197	100.0	2,966	100.0

An increase in administrative expenses by approximately $0.2 million from approximately $3 million for the six months ended November 30, 2022 to approximately $3.2 million for the six months ended November 30, 2023, respectively, representing 66.4% and 52.8% of our total revenue for the relevant six month periods.

Staff costs mainly represented salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. Staff costs increased to approximately $2 million for the six months ended November 30, 2023 from $1.7 million for the six months ended November 30, 2022, respectively.

45

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses mainly comprised insurance expenses, office supplies, legal and professional fees, repair and maintenance, vehicles upkeep and other miscellaneous expenses.

Other Income, Net

The following table sets forth the breakdown of our other income (expense) for the six months ended November 30, 2023 and 2022:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Interest incomes	*	*
Interest expenses	(21)	(24)
Government grants	16	36
Other incomes	67	34

Total	62	46

*The figures are insignificant.

Interest expenses were approximately $0.02 million for the six months ended November 30, 2023 and approximately $0.02 million for the six months ended November 30, 2022 from our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

The Jobs Support Scheme is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 9-month period up to July 2020, and 10% to 50% of the same in the subsequent seven-month period from September 2020 to March 2021. For the six months ended November 30, 2023 and 2022, there was no Jobs Support Scheme income received, respectively.

Income Tax Expenses

During the six months ended November 30, 2023 and 2022, our income tax expense was comprised of our current tax expense for the relevant six months periods.

For the six months ended November 30, 2023, our income tax was approximately $0.1 million and our effective tax rate was 16.1% due to the decrease in non-deductible expenses. Such income tax decrease was generally in line with the decrease in our profit for the six months periods.

For the six months ended November 30, 2022, our income tax was approximately $0.2 million and our effective tax rate was 20.6% due to the increase in non-deductible expenses. Such income tax increase was generally in line with the increase in our profit for the six months periods.

Net Income

As a result of the foregoing, our net income amounted to approximately $0.4 million and approximately $0.8 million for the six months ended November 30, 2023 and 2022, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

46

Cash flows

The following table summarizes our cash flows for the six months ended November 30, 2023 and 2022:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Cash and cash equivalents at beginning of the period	457	787

Net cash provided by operating activities	432	1,014
Net cash used in investing activities	(7)	(53)
Net cash used in from financing activities	(788)	(1,149)
Effect on exchange rate change on cash, cash equivalents and restricted cash	29	11

Net change in cash and cash equivalents	(334)	(177)

Cash and cash equivalents as at end of the period	123	610

Cash flows from operating activities

For the six months ended November 30, 2023, our net cash provided by operating activities was approximately $0.4 million, which primarily consisted of our net income of $0.5 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of approximately $0.2 million, and (ii) the decrease in accounts receivables of approximately $0.04 million, and was partially offset by (a) the decrease in accounts payables of approximately $0.1 million, (b) the increase in inventories of approximately $0.1 million and (c) tax payment of approximately $0.1 million.

For the six months ended November 30, 2022, our net cash provided by operating activities was approximately $1 million, which primarily consisted of our net income of $0.8 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of approximately $0.3 million, and (ii) the decrease in accounts receivables of approximately $0.2 million, and was partially offset by (a) the decrease in accounts payables of approximately $0.1 million and (b) tax payment of approximately $0.1 million.

Cash flows from investing activities

For the six months ended November 30, 2023, our net cash used in investing activities was approximately $0.01 million, primarily consisting of the purchase of property, plant and equipment.

For the six months ended November 30, 2022, our net cash used in investing activities was approximately $0.1 million, primarily consisting of the purchase of property, plant and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of dividend paid, interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the six months ended November 30, 2023, our net cash used in financing activities of approximately $0.8 million, which mainly consisted of bank loan and lease liabilities repayment of approximately $0.2 million, repayment to related parties of approximately $0.6 million.

For the six months ended November 30, 2022, our net cash used in financing activities of approximately $1.1 million, which mainly consisted of bank loan and lease liabilities repayment of approximately $0.2 million, repayment to related parties of approximately $0.9 million.

Comparison of operating results for the financial years ended May 31, 2023 and 2022

Revenue

As set forth in the following table, during the financial years ended May 31, 2023 and 2022, our revenue was derived from the sales of Reconditioned Contains, the sales of new Containers, Reconditioning services, waste water equipment services and sales of Recycled materials and services serving the chemical and oil and gas industries:

	Financial Years Ended May 31,
	2023		2022
	$’000%		$’000%

Revenues
Sales of Reconditioned Containers	8,021	72.1	8,433	70.9
Sales of new Containers	505	4.5	551	4.6
Reconditioning services	1,365	12.3	755	6.3
Waste water equipment services	109	1.0	111	0.9
Sales of Recycled materials and services	1,122	10.1	2,044	17.3

Total	11,122	100.0	11,894	100.0

47

Our total revenue decreased by approximately $0.8 million or 6.5% to approximately $11.1 million for the financial year ended May 31, 2023 from approximately $11.9 million for the financial year ended May 31, 2022. Such decrease was mainly attributable to the decrease in Singapore of the sales of Reconditioned Containers, the sales of new Containers, and the sales of Recycled materials and services of approximately $0.7 million as a result of a fall in local demand.

Our net income amounted to approximately $0.8 million and approximately $2.2 million for the financial years ended May 31, 2023 and 2022, respectively. The lower net income for the financial year ended May 31, 2023 was mainly caused by a decrease in sales and an increase in expenses discussed below.

Approximately 84.0% and 84.8% of our total revenue for the financial years ended May 31, 2023 and 2022, respectively, was generated from customers located in Singapore. For the same financial years, our revenue generated from customers located in Indonesia accounted for approximately 12.7% and 11.8% of our total revenue, respectively. For the same financial years, our revenue generated from customers located in Malaysia accounted for approximately 3.3% and 3.4% of our total revenue, respectively.

Revenue by geographical locations

During the financial years ended May 31, 2023 and 2022, the customers for our Reconditioned Containers, the new Containers, Reconditioning services, waste water equipment services and Recycled materials and services were mainly located in Singapore. The following table sets out a breakdown of our revenue by geographic location of our customers for the financial years ended May 31, 2023 and 2022:

	Financial Years Ended May 31,
	2023		2022
	$’000%		$’000%

Singapore
Sales of Reconditioned Containers	6,243	66.8	6,630	65.7
Sales of new Containers	505	5.4	551	5.5
Reconditioning services	1,365	14.6	755	7.5
Waste water equipment services	109	1.2	111	1.1
Sales of Recycled materials	1,122	12.0	2,044	20.2

Total	9,344	100.0	10,091	100.0

	Financial Years Ended May 31,
	2023		2022
	$’000%		$’000%

Indonesia
Sales of Reconditioned Containers	1,411	100.0	1,405	100.0

Total	1,411	100.0	1,405	100.0

	Financial Years Ended May 31,
	2023		2022
	$’000%		$’000%

Malaysia and other countries
Sales of Reconditioned Containers	367	100.0	398	100.0

Total	367	100.0	398	100.0

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Singapore

The revenue in Singapore decreased by approximately $0.8 million for the financial year ended May 31, 2023, as compared to the corresponding financial year ended May 31, 2022, and was primarily attributable to the decrease in the sales of Reconditioned Containers, the sales of new Containers, and the sales of Recycled materials and services.

Indonesia

The revenue in Indonesia remained stable at approximately $1.4 million for the financial years ended May 31, 2023 and 2022.

Malaysia and other countries

Revenues from Malaysia and other countries remained stable at approximately $0.4 million for the financial years ended May 31, 2023 and 2022.

Cost of revenues

During the financial years ended May 31, 2023 and 2022, our cost of revenues increased by approximately $0.1 million or 5.1% to approximately $3.5 million for the financial year ended May 31, 2023 from approximately $3.4 million for the financial year ended May 31, 2022. Such increase was mainly attributable to the increase in the price of the raw materials.

Gross profit and gross profit margin

Our total gross profit amounted to approximately $7.6 million and approximately $8.5 million for the financial years ended May 31, 2023 and 2022, respectively. Our overall gross profit margins were approximately 68.3% and 71.8% for the financial years ended May 31, 2023 and 2022, respectively. Our total gross profit decreased during the financial year ended May 31, 2023 from the financial year ended May 31, 2022, primarily due to the lower profit margins through the sales of Reconditioned Containers.

Selling and distribution expenses

Our selling and distribution expenses mainly included promotion and marketing expenses and transportation expenses for inbound and outbound shipments. The following table sets forth the breakdown of our selling and distribution expenses for the financial years ended May 31, 2023 and 2022:

	Financial Years ended May 31,
	2023		2022
	$’000%		$’000%

Advertisement and promotion	2	1.6	4	1.8
Commission	30	23.6	31	13.7
Freight charges	83	65.4	179	78.9
Transportation	6	4.7	6	2.6
Travelling	6	4.7	7	3.0

Total	127	100.0	227	100.0

Our selling and distribution expenses decreased by approximately $0.1 million or 44.1% to approximately $0.1 million for the financial year ended May 31, 2023 from approximately $0.2 million for the financial year ended May 31, 2022, representing approximately 1.1% and 1.9% of our total revenue for the corresponding financial years.

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Administrative expenses

The following table sets forth the breakdown of our administrative expenses for the financial years ended May 31, 2023 and 2022:

	Financial Years Ended May 31,
	2023		2022
	$’000%		$’000%

Depreciation	523	7.9	493	8.7
Salaries and related costs	3,787	57.3	3,231	56.7
Repair and maintenance	71	1.1	129	2.2
Upkeep of motor vehicles	361	5.5	317	5.5
Logistics services	789	11.9	710	12.5
Management fees	263	4.0	266	4.7
Impairment on equipment	294	4.5	-	-
Others	516	7.8	553	9.7

Total	6,604	100.0	5,699	100.0

Administrative expenses were at approximately $6.6 million and approximately $5.7 million for the financial years ended May 31, 2023 and 2022, respectively, representing approximately 59.4% and 48.2% of our total revenue for the corresponding financial years.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our employees and directors’ remuneration. Staff costs were approximately $3.8 million and approximately $3.2 million for the financial years ended May 31, 2023 and 2022, respectively.

Depreciation expense is charged on our property, plant and equipment which includes (i) leasehold buildings; (ii) right-of-use assets; (iii) motor vehicles; and (iv) office equipment, and furniture and fittings.

Miscellaneous expenses were mainly comprised insurance expenses, office supplies, legal and professional fees, repair and maintenance, vehicles upkeep and other miscellaneous expenses.

Other Income, Net

The following table sets forth the breakdown of our other income (expense) for the financial years ended May 31, 2023 and 2022:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Interest incomes	*	*
Interest expenses	(47)	(55)
Government grants	158	73
Gain on disposal of property, plant and equipment	1	-
Other incomes	108	15

Total	220	33

*The figures are insignificant.

Interest expenses were approximately $0.05 million for the financial year ended May 31, 2023 and approximately $0.06 million for financial year ended May 31, 2022 from our bank loans and financing facilities. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

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Income Tax Expenses

During the financial years ended May 31, 2023 and 2022, our income tax expense was comprised of our current tax expense for the relevant financial year.

For the financial year ended May 31, 2023, our income tax was approximately $0.3 million and our effective tax rate was 25.9% due to the increase in non-deductible expenses.

For the financial year ended May 31, 2022, our income tax was approximately $0.4 million and our effective tax rate was 13.2% due to the decrease in non-deductible expenses. Such income tax decrease was generally in line with the increase in our profit for the financial year.

Net Income

As a result of the foregoing, our net income amounted to approximately $0.8 million and approximately $2.2 million for the financial years ended May 31, 2023 and 2022, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

Cash flows

The following table summarizes our cash flows for the financial years ended May 31, 2023 and 2022:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Cash and cash equivalents at beginning of the year	787	1,247

Net cash provided by operating activities	1,657	2,987
Net cash used in investing activities	(46)	(926)
Net cash used in financing activities	(1,969)	(2,453)
Effect on exchange rate change on cash, cash equivalents and restricted cash	28	(68)

Net change in cash and cash equivalents	(330)	(460)

Cash and cash equivalents as at end of the year	457	787

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Cash flows from operating activities

For the financial year ended May 31, 2023, our net cash provided by operating activities was approximately $1.7 million, which primarily consisted of our net income of approximately $1.1 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of approximately $0.5 million, (ii) the increase in accounts payables of approximately $0.1 million, and (iii) the decrease in accounts receivables of approximately $0.3 million, and was partially offset by (a) the increase in inventories of approximately $0.04 million and (b) the decrease of tax payables of approximately $0.2 million.

For the financial year ended May 31, 2022, our net cash provided by operating activities was approximately $2.9 million, which primarily consisted of our net income of approximately $2.2 million, adding back (i) the non-cash depreciation of property, plant and equipment and right-of-use assets of approximately $0.5 million, (ii) the increase in accounts payables of approximately $0.6 million, and (iii) tax refund of approximately $0.5 million, and was partially offset by (a) the increase in accounts receivables of approximately $0.9 million, and (b) the increase of inventories of approximately $0.04 million.

Cash flows from investing activities

For the financial year ended May 31, 2023, our net cash used in investing activities was approximately $0.05 million, primarily consisting of the purchase of property, plant and equipment.

For the financial year ended May 31, 2022, our net cash used in investing activities was approximately $0.9 million, primarily consisting of the purchase of property, plant and equipment.

Cash flows from financing activities

Our cash flows used in financing activities primarily consists of dividend paid, interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

For the financial year ended May 31, 2023, our net cash used in financing activities of approximately $2 million, which mainly consisted of bank loan and lease liabilities repayment of approximately $0.4 million and dividend payment of approximately $1.6 million.

For the financial year ended May 31, 2022, our net cash used in financing activities of approximately $2.5 million, which mainly consisted of bank loan and lease liabilities repayment of approximately $0.4 million and dividend payment of approximately $2.1 million.

Accounts receivable, net

Our net accounts receivable decreased from approximately $2.3 million as of May 31, 2023 to approximately $2.2 million as of November 30, 2023. The decrease was primarily attributable to lower sales for the six months ended November 30, 2023.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We generally offer credit periods of 30 to 90 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable, net, based on the invoiced date as of the dates mentioned below:

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000

Within 30 days	817	1,378
Between 31 and 60 days	401	237
Between 61 and 90 days	223	194
Over 90 days	802	495

Total accounts receivable, net	2,243	2,304

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Movements in the provision for impairment of accounts receivable are as follows:

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000

Opening balance	110	160
Write-off of loss allowance	(23)	(50)

Closing balance	87	110

We have a policy for determining the allowance for impairment based on the evaluation of collectability and aging analysis of accounts receivable and on management’s judgement, including the change in credit quality, the past collection history of each customer and the current market condition.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

During the six months ended November 30, 2023, the financial year ended May 31, 2023 and 2022, other than the loss allowance provision discussed above, no impairment loss was provided for amounts that were past due.

Accounts payable

The general credit terms from our major suppliers are payment within 30 days. Our accounts payable decreased from approximately $0.8 million as of May 31, 2023 to approximately $0.7 million as of November 30, 2023 which was generally in line with the decreased purchases from the suppliers. We generally pay our accounts payable within 30 days of receipt of invoice. Our average payables turnover days remained relatively stable and amounted to approximately 115 days as of November 30, 2023 and approximately 84 days as of May 31, 2023.

We did not have any material default in payment of accounts payable during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constrains our cash liquidity.

We had the following contractual obligations and lease commitments as of November 30, 2023:

Contractual Obligations	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 Years
	$’000	$’000	$’000	$’000	$’000

Operating lease commitment	1,260	113	209	166	772
Bank loan repayment	813	386	427	-	-

Total obligations	2,073	499	636	166	772

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We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Bank Indebtedness

Bank Borrowings	Terms of repayments	Annual interest rate	As of November 30, 2023	As of May 31, 2023
			$’000	$’000

Term loans	5 years	2.5%	813	979

Total			813	979

As of November 30, 2023 and May 31, 2023, bank borrowings were obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 2.5% and are repayable in 5 years.

The Company’s bank borrowings currently are guaranteed by personal guarantee from Mr. Lim CP and corporate guarantee from E U Holdings.

Capital commitments

As of November 30, 2023 and May 31, 2023, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of November 30, 2023 and May 31, 2023, we have not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

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We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act. As a result of our election, our financial statements may not be comparable to those of companies that comply with public company effective dates.

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right of use assets, and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the date of the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar or “US$” and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars or “S$”, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash and cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore. There are no material accounts of the Company or any subsidiary in other jurisdictions.

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●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all reasonable means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Factory and office equipment	5 years
Factory improvement	5 years
Leasehold factory premises	30 years
Furniture and fittings	10 years
Machinery and equipment	10 years
Motor vehicles and forklifts	5 years
Renovation	5 years
Leasehold land	20 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

The Company receives some of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

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The majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced;
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 9% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the six months ended November 30, 2023 and the financial year ended May 31, 2023 and 2022.

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

57

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the financial years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of November 30, 2023 and May 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level.

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, the Company has one reporting business segment.

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●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; € management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangement, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments And Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, restricted cash, and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of November 30, 2023, bank and cash balances of approximately $0.1 million were maintained at financial institutions in Singapore, of which approximately $0.1 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

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Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Impact of Inflation

According to the Monetary Authority of Singapore (the “MAS”), the year-over-year percentage changes in the consumer price index for 2022 and 2021 were 4.1% and 2.3%, respectively as reported by the MAS at www.mti.gov.sg/monetary-policy/consumer-price-developments. The MAS core inflation as of July 2023 was 3.8% as compared to January 2023 of 5.5% and barring unforeseen circumstances, we expected to not continue to increase. Inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will be unaffected by higher inflation rates in Singapore or globally in the future.

Seasonality

We have not observed any significant seasonal trends. Our Directors believe that there is no apparent seasonality factor affecting the industry that our Group is operating in.

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Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the United States Dollar, and almost all of our consolidated revenues and consolidated costs and expenses.

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HISTORY AND CORPORATE STRUCTURE

Corporate Structure

Our Company was incorporated in the Cayman Islands on October 11, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is $500,000 divided into 500,000,000 Ordinary Shares, par value of $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

Prior to a group reorganization, JBDI was the holding company of a group of companies comprised of Jurong Barrels and JBD Systems. JBDI held as to 52.16% by E U Holdings, 4.76% by Mr. Lim CP, 14.26% by Ms. Siow KL, 4.76% by Mr. Lim KS, 14.26% by Mr. Lim TC, 4.90% by Goldstein and 4.90% by Arc Development, the latter two of which are an independent third parties. Upon completion of the reorganization, E U Holdings owns 4,704,180 Ordinary Shares, Mr. Lim CP owns 429,292 Ordinary Shares, Ms. Siow KL owns 1,286,074 Ordinary Shares, Mr. Lim KS owns 429,292 Ordinary Shares, Mr. Lim TC owns 1,286,074 Ordinary Shares, Goldstein owns 441,919 Ordinary Shares and Arc Development owns 441,919 Ordinary Shares of the Company respectively, and JBDI, Jurong Barrels and JBD Systems become directly/indirectly owned subsidiaries. Upon completion of our reorganization whereby the entire share capital of JBDI, Jurong Barrels and JBD Systems were transferred to us, our Group comprised JBDI, Jurong Barrels and JBD Systems as our direct and indirect wholly-owned subsidiaries, respectively.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus assuming an internal group reorganization has been completed with percentages held pre and post offering.

(1)	E U Holdings, a company incorporated in Singapore and owned as to 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.
(2)	Arc Development, a company incorporated in Hong Kong and owned as to 100% by Mr. Hinson Leung.
(3)	Goldstein, a company incorporated in the BVI and owned as to 100% by Mr. Tan Kok Chuan, an Independent Third Party.

Entities

A description of our principal operating subsidiaries is set out below.

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Jurong Barrels

On November 17, 1983, Jurong Barrels was incorporated in Singapore as a private company with limited liability. Jurong Barrels commenced business in 1984 and is principally engaged in the sale and distribution of revitalized and Reconditioned steel drums in Singapore. As part of a group reorganization effective May 30, 2023, Jurong Barrels became an indirect wholly-owned subsidiary of our Company.

JBD Systems

On May 4, 2017, JBD Systems was incorporated in Singapore as a private company with limited liability. JBD Systems’ main business is the provision of wastewater treatment services. As part of a group reorganization effective May 30, 2023, JBD Systems became an indirect wholly-owned subsidiary of our Company.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones
1976	Mr. Lim CP joined our business to assist his father and to be groomed to take over the business and thereafter, registered Lim Chwee Poh Trading Co.

1983	Mr. Lim CP and his partner registered the company, Good Industries Pte Ltd, to commence the business in the trading of used Containers.

1984	Mr. Lim CP together with his 2 brothers acquired the shares of his partner and Good Industries Pte Ltd changed its name to Jurong Barrels.

1994	Jurong Barrels took over the entire business operations of Lim Chwee Poh Trading Co. and Lim Chwee Poh Trading Co. ceased to carry on business.

2005	Jurong Barrels acquired KDS as a wholly-own subsidiary to expand its warehousing facilities.

2016	Mr. Lim CP’s brothers divested their 60% stake in Jurong Barrels and 100% stake in KDS respectively to E U Holdings.

2017	Jurong Barrels ventured into the waste water treatment business holding a 51% stake in JBD Systems.

2020	Jurong Barrels acquired the remaining 49% stake in JBD Systems to consolidate 100% control.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited’s (“Frost & Sullivan”) industry report commissioned by us entitled “The Singapore Drum Reconditioning Market” (the “Frost & Sullivan Report”) dated March 2023 unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF MACRO ECONOMIC ENVIRONMENT IN SINGAPORE

Oil Consumption in Singapore

Oil consumption in Singapore has declined slightly at a CAGR of approximately-1.2% during 2016 to 2022, from 1,372 thousand barrels per day to 1,278 thousand barrels per day during 2016 to 2022. The slight decline was primarily owing to the outbreak of the COVID-19 where business operations, manufacturing pipelines and the transportation and logistics industry were heavily disrupted and subdued.

Source: The Frost & Sullivan Report

Note: Latest Available Figure in 2022

Export volume of Organic Chemical

The export volume of organic chemicals has risen steadily from 6,800.9 thousand tons in 2017 to 4,588.7 thousand tons in 2023, representing a CAGR of approximately -6.3%. The main export items include cyclic hydrocarbons, acyclic alcohols and their halogenated, sulphonated, nitrated or nitrosated derivatives, acyclic hydrocarbons, phenols, ketones and quinones. In liquid form, drums and IBC totes are the essential transportation medium of these chemicals.

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Source: The Frost & Sullivan Report

OVERVIEW OF DRUM RECONDITIONING MARKET IN SINGAPORE

Definition and Classification

A drum, also called a barrel, is a cylindrical container used for the transportation and storage of liquids and powders. Drums can be made of steel, aluminium, nickel, dense paperboard, and polyethylene. Drums are often stackable, with ranges of dimensions designed for efficient warehouse and logistics use. Provided with a protective interior coating, in most cases a synthetic resin, steel drums or pails can be used for packaging most liquid and solid substances. Drums are required to comply with certain applications in order to be deployed for shipments. The two main types of drums are open-head and tight-head drums, which can both be reconditioned and recycled. Reusing steel drums for other purposes without reconditioning can lead to cross-contamination.

Intermediate bulk containers (‘IBC”) are industrial-grade containers engineered for the mass handling, transport, and storage of liquids, semi-solids, pastes, or solids. IBC are stackable, reusable, versatile containers with an integrated pallet base mount that provides forklift and/or pallet jack maneuverability. These containers can be made from metal, plastic, or a composite construction of the two materials.

Drum and IBC reconditioning involves refurbishment of used containers offer an environmentally and cost-effective alternative to the marketplace in lieu of procuring new drums and IBC. The cleaning and reconditioning processes include a series of working procedures where the application of air pollution control may also be required to address volatile organic compounds, hazardous air pollutants, and odors.

In order to run a drum reconditioning facility, the following machineries are needed, including automated spray booth, drum oven, external washing machine, hydraulic chimer machine, hydraulic horizontal de-denter machine, hydraulic vertical de-denter machine, internal washing machine with hot air blower, conveyor system and upender.

Operating process

Industrial Container and Drum Cleaning (ICDC) facilities clean and recondition metal and plastic drums and intermediate bulk containers (IBCs) for resale, reuse, or disposal. The reconditioning process includes the cleaning, restoring, testing, and certifying of industrial containers which may have previously contained materials such as paints, resins, tars, adhesives, oils, soaps, solvents, cleaners, or related materials. The interiors and exteriors of the drums are cleaned and reconditioned to prevent contamination of materials from one cargo shipment to the next and to ensure the integrity of the containers.

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Value Chain

The value chain of the drum reconditioning service industry in Singapore consists of (i) upstream suppliers, manufacturers of new drum and IBC; (ii) midstream drum and IBC reconditioning services providers; and (iii) end users of drum and IBC.

Upstream drum manufacturing includes processes such as basic forming, welding, coating, and painting, producing tight head drums and open top drums.

Drum and IBC reconditioning service providers offer (i) services or upon receipt of used drums from downstream end-users; (ii) sales of reconditioned drums. Drums with pristine condition that are free from rust would undergo standardized degreasing procedure. Subsequently, degreased drums are prepared and painted to meet clients’ needs and may be used in various downstream industries. Other drums that have been previously used in the varnish and paint industries can be reconditioned and used to contain low grade industrial oil products.

Downstream end users refer to industry players in the agricultural, chemical, pharmaceutical and petroleum industries where transportation of liquids and powders is extensively required during their business process.

At the end of the lifecycle of drums and IBCs, where overwhelming damage and rust are found, they are decomposed and their steel or plastics scraps recycled to manufacturers of new drums and IBC.

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Market Overview of Drum Reconditioning in Singapore

The demand for drum and IBC reconditioning in Singapore is primarily driven by (i) the consumption of crude oil and respective petrochemical and lubricant products; (ii) organic chemicals and solvents in liquid form; and (iii) solid and liquid food and pharmaceuticals. The market size of drum reconditioning in Singapore has decreased from S$189.1 million to S$174.2 million during 2017 to 2023, representing a CAGR of approximately -1.4%. The rising awareness of reconditioning in lieu of the procurement of new drums owing to the eco-friendliness and cost efficiency has contributed to the steady growth of the industry. Going forward, the adoption of automation and advanced operational technology is expected to accelerate the yearly turnover of drums reconditioned which in turn, drives the sales of reconditioned drums and drums reconditioning services. Coupled with downstream players’ stable demand for reconditioning, the market size is expected to attain S$207.5 million in 2027, representing a CAGR of approximately 4.5% during 2023 to 2027.

Note: The market size of drum reconditioning refers to the sum of revenue generated from (i) drum reconditioning services, and (ii) sales of reconditioned drums.

Market Drivers Analysis

Thriving Downstream Demand Globally: Drums and IBCs are essential transportation medium enabling higher operational efficiency and effectiveness in shipping bulk quantities of commodities, especially in liquid form. It offers cost-effective transport packaging solutions for the shipment of both hazardous and non-hazardous materials. Apart from deploying new drums and IBCs, increasing number of corporations is in favor of recycled drums as an environmentally and cost-effective alternative with a view to reducing carbon footprint and procurement cost involved. Further, the demand for drums and IBCs is highly associated with the development of the various downstream industry, while the downstream customers of such products are principally, chemical and fertilizers traders and market players in the petroleum and related lubricant industry. In particular, the global market size of fertilizers has reached US$193.3 billion in 2021 and is expected to attain US$241.9 billion in 2030, representing a CAGR of approximately 2.5%. According to the International Energy Agency, the global crude oil demand has reached approximately 96.5 million barrels per day in 2021, while it is expected to reach more than 104 million barrels per day in 2026. With the steady development of the downstream industries, the demand for reconditioned drum and IBC is expected to grow alongside.

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Advocacy of Economic Efficiency and Environmental Consciousness: According to the U.S. Bureau of Labor Statistics, the producer price index of metal barrels and drums has increased at a CAGR of approximately 13.3% during 2016 to 2021, especially and significantly affected by the outbreak of the COVID-19 which led to the disruption of supply chain, the market was affected by a lack of resources at production sites and hence a surging price level since 2020. Further, the use of reconditioned drums and containers is proven to have substantial benefit on the carbon footprint reduction. Eco-friendliness has been highly regarded by downstream corporates in order to fulfill corporate social responsibility, reduce environmental footprint and achieve business sustainability. In turn, the frequent turnaround of transportation of liquid commodities entails a high demand for drums and IBCs, where reconditioned drums and IBC generate less carbon dioxide, and reduce the quantity of raw and finished materials required for manufacturing new drums and IBC. In addition, climate-friendly products such as recyclable fiber drums are increasingly favored by customers, market participants are tracking constantly on the market dynamics to meet the demand.

Continuous Development of Singapore Transportation Hub: As a country with a well-developed transportation system and infrastructure, Singapore leads as a transportation hub in the region. Singapore has been one of the top ranked countries in the Asia Pacific Region in terms of the consumption of various types of fuel oil. In 2021, approximately 1.33 million barrels of oil were consumed daily in Singapore, ranked 15th internationally. Singapore also accounts for approximately 47.4% of the consumption volume of marine fuel in Asia Pacific. As such, an established value chain and industry agglomeration has been built and gathered along the coastline of Singapore in regard to the usage, transportation, handling, reconditioning, and recycling of drums and IBCs handled by respective upstream, midstream, and downstream industry stakeholders. The geographical proximity ensures a shorter lead time along the life cycle of drums and IBCs, accelerating the turnover and thereby stimulating the drum reconditioning industry in Singapore.

Key Trends

Automation Incorporated into Operational Process: Industrial Container and Drum Cleaning (ICDC) facilities are primarily deployed during the cleaning and reconditioning of drums. The ease of container reconditioning becomes something that helps all involved in the container’s life-cycle. Automated machinery is effective in minimizing employee exposure to problematic and hazardous residue leftovers in used drums and IBCs, as well as streamlining manual effort in repetitive procedures such as removing label stickers on used items, thereby attaining operational efficiency and cost reduction. Besides, the adoption of enterprise resources management system coupled with predictive maintenance technology enable industry players to closely monitor the inventory level and utilisation rate in a highly automatic manner. Established industry players can leverage its research and development capabilities in creating and modifying machineries in order to perform additional and more sophisticated tasks of sales and reconditioning of drums and IBC.

Market Consolidation: In the drum reconditioning industry, large-scale industry players can leverage its economies of scale and offer reconditioning services at a lower cost and sell reconditioned drums and IBC at more competitive price compared to niche players. However, the reconditioning of different types drums in terms of the raw material constituted and previous stored content, may require specific industrial procedure in terms of cleaning and processing. There is an increasing number of mergers and acquisitionss within the industry as industry players are looking to expand their capability and capacity.

Geographical Expansion: The operational procedure and technical know-how of drum reconditioning is regarded as standardized and transferrable from one operating location to another. Existing players leverage their resources and business network and tend to seek opportunities in other geographical locations to expand their business presence and garner regional or even global foothold. Growing industry players can provide integrated and tailor-made services to scalable and regional downstream clients, where cross-selling is more feasible across different regions and presents potential business opportunities. For instance, market participants in Singapore may seek to expand their capacity and provide offerings in other Southeast Asia countries such as Malaysia and Indonesia.

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Growing Adoption of Lean Management: In recent years, market participants of drum reconditioning have been increasingly adopting the lean management approach, which involves minimum waste generation with conservation of valuable materials to save cost, revamp of work plan to reduce cost and increase inefficiency during operation, and creation of a regular loop of dependable inventory. The incorporation of data-based resources management system has also been conducive in decision making, identifying root causes, and propelling continuous improvement in implementing lean management.

Competition Overview

In 2023, the market of drum reconditioning in Singapore is relatively consolidated with less than 100 industry participants engaged in sales of reconditioned drums and drum reconditioning services. In 2023, there are 214 toxic industrial waste collectors licensed under the Environmental Public Health (Toxic Industrial Waste) Regulation in Singapore, of which 15 are engaged in the industrial waste collection from container. Large scale market participants generally have diversified product portfolio and are involved in all parts of the value chain. They collect, recycle, and sell a full line of reconditioned steel and plastic drums and IBC Tote tanks.

We are a leading player of drum reconditioning in Singapore. We recorded revenue of S$15.2 million in 2022, accounting for 9.1% of the 2022 market share in Singapore in terms of revenue.

Factors of Competition

Reputation and Industry Experience: A strong track record with long-standing reputation is highly preferred by clients in drum reconditioning in Singapore. The leading players have established partnerships with clients and other industry stakeholders in pervious services delivery. The recognition and trust built on past project reference comes as the core competences and retain the market leadership in Singapore. As a result, companies with proven product quality and service offerings are likely to stand out in the drum reconditioning market in Singapore.

In-house Capability and Development Strategy: It is observed that the leading players are consolidating the resources in the expansion of in-house capabilities to further enhance the position in sales of reconditioned drums and drum reconditioning. On the other hand, the players also formulate the development strategy to keep pace with the market trends, including the sales and marketing, and services offering development, on a regular basis. The up-to-date business strategy not only helps the companies to have a better market position but also stand a better chance of acquiring customers.

Financial Capability: A sufficient capital reserve is required prior to commencement of works, which incurs net cash outflows at the early stage of projects for materials and machinery procurement and labor cost. Financial capability, therefore, determines the scale of operation. Therefore, the capital strength is one of the most important competition focuses in the drum reconditioning market in Singapore.

Entry Barriers

Strong track record: A strong track record with long-standing reputation is one of the most important entry barriers for the drum reconditioning industry. A proven track record and reputation possessed by market participant enable them to satisfy customers’ requirement and maintain a solid customer base from major customers that support a sustainable development of the business.

Industry Expertise and Service Offering: The major industry players are increasing competitiveness by providing integrated solutions in the form of various value-added services such as removal, cleaning, reconditioning and destruction of barrels, drums, and other containers, which are highly preferred by the customers. As such, industry expertise and integrated solutions add value to clients, serving as an entry barrier to the new market entrants.

Technical Knowhow: Technical knowledge is one the key barriers for new market entrants of drums reconditioning. Market participants are required to have a strong understanding towards collection and recycling of industrial waste. With technical know-how, the performance of the existing players and their quality of works can be assured to meet quality standards. Comparatively, new market entrants without technical know-how and experienced management teams may be less competitive.

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BUSINESS

Overview

We are a supplier of a wide range of Reconditioned and new Containers based in Singapore. Our products include Reconditioned and new steel drums, plastic drums, carboys and IBCs with different capacities and our customers span across various industries such as solvent, chemical, petroleum and edible product oil industries. We have been in this line of business for close to 40 years. We have been accredited with ISO 9001 (quality management) for Reconditioning of drums since October 2008 and we have established ourselves to be a supplier of a wide range of Reconditioned and new Containers mainly serving the local Singapore market, and we also serve customers in Indonesia and Malaysia.

Our mission is to make it our corporate social responsibility to offer environmentally friendly, efficient, innovative and reliable products and services primarily in Singapore and also for the Southeast Asia region to help our customers move towards a zero environmental impact footprint and to save costs and achieve better allocation of resources in the process. We primarily tender and bid for their used Containers from companies operating in the solvent, chemical, petroleum and edible product oil industries and Recondition them before selling them to our customers operating in those industries. We also source a range of new Containers from suppliers in The People’s Republic of China and Malaysia for sale to our customers. Apart from the selling of Containers, we also provide ancillary services to our customers, including (i) Reconditioning services for used Containers; (ii) disposal and collection/delivery services; and (iii) wastewater treatment services. During the Reconditioning of used Containers, we identify those Containers which cannot be Reconditioned for scrapping or Recycle and we also derive revenue from the sale of such scraps, Recycled materials as well as other miscellaneous items that we collect during the provision of our services mentioned above. Our revenue for the six months ended November 30, 2023, and the financial years ended May 31, 2023 and 2022 amounted to approximately $4.8 million, $11.1 million and approximately $11.9 million, respectively. Over 75% of our revenue during the six months ended November 30, 2023, and the financial years ended May 31, 2023 and 2022 was derived from the sale of Reconditioned and new Containers.

History and Development

Mr. Lim CP’s father engaged in the trading of used Containers with Indonesian customers in the 1960s and Mr. Lim CP started assisting his father and registered a sole proprietorship Lim Chwee Poh Trading Co. (which was terminated in 1994) to carry on the same business in 1976. As Mr. Lim CP traded in used Containers, he realized that there would be room for bigger profit margin if he Reconditioned the used Containers and traded on Reconditioned Containers instead. He set up Jurong Barrels in 1983 with a business partner as an attempt to develop the business in the trading of Reconditioned Containers. Our Group’s business in trading of Reconditioned Containers officially commenced in 1984 when Mr. Lim CP’s two brothers acquired all his business partner’s shares in Jurong Barrels and Jurong Barrels acquired a plant to Recondition used Containers with an initial fleet of three delivery trucks and 12 employees. In the same year, the plant was relocated to the Plant which has Recondition facilities and a Warehouse. Since Jurong Barrels has become a Lim family business in 1984, it remained so until 2016 although there had been share transfers within the bigger Lim family during this period.

In 2005, Jurong Barrels acquired all the shares in KDS from an Independent Third Party to expand its warehousing facilities into the Warehouse. In order to prepare for the retirement of certain Lim family members and to further expand the business of the Group, Jurong Barrels transferred all its shares in KDS and the Lim family members jointly transferred 60% of their total shares in Jurong Barrels to a strategic investor, E U Holdings in 2016, which made E U Holdings, the controlling shareholder of Jurong Barrels. Mr. Lim CP continued to manage the business of our Group following such transfer and continue to do so as at the date hereof. To maintain the warehousing facilities, Jurong Barrels rented the Warehouse from KDS subsequent to E U Holdings’ acquisition of KDS.

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In 2017, Jurong Barrels subscribed for a 51% interest in JBD Systems to expand into the wastewater treatment business. In 2020, Jurong Barrels acquired the remaining 49% interest in JBD Systems.

In close to 40 years of operations, our Group has expanded to become the leading supplier of a wide range of Reconditioned and new Containers in Singapore with a fleet of 13 delivery trucks and 15 forklifts and 121 employees as at January 31, 2024. Our Group’s production capacity per annum was approximately 248,000 Reconditioned metal Containers and approximately 166,000 Reconditioned plastic Containers in the financial year ended May 31, 2023.

Our Products

Our products include a wide range of Reconditioned and new steel drums, plastic drums, carboys and IBCs with different capacities and the following are some pictures of our products:

1.		2.		3.
	200 liter Reconditioned metal drum generally used by the chemical industry to hold chemicals such as solvent and thinner and the oil & gas industry to hold waste oil.		1,000 liter Reconditioned IBC generally used to hold products that are required to be used in larger quantity, such as solvent, thinner and waste oil, etc.		200 liter Reconditioned plastic drum generally used by the chemical industry to hold chemicals which may be reactive to metal and the shipping industry to build floating houses on the sea.

4.		5.		6.
	200 liter Reconditioned opentop metal drum generally used by the Chemical industry to hold substances such as liquid latex.		200 liter new metal drum generally used by the oil & gas industry to hold petroleum.		We are able to customise our Reconditioned Containers to meet the needs of our customers, such as affixing their company logos and applying two types of paint on Reconditioned metal drums.

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We have on average maintained more than 15 years of relationship with our top five suppliers in the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022. We generally adopt a cost-plus margin approach in pricing our Containers.

Reconditioned Containers

For Reconditioned Containers, we are a NEA licensed toxic waste collector and we generally tender or bid for used Containers from companies that engage in the solvent, chemical, petroleum and edible product oil industries. After collecting the used Containers, we Recondition them in-house before selling them to our customers. We have been accredited with ISO 9001 (quality management) for Reconditioning of drums since October 2008.

We target to Recondition 1,000 used metal Containers and 1,200 used plastic Containers per day. The typical procedures in Reconditioning a used Container include (i) external wire brushing by scrubber machines to remove silk-screening marking, paper sticker and/or rust; (ii) external washing with solvents (such as kerosene, Toluene and degreaser) to remove oil and dirt; (iii) numerous cycles of internal washing by water jets/washing hose shoots in a high-pressure hot water system with degreaser, chemical solution and/or anti-rust chemical; (iv) making all necessary repairs including re-shaping the circular rim of the Container by using a hydraulic chimer machine and de-denting of the Container by hydraulic horizontal/vertical dedenting machine at test pressure of 60 pounds per square inch; (v) using hot air blower to remove water in the Container; (vi) using a suction machine to vacuum the Container to make sure all residues are cleared; and/or (vi) using stoving paint to spray paint the Container in our automated spray booth and baking dry the Container in the oven compartment. All Reconditioned Containers will go through a stringent quality control inspection before delivery to customers.

We normally classify the used Containers we collect into Grade A and Grade B Containers by visual inspection on their conditions and physical check on whether they are or can functioning properly. All used Containers which have damages beyond repair (such as cracks or holes) will be immediately scrapped or Recycled. A Grade A Container is one that is almost in pristine condition with clean exterior and no visible dents. It has normally been used to store lubricating oils, chemicals or edible products, and it is generally free from rust or dirt and the residue in the Container can be easily cleansed by means of a degreasing solution. After Reconditioning, Grade A Containers may be prepared and/or painted to meet customers’ specifications and be used in the chemical, petroleum and edible product oil industries. A Grade B Container has normally been used in the varnish and paint industries and they may appear to be dirty and/or with visible dents. Although it cannot be Reconditioned to pristine condition, it can be Reconditioned for use to hold palm acid oil, bitumen or low-grade industrial oil products. Any used Container that does not meet Grade A or Grade B conditions (for instance rusty metal frame, yellow-brownish on plastic exterior body, the cap has been broken or the valve not functioning) will be scrapped or Recycled immediately. Please see the paragraph headed “Our by-products” below for details.

New Containers

For new Containers, we normally source them from suppliers in The People’s Republic of China and Malaysia.

Our Services

We offer a range of ancillary services to complement our core business of trading in Reconditioned and new Containers and we generally adopt a cost-plus margin approach in pricing our products.

Reconditioning services for used Containers

Some of our customers recycle their own Containers and they only utilize our Reconditioning services.

Disposal and collection/delivery services

As we are a NEA licensed toxic waste collector and we have the permit to transport toxic industrial wastes, some of our customers utilize our fleet of 13 delivery trucks to dispose of their toxic industrial wastes for them and they also occasionally use our collection and/or delivery services as a matter of convenience.

Wastewater treatment services

When we Recondition used Containers, we generate a vast amount of wastewater. As we are conscious of our corporate social responsibility, we have been treating and recycling such wastewater. We commenced the provision of wastewater treatment services to third parties when we acquired an interest in JBD Systems in 2017. JBD Systems has only one major customer engaged in solar panel manufacturing. On August 1, 2018, JBD Systems entered into a 5-year lease for a wastewater treatment plant, which the equipment owned by JBD Systems with the specifications set forth below (“Wastewater Treatment Plant”) located in Singapore to Liquinex Group Pte Ltd, an Independent Third Party (“JBD Lease”). Pursuant to the terms of the JBD Lease, JDB build the Wastewater Treatment Plant and leases it to Liquinex Group Pte Ltd, a customer that is engaged in solar panel manufacturing which produces waste water from their manufacturing process who leased the Wastewater Treatment Plant as part of their sustainability effort and drive. The Wastewater Treatment Plant was built using 2 containers that are 1x40ft and 1x20ft and each of which are 8ft wide. The Wastewater Treatment Plant has the capacity to treat, process and recycle the waste water for not less than 40m3/hr. The lease rate for the Wastewater Treatment Plant for the remaining term is 50% of the monthly billing revenue from the Wastewater Treatment Plant by Liquinex Group Pte Ltd. On May 1, 2020, the lease rate was reduced to S$12,500 due to COVID-19.

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Our by-products

After having acquired and collected a batch of used Containers, we generally visually inspect each used Container on its conditions and physically inspect its structural components and grade them accordingly. For those Containers that we conclude that they do not fall within our Grade A and Grade B standards, they cannot be Reconditioned and we will scrap or Recycle them immediately. During the provision of our Reconditioning services or disposal services, we also endeavor to identify those items which can be recycled, such as stretch films, glass bottles and chemical boxes. We sell all these scraps, Recycled materials and other miscellaneous items to the appropriate recycling companies.

Our customers

Our customers are primarily based in Singapore but we also serve customers in Indonesia and Malaysia. Over 80% of our revenue during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022 was derived from our customers in Singapore. Our customers span across various industries such as solvent, chemical, petroleum and edible product oil industries. We have a wide customer base comprising more than 300 customers and we have on average maintained more than 15 years of relationship with our top five customers in the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022.

The revenue from our top five customers amounted to approximately 30.1%, 31.6% and 34.9% of our total revenue for the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, respectively. In particular, the revenue from our largest customer amounted to approximately $0.8 million, $1.8 million and approximately $2.2 million for the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, respectively, represented approximately 14.7%, 16.4% and 19.0% of our total revenue for the corresponding period. Some of our customers are also our suppliers as they sell their used Containers to us. Four of our top five customers were also our suppliers during the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022.

Our customers generally place order with us by submitting a purchase order to our sales department and our operations department will endeavor to complete the products for delivery within two days. We invoice our customers in S$ and our customers generally settle the payments by cheque payments or bank remittance within 45 days after the presentation of our invoice. We do not provide any warranty to our customers.

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Sales Process Flow

The chart below illustrates the typical sales process flow for our Containers:

Management sets a range of sales price based on market rates for managing director's approval
Sales pitch and negotiate price with customer based on approved sales prices
Customer walk in or send in enquiry via phone or email
Customer issues purchase order (PO) for sales to get approval from sales director
Customer sets timeline for delivery or self-collection of Containers
Sales administrator put in request to the operations department to prepare Containers in accordance with customer's specifications as per PO
Sales administrator to print out delivery order (DO) prior to delivery to customer or tax invoice for self-collection by customer
Driver and driver attendant to collect DO and deliver the Containers to customer
Sales administrator to print out tax invoice once signed DO received from driver attendant
Customer walks in and makes payment for self-collection
Sales administrator sends out tax invoice to customer via email or mail
Customer to make payment for tax invoice
Accounts executive to make entries in books of accounts and where appropriate, send payment reminder

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Sales and Marketing

Our sales department consists of seven full-time employees based in Singapore. Mr. Lim CP, Mr. Lim KS and Mr. Lim TM, oversee our sales department.

One of our key channels for marketing is through word of mouth as our new customers are usually referred by our existing customers or business contacts. Mr. Lim CP, Mr. Lim KS and Mr. Lim TM have long-standing relationships with some of our major customers. We also place advertisements in the Directory of Singapore Process & Chemical Industries and advertise our products and services on our corporate website.

Our sales department is responsible for establishing and maintaining our customer relationships and securing orders from customers. Our sales department also communicates with our existing customers to understand their needs and market trends, so as to improve our product range. Through these regular contacts, our customers provide us with valuable feedback on industry trends and developments as well as their requirements. We also update customers on our new equipment and their capabilities and our range of products and services. We place strong emphasis on understanding the requirements of our customers and consistently providing them with reliable products and services that meet their requirements. We consider customer feedback a valuable tool for improving our products and services. Our sales department is also responsible for handling customers’ complaints and any complaints arising from product defects or service quality and will relay such feedback internally to the relevant teams for follow-up.

Our management meets with members of our sales department regularly to review our sales performance and marketing strategies and targets. These regular meetings also allow our sales and marketing team to highlight issues or problems that they encounter and discuss strategies to resolve these issues or problems in a timely manner.

Inventory

To ensure a quick turnaround time for our customers, we normally bid and tender for used Containers in bulk and Recondition them in anticipation of the needs of our customers. As such, we maintain an inventory of used Containers, Reconditioned Containers and new Containers for our customers. As of November 30, 2023 and May 31, 2023, we had inventory of approximately $0.4 million and approximately $0.3 million, respectively.

Machinery and vehicles

The table below sets out details of our machinery and vehicles as at January 31, 2024:

Machinery/vehicles	Number of units	Function/usage	Approximate age	Approximate remaining useful life(1)
			(year)	(year)
Wastewater treatment system	1	To treat wastewater for reuse or discharge to public sewage	6	4
Production line with oven	1	To Recondition used metal Containers	5	5
Single shaft shredder	1	To shred pre-washed used plastic Containers that cannot be Reconditioned or resold into pellets	2	8
High pressure waterjets	5	To wash used plastic Containers	2	8
Forklifts	15	To assist in loading and unloading of Containers	3	2
Delivery trucks	13	For delivery and collection of Containers	3	2
Vans	3	To facilitate the purchase of small items and to fetch employees	4	1

(1)	The actual length of time that we will use these machines/vehicles may be different from the estimates due to reasons such as periodic maintenance and the demands of our customers and these estimates have no direct correlation to the depreciation charges of these machinery and vehicles recorded in our Group accounts.

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We do not have a fixed replacement cycle policy as our in-house maintenance team perform regular maintenance on our machinery and vehicles in accordance with the suggestions by the respective manufacturers to ensure that they are well maintained and operating efficiently, which have generally helped to extend the useful lives of our machinery and vehicles and prevent unnecessary downtime.

Real Property and Equipment

We currently operate in two premises, namely:

1.	Plant – A leasehold estate at 34 Gul Crescent, Singapore 629538 of approximately 6,000 square meters leased by Jurong Barrels from JTC during the leasehold period of up to May 15, 2041 (unless further extended by JTC) which is used as our head office and a plant for the Reconditioning and storage of used Containers. Jurong Barrels is required to pay annual land rent to JTC at S$18.87 per square meter per year.
2.	Warehouse – A logistics services warehouse at 16 Gul Crescent, Singapore 629526 of approximately 9,000 square meters which is used for the storage of Reconditioned and new Containers rented from KDS at S$90,000 per month with lease term expiring on May 31, 2025.
3.	Plant – On August 1, 2023, JBD Systems entered into an extension of 5-year lease for a wastewater treatment plant, which the equipment owned by JBD Systems with the specifications set forth below (“Wastewater Treatment Plant”) located in Singapore to Liquinex Group Pte Ltd, an Independent Third Party (“JBD Lease”) lease term expiring on July 31, 2028. See “Wastewater treatment services” on page 73.

Licenses and Permits

As our business involves the transport, storage, process, use and disposal of toxic materials and/or hazardous substances, the following licenses, approvals and permits are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
Toxic industrial waste collector’s license for receiving empty containers for hydrogen peroxide, acid, alkali, oil/waste oil, solvents, acrylic, paint and resin for storage, reprocess, use, treatment or disposal in the Plant	NEA	July 31, 2025	Jurong Barrels
Transport approval for transportation of toxic industrial wastes for the transport of empty containers for hydrogen peroxide, acid, alkali, oil/waste oil, solvents, acrylic, paint and resin	NEA	July 31, 2025	Jurong Barrels
Permit to store and use hazardous substances to store and use prescribed amounts of sodium hydroxide, sulphuric acid and 2,2-dibromo-3-nitrilopropionamide (DBNPA) for prevention of grease, water treatment and spraying into internal containers, respectively, at the Plant	NEA	February 6, 2025	Jurong Barrels
License to store prescribed amount of sodium nitrite at the Plant	SPF	August 13, 2024	Mr. Lim CP for Jurong Barrels
License to possess or control prescribed amount of sodium nitrite at the Plant	SPF	August 13, 2024	Mr. Lim CP for Jurong Barrels
Approval to discharge trade effluent into the public sewer at the Plant	PUB	December 10, 2025	Jurong Barrels
License to use or operate an electrical installation under the provisions of the Electricity Act 2001 and the Electricity (Electrical Installations) Regulations 2002	Energy Market Authority	August 10, 2024	Jurong Barrels

Each of our drivers also possess a valid Hazmat Transport Driver Permit issued by the SCDF to transport liquid toxic industrial wastes.

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Competitive Strengths

We have a long and proven track record in the supply of Reconditioned Containers in Singapore

We have been supplying Reconditioned Containers to our customers for close to four decades and have accumulated industry experience in the Reconditioning of used Containers. To better serve our customers, we also supply new Containers and offer a range of ancillary services to complement our business. We have been accredited with ISO 9001 (quality management) for reconditioning of drums since October 2008. We believe our industry knowledge, reputation and consistent delivery of quality products and services have contributed to our success over the years.

We believe our track record in the supply of Reconditioned and new Containers as well as the ancillary services along with our strategy to become environmentally friendly will facilitate the promotion and demand for our products with both existing and new customers, as well as the expansion of our business.

We maintain a sizeable and stable pool of skilled labor with our own facilities

Our main business is the sale of Reconditioned Containers and it is labor intensive to Recondition used Containers. We pride ourselves in having a team of stable and skilled workers, technicians, mechanics and drivers who have the relevant skills and expertise in Reconditioning of used Containers and the provision of other ancillary services which we offer to our customers. As at January 31, 2024, we had a team of 56 workers, five technicians, three mechanics and 15 drivers in our operations department, which enable us to respond promptly to our customers’ requests, in terms of providing customization of Containers and other ancillary services to suit our customers’ needs and requirements. We believe that with the support of our Group’s stable pool of directly-hired skilled workforce and our own facilities (including all machines required for Reconditioning of used Containers, fleet of 13 delivery trucks and 15 forklifts and wastewater treatment facilities), we are self-contained and we are able to maintain the quality of our products and services in an efficient and coordinated manner as we do not have to rely on subcontractors to assist us in any production, service, logistic or maintenance process. Moreover, having our own pool of skilled direct labor and our own facilities will help us control and manage our costs more efficiently and effectively, which helps to boost or stabilize our profit margins.

We have strong and stable relationships with our suppliers and customers

Due to the quality and range of our products and services, our capabilities as well as our market reputation, we have successfully established strong and stable relationships with our key suppliers and customers in Singapore and the Asian region during our close to 40 years of operations. We have identified and maintained good relationships with reliable suppliers, who will typically notify us of used Containers for sale. This enables us to source and purchase used Containers which are in good condition for Reconditioning prior to selling them to our customers. As we are able to keep up with industry trends and keep track of our customers’ changing needs, our customers regularly return to us for repeat business and from time to time, they also refer other prospective customers to us. We have a wide customer base comprising more than 300 customers from Singapore, Indonesia and Malaysia. Further, some of our customers are also our suppliers.

We have strived to maintain stable business relationships with our key customers. For the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, our top five customers accounted for approximately 30.1%, 31.6% and 34.9% of our total revenue, and our top five customers have on average more than 18 years of business relationships with us. We believe that our Group’s strong and long-term relationships with these key customers provide us with a competitive advantage to secure future contracts, a steady flow of repeat business and revenue, and serve as a testament for us in marketing and business development with new customers.

We have an experienced and committed management team with succession plan

We are led by Mr. Lim CP, our Executive Director and Chief Executive Officer and one of the founding shareholders, who has been instrumental in spearheading the growth of our Group. Mr. Lim CP has over 40 years of experience in the trading of Reconditioned and new Containers in Singapore and is primarily responsible for planning and execution of our Group’s business strategies. He is supported by the other Executive Director, Executive Officers and senior management (namely Mr. Liang Zhao Rong, Mr. Lim KS, Mr. Lim TC, Mr. Lim TM and Mr. Quek Che Wah) who collectively possesses expertise in Reconditioning services, sales and marketing, operations, customer relationship management, human resources, operations and financial control and have been working with our Group for over 21 years on average. We believe that the collective knowledge, experience and expertise of our Executive Directors, Executive Officers and senior management will serve to respond to our customers’ needs in a timely manner which are essential for us to secure new business as well as maintain our existing customers.

Moreover, we recognize that effective succession planning is important in building a pipeline of leaders to ensure business continuity. As such, the second generation of Mr. Lim CP, namely Mr. Lim TM and Mr. Lim TC joined the Group in 1999 and 2003, respectively, to look after sales and operations. Our management team is conscientious in identifying, grooming and preparing our own staff for management roles. With all of our client-facing senior management being groomed internally, we are able to maintain a consistent management culture and our commitment towards personal development of our staff will in turn enable us to maintain our service quality as we continue to expand.

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We have a fleet of 13 delivery trucks which enables us to efficiently coordinate and manage our logistic service

As of October 31, 2023, we had a fleet of 13 delivery trucks, which allows us to undertake efficient and coordinated logistic services for the delivery and collection of drums. Having our own fleet of trucks allow us to expediently deploy them to various locations as and when required as we do not need to rely on third parties. We also have an experienced in-house servicing team for our trucks to ensure that they are well maintained and operating efficiently.

Business strategies

According to the International Monetary Fund (IMF), the nominal gross domestic product (GDP) in Singapore is expected to grow from approximately S$573.8 billion in 2022 to approximately S$678.7 billion in 2026, at a CAGR of approximately 4.3%. According to Frost & Sullivan, the Container Reconditioning industry in Singapore is also expected to grow from approximately S$501.5 million in 2022 to approximately S$594.6 million in 2026, at a compound annual growth rate (CAGR) of approximately 4.3%. Our principal objective is to take advantage of such anticipated growth to sustain continuous growth in our business and to increase our market share and expand our customer base in the sale of Reconditioned and new Containers industry in Singapore and the Southeast Asian region whilst reducing our environment footprint with the following strategies:

Increasing our storage facilities and diversify the range of Containers

As we plan to increase our market share, we intend to diversify our range of Reconditioned and new Containers so that we can expand our customer base to include companies that operate in the semiconductor and shipyard industries. As our range of Containers and our customer base expands, we will need additional physical storage facilities to house our products. We intend to look for opportunities to acquire or lease properties so that we will have sufficient space to house our products. In the event that our business continues to grow, we may need to expand our plant to accommodate more machinery for Reconditioning works.

Strategic acquisitions, joint ventures and/or strategic alliances

We intend to focus on our principal business activities in the sales of Containers, we plan to explore opportunities to collaborate with suitable partners in related industries through strategic alliances, joint ventures, acquisitions and investments. For example, if a suitable opportunity arises, we may collaborate with potential partners in the waste management industries if these collaborations are likely to provide us with more business opportunities.

Creating enterprise value through the strengthening of our ESG

Our mission is to make it our corporate social responsibility to offer environmentally friendly, efficient, innovative and reliable products and services in Singapore and the Southeast Asian region to help our customers move towards a zero environmental impact footprint and to save costs and achieve better allocation of resources in the process. As such, we also strive to make sure that all our work processes are environmentally friendly. We are already recycling wastewater, the Containers that cannot be Reconditioned and the other miscellaneous items that we collect during the provision of our services. As our work processes consume a lot of electricity, we intend to install solar panels on the roof of our plant so that our work processes can be more friendly to the environment.

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Renewing and expanding our fleet of delivery trucks

To further strengthen our ESG, we intend to replace our fuel delivery trucks with electric delivery trucks. Moreover, as we target to expand our customer base and increase our market share, we will need more delivery trucks to service them. With a newer fleet of delivery trucks, we believe our corporate image will be enhanced and that the downtime caused by wear and tear of the old delivery trucks would also be reduced, thereby enhancing the quality of our services.

Working towards Industry 5.0 through the three pillars of human-centricity, resilience and sustainability through automating certain aspects of our Reconditioning process

As our current business operations are highly labor-intensive by nature, and we rely largely on the experience and expertise of our employees in our production process, we believe that there are opportunities for us to use technology to streamline our processes in order to increase operational efficiency so that our employees can focus on higher value-added services and modernize our business operations.

Increase marketing and brand building

We generally develop our business through word-of-mouth customer referrals, advertisements in the Directory of Singapore Process & Chemical Industries and our corporate website. In order to increase our market share and expand our customer base, it is essential that we increase the public awareness of our brand and our products and services in both our current and potential markets through active participation in online marketing campaigns, including search engine marketing and search engine optimization.

Quality Assurance

Our Directors believe that our success is largely dependent on our ability to offer quality products and services that fulfil the needs of our customers. In pursuit of quality excellence, we have implemented a QMS which is accredited to be in compliance with the requirements of ISO 9001 (quality management) since 2008. The main objectives of our QMS are:

●	to ensure leadership capability;
●	to enhance our understanding in market segmentation and customer needs;
●	to enhance our product knowledge;
●	to ensure our ability to launch new and innovative products faster than our competitors;
●	to ensure our pricing competency;
●	to establish ourselves as the sole-dealer of good brand products;
●	to focus on saving costs for our customers and to provide one-stop Reconditioning services to our customers; and
●	to share our achievements with our staffs.

Mr. Quek Che Wah, our Deputy Chief Executive Officer, has overall responsibility for our QMS. Mr. Lim TC, our operations director, is the management representative of our QMS and is responsible for establishing the processes needed for our QMS and overseeing the implementation of our QMS. Internal audit on our QMS is conducted annually to review and evaluate our compliance with ISO 9001 requirements. Our QMS mainly covers the following aspects:

Production management

Our operations supervisors are responsible for monitoring quality control of our Reconditioned Containers. They are responsible for setting up our pre-production checklist and grading the used Containers we acquired through visual inspection and physical check based on our internal guidelines. The non-conforming used Containers will be scrapped or Recycled immediately. They are also responsible for testing the Reconditioned Containers through visual inspection and physical check to ensure that they meet our internal guidelines and any non-conforming Reconditioned Containers will be sent for another round of Recondition process.

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In order to ensure smooth production processes, our operations supervisors are responsible for preparing the service checklist of our machinery, ensuring that our machinery is maintained every week and serviced every month as well as ensuring that there are sufficient spare parts for the monthly services. They are also responsible for getting feedback from our production team and mechanics during the monthly briefing meetings, to determine what changes are required to our work processes and what machinery needs to be replaced after getting the feedbacks and to take all appropriate follow-up actions, including briefing the production team on the changes to the work processes and getting the relevant approvals for the replacement of machinery.

Materials procurement

All our purchases must be approved by the relevant department heads and purchases exceeding S$50,000 must also be approved by our Deputy Chief Executive Officer. We generally only work with suppliers on our list of internally approved suppliers, unless there are suppliers recommended by our customers. We assess the suppliers based on their pricing, credit period, products/services, reputation, track record as well as their capability to meet our requirements. We generally obtain more than one quotation for major purchases. We implement our internal acceptance procedures on materials procured and our operations supervisors are responsible to conduct checks on materials received to deter materials of inferior or unsatisfactory quality upon delivery.

Relationship with our customers

We regularly communicate with our customers to get their feedback on our products/services by face-to-face meetings or telephone conferences. We also send product survey to our customers on a quarterly basis. We have implemented procedures for handling complaints from our customers to ensure due record of and timely response to customers’ comments. We also perform follow-up actions based on our customers’ comments (such as making appropriate changes to improve our work processes in order to maintain our quality standard and briefing our production team on a monthly basis on the improvement required and our customers’ requirements, etc.) and also make note of their feedback for future reference. In order to minimize complaints from our customers, our operations supervisors conduct quality control checks on our products before they are delivered to our customers.

Environmental Protection

Reconditioning of used Containers may generate a lot of waste which may inevitably have an impact on the environment. To carry out our corporate responsibility in respect of environmental protection and to be in compliance with the relevant laws and regulations, we have our own wastewater treatment facilities to treat the wastewater generated in our plant and over 65% of the treated wastewater is deployed in the Reconditioning process and a licensed independent waste collector collects the remaining sludge derived from the wastewater treatment for proper disposal in accordance with the requirements of the NEA. We have also installed a volatile organic compounds (VOC) monitoring system to track the water pH level and the parts per million (ppm) of the water released to public sewage. We also send all the non-conforming used Containers for scrapping or Recycle and we endeavor to sell all the scraps, Recycled materials and all the other recyclable materials which we identify during our work process to the appropriate recycle companies and the other industrial wastes are properly disposed by licensed independent waste collectors. During the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022, we had no material non-compliance or violations on any laws and regulations in relation to environmental protection.

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Workplace Health and Safety

Our Group’s business in Singapore is subject to various environmental and safety standards and regulations including Environmental Protection and Management Act (Chapter 94A), Environmental Protection and Management (Hazardous Substances) Regulations, Environmental Public Health (Toxic Industrial Waste) Regulations 1988, the Sewerage and Drainage (Trade Effluent) Regulations, the Arms and Explosives Act (Chapter 13), the Electricity Act (Chapter 89A), the Electricity (Electrical Installations) Regulations 2002, the Workplace Safety and Health Act (Chapter 354A), Workplace Safety and Health (General Provisions) Regulations and the Work Injury Compensation Act (Chapter 354). Please refer to the “Regulatory Environment” section of this prospectus for more information. We are committed to risk management, health and safety standards, quality assurance and environmental impact control. We operate under the strict regime of these environmental and safety standard and regulations and our Directors are not aware of any infringements for the six months ended November 30, 2023 and the financial years ended May 31, 2023 and 2022.

We endeavor to implement and maintain a robust workplace safety and health management safety system, and have obtained on June 25, 2021 a certificate from WSH (which will remain valid until June 24, 2024) certifying that Jurong Barrels has fulfilled the requirements to obtain the Level 4 accreditation under bizSAFE. In particular, all our drivers are required to obtain the Hazmat Transport Driver Permit issued by the SCDF to transport liquid toxic industrial wastes. All our forklift operators are required to attend a forklift operator course conducted by an accredited training provider recognized by the MOM and passed the relevant theory and practical tests before they can apply for a Forklift License issued by the MOM. Other than the mandatory courses, we also encourage our forklift operators, metal workers, drivers and driver attendants to attend various courses on safety and technical skills to ensure that they are updated on new developments and requirements in the industry.

We consistently review our workplace safety and health system and implement additional measures and safe work procedures for our operations, including:

●	conducting risk assessments for non-routine activities;
●	implementing an in-house orientation program and assessment program for relevant newly hired employees;
●	implementing pre-lift meetings for the lifting team to ensure that the forklift operator has a better understanding of the intended load to be lifted, the effective radius of the forklift and the distance of the load;
●	establishing an emergency response procedure and communicating such procedure to all forklift operators, drivers and driver attendants; and
●	establishing a checklist for the monthly workplace safety and health inspection conducted by our management.

We emphasize strongly on employee training and we conduct on-the-job training for our employees to equip them with the requisite knowledge and technical skills for the responsibilities and requirements of their jobs. Some of our employees undergo relevant certifications organized by government-appointed training centers where they become certified to operate and erect forklifts in Singapore. Some of our employees also undergo workplace safety courses regularly, depending on their job requirements.

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Competition

We are the leading supplier of a wide range of Reconditioned and new Containers in Singapore, accounted for approximately one-third of the market share (in terms of revenue) of the Reconditioned Containers industry in Singapore in 2021. The market of Reconditioning of Containers in Singapore is relatively consolidated with less than 100 industry participants in 2021. In 2022, there are 204 NEA licensed toxic industrial waste collectors in Singapore, of which 15 are engaged in the industrial waste collection involving containers. Large scaled market participants, like ourselves, generally have diversified product portfolio and are involved in all parts of the value chain, including collection, recycling and offer for sale a full line of Reconditioned Containers. The barrier to enter the industry is relatively high as it involves heavy capital investments to set-up and operate the business, industry expertise to provide integrated solutions and value-added services to customers, well-established and long-term business relationships with customers and suppliers as well as a strong track record to attract new customers.

To the best of our knowledge, we have identified the following as our main competitors to our Reconditioned Containers sales business in Singapore:

●	Global Barrels Industries Pte Ltd
●	Hock Ann Seng Industries Pte Ltd

Intellectual Property

Our Group has not registered any intellectual property rights. We were not involved in any proceedings with regard to, and we have not received notice of any claims of infringement of, any intellectual property rights that may be threatened or pending, in which we may be involved either as a claimant or respondent.

Employees

We employed 121 persons as at January 31, 2024, who were all based in Singapore and 68 of them were foreign workers. Over 35% of our employees had worked with us for over 10 years as at January 31, 2024. Our employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good and we generally pay our employees above the median salary published by the MOM. We had not experienced any difficulty in the hiring of employees, even when Singapore was affected by lockdowns during the COVID-19 pandemic.

Insurance

We maintain fire industrial and public liability insurance policies covering our Plant and Warehouse in accordance with customary industry practice. We carry work injury compensation insurance for all employees and medical and death insurance for our foreign employees, in compliance with applicable regulations. We do not carry general business interruption or “key person” insurance. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore.

Litigation and Other Legal Proceedings

As of the date of this prospectus, we are not party to any significant proceedings in Singapore. We are not aware of any legal proceedings of which we are a party outside of Singapore.

Impact of COVID-19 on our business

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has caused minimal disruption to our operations as well as the operations of most of our customers and suppliers as our businesses are classified as essential services by the Singapore government which were allowed to operate normally during the lockdown periods.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws and Regulations Relating To Our Business In Singapore

As our operating subsidiaries are a company incorporated in Singapore, we are subject to all relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

Laws and regulations relating to electrical installations

Electricity Act 2001 (“EA 2001”) and Electricity (Electrical Installations) Regulations 2002 of Singapore (“EEIR 2002”)

The Energy Market Authority (“EMA”) is the regulatory authority of the electricity industry in Singapore.

In Singapore, consumers using certain electrical installations, unless otherwise exempted under the EA 2001, are required to hold an electrical installation license and engage a licensed electrical worker (“LEW”) of the appropriate class to carry out regular inspection of their installations to ensure that it is safe for use.

Under the EA 2001, an electrical installation comprises of electrical wirings, fittings or apparatus used for the conveyance and control of electricity in any premises.

The main objective of the licensing scheme for electrical installations is to ensure that owners or users of large electrical installations maintain their electrical installations properly and arrange for their electrical installations to be inspected and certified fit for operation by LEWs on an annual basis.

As at the Latest Practicable Date, Jurong Barrels is a holder of an Electrical Installation License granted by the EMA under the provisions of the EA 2001 and the EEIR 2002.

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Laws and regulations relating to explosive precursors

Arms and Explosives Act 1913 (“AEA 1913”) and Arms and Explosives (Explosive Precursors) Rules 2007 (“EPR 2007”) of Singapore

The AEA 1913 is the primary legislation in Singapore regulating the handling of guns, explosives, explosive precursors, certain other weapons such as swords, daggers and spears as well as noxious substances.

Under the AEA 1913, explosive precursors refer to any of the 15 substances specified in the Second Schedule of AEA 1913. As part of its business, Jurong Barrels deals with sodium nitrite, which is the 12th explosive precursor referred to in the Second Schedule of the AEA 1913.

Section 21A(1) of the AEA 1913 provides that a person must not unless authorized thereto by license, and in accordance with the conditions of the license and such other conditions as may be prescribed, have in the person’s possession or under the person’s control, import, export, manufacture or deal in any explosive precursor.

Further, under the EPR 2007, a licensee shall keep and maintain and register book for a period of not less than 3 years from the date the record is made, and make the register book available for inspection by the Licensing Officer, who is responsible for the issuance of licenses on explosive precursors under Section 4 of the AEA 1913.

As at the Latest Practicable Date, the SPF has granted Mr. Lim CP for Jurong Barrels a license to possess or control sodium nitrite in the quantity of 300,000kgm as well as a license to store sodium nitrite in the quantity of 300,000kgm respectively.

Laws and regulations relating to discharge of trade effluent

Sewerage and Drainage Act 1999 (“SDA 1999”) and Sewerage and Drainage (Trade Effluent) Regulations 1999 (“TER 1999”) of Singapore

The SDA 1999 governs the provision, operation and maintenance of the sewerage systems in Singapore.

As defined in the SDA 1999, trade effluent refers to any liquid, including particles of matter and other substances in suspension in the liquid, which is the outflow from any trade, business or manufacture or of any works of engineering or building construction.

All trade effluent to be discharged into the public sewerage system must be done with prior written approval from the PUB. Requirements relating to trade effluent discharge are set out in the SDA 1999 as well as the TER 1999.

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During the course of its business operations, Jurong Barrels generates trade effluent, which is discharged into the public sewer. As at the Latest Practicable Date, Jurong Barrels has obtained written approval from the PUB to discharge trade effluent into the public sewer at its plant located at 34 Gul Crescent, Singapore 629538 (the “Plant”). The written approval which is currently in force, is valid from 11 December 2020 and is set to expire on 10 December 2025.

Laws and regulations relating to toxic industrial waste

Environmental Public Health Act 1987 (“EPHA 1987”) and Environmental Public Health (Toxic Industrial Waste) Regulations 1988 (“TIWR 1988”) of Singapore

Under the EPHA 1987, toxic industrial waste, refers to any industrial waste which owing to its nature, composition or quantity constitutes a danger to human health or the environment or which contains or may produce pathogens of transmissible diseases.

The handling, transportation, treatment and disposal of toxic industrial waste in Singapore is regulated under TIWR 1988 which is a subsidiary legislation derived from the EPHA 1987. TIWR 1988 sets out the restrictions on the generation of toxic industrial wastes as listed in its Schedule, as well as regulations on the import, transport and storage of such waste.

Laws and regulations relating to collection of toxic waste

TIWR 1988 prescribes that all toxic industrial waste collectors must be licensed. Under the TIWR 1988, a toxic industrial waste collector is defined as a person who receives toxic industrial wastes for storage, reprocessing, treatment and disposal.

Under Regulations 9 and 10 of the TIWR 1988, a license must be obtained from the PCD to collect specific toxic industrial wastes as stipulated in the license and such waste storage and treatment activities is to be confined to waste storage approved premises and facilities.

Laws and regulations relating to transportation of toxic industrial waste

The transportation of toxic industrial waste is regulated under the TIWR 1988.

Written transport approval from the PCD is required for the transportation of wastes in quantities which exceed those specified in the TIWR 1988.

TIWR 1988 delineates the functions and responsibilities of the key persons involved in the transportation process, which are as follows:

(a)	Consignor: means any person who presents a consignment of toxic industrial waste for transport or on whose behalf such consignment is presented.
(b)	Carrier: means any person undertaking the transport of toxic industrial waste and includes both carriers for hire or reward and carriers on own account;
(c)	Consignee: is the person who receives the controlled wastes.
(d)	Driver: Driver of the vehicle transporting the toxic industrial wastes

As Jurong Barrels receives empty containers for hydrogen peroxide, acid, alkali, oil/waste oil, solvents, acrylic, paint and resin for storage, reprocessing, use, treatment or disposal at its Plant and transports empty containers for hydrogen peroxide, acid, alkali, oil/waste oil, solvents, acrylic, paint and resin as part of its business operations, as at the Latest Practicable Date, Jurong Barrels has obtained a license for the transportation of toxic industrial waste as well as a toxic industrial waste collectors’ license from the relevant regulatory authority, the NEA.

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Laws and regulations relating to storage and use of hazardous substances

Environmental Protection and Management Act 1999 (“EPMA 1999”) and Environmental Protection and Management (Hazardous Substances) Regulations 1999 (“HSR 1999”) of Singapore

Regulation 17(1) of HSR 1999 provides that a person shall not use, keep or have in his possession or under his control any hazardous substance specified in the Schedule unless he is authorized to store such hazardous substance.

HSR 1999 sets out the approval procedure for the transport, or consignment for transport of any hazardous substance as listed in it Schedule, as well as import licensing and storage permit procedure for hazardous substances.

As at the Latest Practicable Date, Jurong Barrels has obtained a permit from NEA to store and use certain hazardous substances pursuant to the EPMA 1999 and Regulation 17 of the HSR 1999 to store at its business at its Plant and use the following substances for various purposes:

(a)	Sodium hydroxide (50.00% purity, at a maximum quantity of 100.00 litres permitted to be stored): To prevent grease;
(b)	Sulphuric acid (35.00% purity, at a maximum quantity of 100.00 litres permitted to be stored): For water treatment; and
(c)	2,2-Dibromo-3-Nitrilproprionamide (“DBNPA”) (20% purity, at a maximum quantity of 200 litres): Sprayed into internal container.

Laws and regulations relating to motor vehicles

Road Traffic Act 1961 (“RTA 1961”) of Singapore

As part of its business operations, Jurong Barrels owns 13 delivery trucks in its fleet which are utilised on Singapore roads, and are being used for the disposal of toxic industrial waste and the provision of collection and/or delivery services.

The RTA 1961 sets out the regulations relating to road traffic and other regulations concerning the use of vehicles and the user of roads.

Section 10 of the RTA 1961 provides that subject to the RTA 1961 and its relevant rules, no person shall keep or use a vehicle unless it has been registered under the RTA 1961 and its registration has not been cancelled.

Further, Section 10B of the RTA 1961 provides that no heavy vehicle shall be registered under the RTA 1961 unless the person applying for the registration of the heavy vehicle satisfies the Registrar of Vehicles of Singapore that a vehicle parking certificate or such other document in respect of the parking of the heavy vehicle has been issued by the relevant authority under the Parking Places Act 1974 of Singapore.

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Parking Places Act 1974 (“PPA 1974”) of Singapore

Delivery trucks, being heavy vehicles, also constitute part of Jurong Barrels’ fleet. A “heavy vehicle” is defined under Section 2 of the PPA 1974 to mean:

(a)	any heavy goods vehicle or concrete mixer, the maximum laden weight of which exceeds 5,000 kilograms;
(b)	any bus with a seating capacity of more than 15 persons, not inclusive of the driver;
(c)	any trailer, containing trailer, low loader or flat-bed trailer, the maximum laden weight of which exceeds 5,000 kilograms; and
(d)	any mobile crane or recovery vehicle the unladen weight of which exceeds 2,500 kilograms.

Parking Places (Parking of Heavy Vehicles) Rules 1994 (“PPR 1994”) of Singapore

Pursuant to Regulation 4 of the PPR 1994, every person who is the registered owner of, or who has purchased, a heavy vehicle shall:

(a)	procure a designated parking space for the parking of the heavy vehicle; or
(b)	if the registered owner owns or has purchased 2 or more trailers, may procure one designated parking space for the parking of not more than 3 such trailers; or
(c)	if the registered owner owns or has purchased 2 or more 20-foot trailers, may procure one designated space for the parking of not more than 6 such trailers.

Regulation 4(4) of the PPR 1994 provides that, upon compliance with the foregoing, the registered owner shall apply for a vehicle parking certificate in respect of the heavy vehicle.

Regulation 6 of the PPR 1994 provides that every vehicle parking certificate shall be valid for the period for which a designated parking space for the parking of the heavy vehicle has been procured.

As at the Latest Practicable Date, the motor vehicles which the Jurong Barrels owns and operates for its business in Singapore have been duly registered and Jurong Barrels has procured the necessary parking spaces and vehicle parking certificates in Singapore in respect of all delivery trucks in its fleet.

Road Traffic (Expressways – Excluded Vehicles) Rules 2010 (“EEVR 2010”) of Singapore

Regulation 3 of the EEVR 2010 provides that no person shall use any excluded vehicle, or cause or permit any excluded vehicle to be used, on any part of an expressway.

The First Schedule of the EEVR 2010 provides that excluded vehicles include:

1.	bicycles; 1A. power-assisted bicycles
2.	tricycles;

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3.	trishaws;
4.	motorcycles with side cars attached;
5.	motorcycles for which the designed maximum speed is less than 50 kilometres per hour;
6.	invalid carriages;
7.	three-wheeled vans;
8.	low trailers;
9.	road rollers;
10.	ready-mix concrete trucks;
11.	mobile cranes;
12.	forklifts;
13.	excavators;
14.	road pavers;
15.	tractors;
16.	dumpers;
17.	wheel loaders;
18.	bulldozers;
19.	graders;
20.	mobile concrete pumps;
21.	hydrant dispensers;
22.	motor vehicles with any of the wheels fitted with neither a pneumatic tyre nor a solid rubber tyre; and
23.	any other motor vehicle where the maximum speed at which it may be driven on any road under the Road Traffic (Regulation of Speed) Regulations (R 13) is less than 50 kilometres per hour.

However, Regulation 4 of the EEVR 2010 provides that the owner or driver of an excluded vehicle may apply for a permit authorizing the excluded vehicle to be used on an expressway or any part thereof.

Jurong Barrels is the owner of 15 forklifts which are utilized frequently as part of its business operations. As at the Latest Practicable Date, none of the forklifts are used on expressways in Singapore. Jurong Barrels will apply and obtain approval from the relevant authorities for such use should such need arise.

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Motor Vehicles (Third-Party Risks and Compensation) Act 1960 (“MVA 1960”) of Singapore

The MVA 1960 provides for regulations concerning third-party risks arising out of the use of motor vehicles and for the payment of compensation in respect of death or bodily injuries arising out of the use of motor vehicles.

Section 3 of the MVA 1960 provides that it shall be unlawful for a person to use or cause or permit any other person to use a motor vehicle in Singapore unless there is in force in relation to the use of the motor vehicle by that person or that other person such policy of insurance in respect of third-party risks.

Section 4(1) of the MVA 1960 provides that to comply with the requirements of the MVA 1960, a policy of insurance must be issued by an insurer who at the time the policy is issued is lawfully carrying on motor insurance business in Singapore and the policy insures such person, persons or classes of persons as may be specified in the policy in respect of any liability which may be incurred by him or them in respect of the death of or bodily injury to any person caused by or arising out of the use of the motor vehicle in Singapore.

As at the Latest Practicable Date, Jurong Barrels has obtained the relevant motor insurances covering third-party risks and such insurances will cover the relevant third-party liabilities that may be incurred by the drivers of its delivery trucks.

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Laws and regulations relating to Personal Data

Personal Data Protection Act 2012 (“PDPA 2012”) of Singapore

The Personal Data Protection Act 2012 (the “PDPA 2012”) generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. Organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and are required to notify the Singapore Personal Data Protection Commission (“PDPC”) and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale).

The PDPA 2012 also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA 2012 creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA 2012. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA 2012 empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose financial penalties on convicted organizations. In addition, the PDPA 2012 creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA 2012.

The PDPA 2012 was last amended by the Personal Data Protection (Amendment) Act 2020 (the “Amendment Act”), resulting in significant amendments to the PDPA 2012. The changes brought about by the Amendment Act have since been implemented in phases as of 1 February 2021. Amongst others, this has included the implementation of the mandatory data breach notification requirement, the accountability principle and introduction of offences relating to mishandling of personal data.

Since 1 October 2022, the maximum financial penalty for the breaches of PDPA 2012 have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA 2012 has increased from the previously fixed S$1 million, to 10% of the organization’s annual turnover in Singapore for organizations with annual local turnover exceeding S$10 million, whichever is higher.

As of the date of this prospectus, key portions of the Amendment Act not yet in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization in a commonly used machine-readable format where requested by the individual (generally referred to as “data portability”).

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Laws and regulations relating to industrial noise control and nuisances

Environmental Public Health Act 1987 (“EPHA 1987”) of Singapore

The EPHA 1987 is administered by the NEA and regulates, among other things, the disposal and treatment of industrial waste and public nuisances. Under the EPHA 1987, the Director- General of Public Health of Singapore (the “DGPH”) may, upon receipt of any information with respect to the existence of a nuisance liable to be dealt with summarily under the EPHA 1987 and if satisfied of the existence of a nuisance, serve a nuisance order on the person by whose act, default or sufferance the nuisance arises or continues, or if the person cannot be found, on the owner or occupier of the premises on which the nuisance arises. Some of the nuisances which are liable to be dealt with summarily under the EPHA 1987 include any factory or workplace which is not kept in a clean state, any place where there exists or is likely to exist any condition giving rise, or capable of giving rise to the breeding of flies or mosquitoes, any place where there occurs, or from which there emanates noise or vibration as to amount to a nuisance and any machinery, plant or any method or process used in any premises which causes a nuisance or is dangerous to public health and safety. If the DGPH receives any information in respect of the existence of a nuisance liable to be dealt with under the EPHA 1987, a nuisance order may be served on the person responsible for the nuisance prescribing the measures to be taken to remedy the nuisance. Any failure to comply with the nuisance order served is an offense and such person is liable upon conviction for a fine not exceeding S$10,000 for the first offense and to a further fine not exceeding S$1,000 for every day during which the offense continues after conviction.

Environmental Protection and Management Act 1999 (“EPMA 1999”) of Singapore

The EPMA 1999 of Singapore and its subsidiary legislation are administered by the NEA, which provide for, among other things, laws relating to pollution control in Singapore through the regulation of various industries. Pursuant to the Environmental Protection and Management (Boundary Noise Limits for Factory Premises) Regulations (the “EPM Regulations 1999”), the owner or occupier of any factory premises shall ensure that the level of noise emitted from his premises does not exceed the maximum permissible noise levels as set out in the First Schedule to the EPM Regulations 1999. The permissible noise levels may vary depending on the type of affected premises, which include, among others, noise sensitive premises that require peace and quiet, residential premises and commercial premises not including factory premises. Any person who fails to comply with the requirements under the EPM Regulations 1999 is guilty of an offense and liable upon conviction for (a) a fine not exceeding S$5,000 on the first conviction, and in the case of a continuing offense, to a further fine not exceeding S$200 for every day or part thereof the offense continues after the conviction; and (b) a fine not exceeding S$10,000 on a subsequent conviction, and in the case of a continuing offense, to a further fine not exceeding S$300 for every day or part thereof during which the offense continues after conviction.

Laws and regulations relating to workplace health and safety

Workplace Safety and Health Act 2006 of Singapore (“WSHA 2006”)

Sections 12(1) and 12(2) of the WSHA 2006 provide that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

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Any person who breaches his duty under the WSHA 2006 is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA 2006 that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Under Section 16 of the WSHA 2006, it is the duty of any person who manufactures any machinery, equipment or hazardous substance (“MEHS”), which includes, among other things, welding equipment, for use at work to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by paragraph (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA 2006 that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

Further, under Section 21(1), read with Section 21(2) of the WSHA 2006, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA 2006; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The remedial order shall direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order will direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

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Pursuant to the Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR 2011”), the occupier of a workplace must take reasonably practicable measures to reduce or control the noise from any machinery or equipment used or from any process, operation or work carried out by him in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise. This may include replacing noisy machinery, equipment, processes, operations or work with less noisy machinery, equipment, processes, operations or work, and such other measures as prescribed under the WSHNR 2011. Where it is not practicable to reduce the noise, the occupier of a workplace shall limit the duration of time persons at work are exposed to the noise in accordance with the time limits prescribed in the Schedule under the WSHNR 2011. Any person who contravenes the aforementioned is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000, and in the case of a second or subsequent conviction, for a fine not exceeding S$20,000 or imprisonment for a term not exceeding six months or both.

Pursuant to the Workplace Safety and Health (Risk Management) Regulations 2006 (“Risk Management Regulations 2006”), the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the CWSH when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for the first offense, and for a fine not exceeding S$20,000 for a subsequent offense or imprisonment for a term not exceeding six months or both.

Workplace Safety and Health (General Provisions) Regulations 2006 of Singapore (“WSHR 2006”)

More specific duties imposed by MOM on employers are laid out in the WSHR 2006. Some of these duties include taking effective measures to protect persons at work from the harmful effects of any exposure to any biohazardous material which may constitute a risk to their health and ensuring that the employee has the necessary expertise for the work that he is engaged for and implemented adequate safety and health measures.

Pursuant to Regulations 19, 20 and 21 of the WSHR 2006, the following equipment, amongst others, are required to be tested and examined by an examiner (the “Authorized Examiner”), who is authorized by the Commissioner of Workplace Safety and Health (“CWSH”), before they can be used in a factory and thereafter, at specified intervals:

● hoist or lift;

● lifting gears; and/or

● lifting appliances and lifting machines.

Upon examination, the Authorized Examiner will issue and sign a certificate of test and examination, specifying the safe working load of the equipment. Such certificate of test and examination shall be kept available for inspection. Under Regulation 22 of the WSHR 2006, it is the duty of the owner of the equipment/occupier of a workplace to keep a register containing the requisite particulars with respect to the lifting gears, lifting appliances and lifting machines. In addition to the above, under the WSHA 2006, inspectors appointed by the CWSH may, among others, enter, a workplace, to make such examination and inquiry as may be necessary to ascertain whether the provisions of the WSHA 2006 are complied with, to take samples of any material or substance found in a workplace or being discharged from any workplace for the purpose of analysis or test, to assess the levels of noise, illumination, heat or harmful or hazardous substances in any workplace and the exposure levels of persons at work therein and to take into custody any article in a workplace which is required for the purpose of an investigation or inquiry under the WSHA 2006.

Further, pursuant to Regulation 41(1), all hazardous substances used in a workplace are required to be placed under the control of a competent person who has the adequate knowledge of the properties of the substances and its dangers.

Regulation 41(4) of the WSHR 2006 states that these substances should be kept, stored, used, handled or disposed properly so that it will not pose a risk to the health and safety of any person at work.

Regulation 41(2) of the WSHR 2006 also requires hazard communication through the use of warning signs, container labelling and safety data sheets.

In addition, the Workplace Safety and Health (“WSH”) Guidelines on Management of Chemical Programme also prescribes several guidelines relating to the management of hazardous chemicals in production, storage, transport, usage, handling and disposal.

Jurong Barrels has put in place systems to ensure the safety of its workers when handling hazardous chemicals. Jurong Barrels has fulfilled the requirements to obtain the Level 4 accreditation under bizSAFE and has obtained on June 25, 2021 a certificate (valid until June 24, 2027) from WSH confirming the same.

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Workplace Safety and Health (Risk Management) Regulations 2006 of Singapore (“Risk Management Regulations 2006”)

Pursuant to Regulation 3 of the Risk Management Regulations 2006, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and under Regulation 4 of the Risk Management Regulations 2006 take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Work Injury Compensation Act 2019 of Singapore (“WICA 2019”)

The Work Injury Compensation Act 2019 of Singapore (the “WICA 2019”), which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA 2019 does not cover self-employed persons or independent contractors. However, as the WICA 2019 provides that, where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the subcontractor employer), the principal shall be liable to compensate those employees of the subcontractor employer who were injured while employed in the execution of work for the principal. The WICA 2019 provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA 2019. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA 2019.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

(a) report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or

(b) commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Under Section 24(1) of the WICA 2019, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA 2019 in respect of all employees employed by him, unless specifically exempted. Further, pursuant to Section 24(1) of the WICA 2019, read with Regulation 3 and the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work whose salary exceeds $2,600 a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both for a first time offender under Section 25(1) of WICA 2019. For further information on our Group’s insurance policies, please refer to the section headed “Insurance”.

As at the Latest Practicable Date, Jurong Barrels has maintained the necessary insurance as required under the WICA 2019.

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Laws and regulations relating to employment

Employment Act 1968 of Singapore (“EA 1968”)

The EA 1968 of Singapore is Singapore’s main labor law. The EA 1968 covers every employee who is under a contract of service with an employer and includes a workman (as defined under the EA 1968) subject to exceptions. The definition of “employee” under the EA 1968 does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees of our Group. The EA provides for the basic terms and conditions at work for employees covered by the EA 1968. It prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing and (v) statutory maternity leave and childcare leave benefits.

A workman is defined under Section 2 of the EA 1968 as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer in pursuance of which he is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the EA 1968 include public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers and those who are covered separately.

In addition to the core employment provisions of the EA 1968, Part IV of the Employment Act contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service (“Part IV”). However, such Part IV provisions only apply to: (a) workmen (doing manual labour) earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600. An employer who breaches any provision of Part IV of the EA 1968 is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the EA 1968 and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

Employment of Foreign Manpower Act 1990 of Singapore (“EFMA 1990”)

The employment of foreign employees in Singapore is governed by EFMA 1990 and is regulated by the MOM. The EFMA 1990 prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA 1990 provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for him. Any person who fails to comply with or contravenes this provision of the EFMA 1990 is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

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In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$5,000 (in all sectors except the financial services sector) and at least $5,500 (in the financial sector), with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) are eligible for an employment pass. The qualifying salaries increase for older and more experienced candidates. From 1 September 2023, in addition to meeting qualifying salary, employment pass candidates must also pass a points-based Complementarity Assessment Framework (“COMPASS”). Mid-level skilled staff earning a fixed monthly salary of at least S$3,000 (in all sectors except the financial services) and $3,500 (in the financial services sector) who possess a degree, diploma or technical certificate and have the relevant work experience may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer of a Work Permit or S-Pass holder is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

On 4 March 2022, the MOM announced the enhanced medical insurance coverage to better protect employers from bearing large unexpected medical bills. The medical insurance coverage will apply to all new Work Permit and S Pass applications and renewals. Key features of the enhanced coverage include (a) introduction of a co-payment element for employers and insurers for amounts above $15,000, up to an annual claim limit of at least $60,000, (b) standardization of allowable exclusion clauses (c) introduction of age-differentiated premiums (d) requirement for insurers to reimburse hospitals directly upon the admissibility of the claim. This has since come into effect from 1 July 2023.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Required safety courses

For the manufacturing sector, foreign workers who handle metals and machinery in the metalworking industry, such as our foreign workers employed under JCS, must take a Metalworking Safety Orientation Course or an Apply Workplace Safety and Health in Metal Work course before their work permits can be issued, and such courses may be conducted by either the Occupational Safety and Health Training and Promotion Centre or other training institutions approved by the Chief Inspector appointed by the Minister of Manpower.

A work permit cannot be issued to the foreign worker until he has taken the safety course. Employers are responsible for their workers passing the test. If the foreign workers fail the course, they should retake it as soon as possible and are required to pass the course within three months of their arrival or their work permit could be revoked. Foreign workers in the metalworking industry that have worked in the metalworking industry for (a) less than six years must pass the safety course once every two years; and (b) more than six years must pass the safety course once every four years.

Employers renewing a work permit must ensure that the foreign worker’s safety course certificate has a validity period of more than one month on the day of renewal, otherwise the work permit will not be renewed.

Other employment-related benefits prescribed by Singapore law

Other employment-related benefits which are prescribed under law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore (“CPFA 1953”) in respect of each employee, who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare and adoption leave benefits (in each case subject to the fulfillment of certain eligibility criteria) under the Child Development Co-Savings Act 2001 (“CDCSA 2001”); (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 (“RRA 1993”) and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 (“WICA 2019”) and the Workplace Safety and Health Act 2006 (“WSHA 2006”)

Central Provident Fund Act 1953 (“CPFA 1953”) of Singapore

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA 1953”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA 1953 in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Laws and regulations relating to exports

Customs Act 1960 of Singapore (“CA 1960”)

Goods exported from Singapore are regulated under the CA 1960. To export goods from Singapore, the exporter is required to declare the goods to Singapore Customs, a department under the Ministry of Finance, which is the lead agency for trade facilitation and revenue enforcement. The Singapore Goods and Services Tax (the “GST”) is not levied on goods exported from Singapore. A Customs export permit is required for, among other things, the export of locally manufactured goods or local GST paid goods, the export of goods from free trade zones, dutiable goods from licensed warehouses and non-dutiable goods from a zero-rated warehouse. The exporter will be the party that issues the commercial invoice to his overseas customer. Exporters who intend to engage in import and/or export activities in Singapore or appoint a declaring agent to apply for Customs import, export and transshipment permits or certificates will need to activate their Customs Account with Singapore Customs, further to which a declaring agent may be appointed to apply for Customs permits on their behalf. Declaring agents have to be registered with Singapore Customs.

Exporters may be penalized if they do not comply with the requirements and conditions imposed under the CA 1960. Making an incorrect declaration or failing to make a declaration of goods imported into, exported from or transshipped in Singapore will result in being liable on conviction for a fine not exceeding S$10,000, or the equivalent of the amount of the customs duty, excise duty or GST payable, whichever is the greater amount, or imprisonment for a term not exceeding 12 months, or both.

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Laws and regulations relating to COVID-19 and infectious diseases

Infectious Diseases Act 1976 of Singapore (“IDA 1976”)

The IDA 1976 relates to the quarantine and the prevention of infectious diseases. Under the IDA 1976, if the Director-General of Health (the “DGH”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DGH may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DGH from time to time for such period, not exceeding 14 days, as the DGH may, by written notice, specify.

In addition, the DGH may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DGH may determine. The DGH may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DGH reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA 1976, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DGH is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA 1976 for which no penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020

At the height of the COVID-19 pandemic in Singapore, and on March 26, 2020, the Ministry of Health of Singapore (“MOH”) promulgated the Infectious Diseases (COVID- 19 — Stay Orders) Regulations 2020 (the “SHN Regulations 2020”) under the Infectious Diseases Act of Singapore.

Under the SHN Regulations 2020, an at-risk individual may be ordered to go directly to one or more places of accommodation specified in an order given under the SHN Regulations 2020 and not leave the place of accommodation if, among other things, the individual is a traveler entering Singapore on or after October 7, 2021, for the period starting upon the issue of the order and ending on the later of (i) a day specified in the order, which must not be later than the 21st day after the date the order was issued; and (ii) the day that the individual knows that he tests negative for COVID-19 after undergoing any antigen rapid test or polymerase chain reaction test as prescribed under the SHN Regulations 2020, and if the individual is required to undergo a serology test, also tests positive after undergoing a serology test as prescribed under the SHN Regulations 2020. The penalty for an offense under the SHN Regulations 2020 is a fine of up to S$10,000 or imprisonment of up to six months or both.

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On February 16, 2022, the Singapore government announced the further simplification of existing healthcare protocols, workplace testing requirements and safe management measures, including focusing the mandatory rostered routine testing on sectors where there are interactions with vulnerable populations as well as the provision of essential services, such as the healthcare and eldercare sectors and selected essential services sectors, with effect from February 18, 2022, and workplace requirements will be aligned with those for community safe management measures. The border measures for travelers were also simplified with effect from February 22, 2022, including the standardization of the stay home notice duration to seven days across all country/region categories in view of the Omicron variant’s shorter incubation period and the cessation of the enhanced testing regime for travelers arriving on vaccinated travel lanes.

For travelers arriving in Singapore from February 13 2023, there are no longer any COVID-19 measures for travelers arriving into Singapore regardless of vaccination status or traveler profile.

Easing of COVID-19 safe management measures at the workplace

Since February 13 2023, safe management measures (“SMM”) for workplaces have been fully lifted, and employers are no longer required to monitor or implement any SMMs, Employers may decide which SMM measures they wish to retain based on business continuity or workplace health and safety reasons. Employees do not need to be tested before reporting to the workplace, and most employees and visitors do not need to wear masks at the workplaces.

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MANAGEMENT

The following table sets forth the names, ages and titles of our Directors, Executive Officers and key personnel:

Name	Age	Title

Executive Directors and Executive Officers:

Mr. Lim Chwee Poh	70	Executive Director and Chief Executive Officer

Mr. Liang Zhao Rong	37	Executive Director and Chief Financial Officer

Mr. Quek Che Wah	58	Deputy Chief Executive Officer

Mr. Lim Tze Chong, Patrick	43	Operations Director

Mr. Lim Tze Ming Kelvin	40	Sales Director

Mr. Lim Kim Seng	62	Sales Director

Independent Director Nominees:

Mr. Han Yee Yen	69	Independent Director Nominee

Mr. Chan Chin Hoong	36	Independent Director Nominee

Mr. Soh Kar Liang	55	Independent Director Nominee

No arrangement or understanding exists between any such Director or Executive Officer and any other persons pursuant to which any Director or Executive Officer was elected as a Director or Executive Officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of our Board.

Executive Directors and Executive Officers:

Mr. Lim Chwee Poh is our Executive Director and Chief Executive Officer of our Group, and appointed on October 11, 2022. Mr. Lim CP is responsible for the development and execution of our Group’s business strategies and plans as well as oversees the Group’s financial performance, investments and other business ventures. Mr. Lim CP joined our Group in 1983 as the managing director. Mr. Lim CP has appointed as a Director of Jurong Barrels in 1983 and JBD Systems in 2017.

Mr. Lim CP has over 50 years of experience in overseeing business operations and strategy. From 1970 to 1982, he was a trader in Lim Chwee Poh Trading Co., a company principally engaged in the trading of scrap metals and cloths. Mr. Lim CP founded our Group in 1983 and has been the managing director since. Mr. Lim CP obtained the Primary School Leaving Examination (PSLE) qualification in Singapore.

Mr. Lim CP is the spouse of Ms. Siow KL, the father of Mr. Lim TC and Mr. Lim TM and brother of Mr. Lim KS.

Mr. Liang Zhao Rong is our Executive Director and Chief Financial Officer of our Group, and appointed on October 11, 2022. Mr. Liang is responsible for the overall management of the accounts and budgets of our Group as well as oversees the administrative and human resources department. Mr. Liang joined our Group in 2016 as the finance and administration manager since 2016. Mr. Liang has appointed as a Director of Jurong Barrels and JBD Systems in 2022.

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Mr. Liang has over 11 years of experience in managing accounts and finance of businesses. From 2010 to 2013, he was an accounts executive in XMH Holdings Ltd, a company principally engaged in the sales of marine engine and spare parts. From 2013 to 2016, Mr. Liang was a finance analyst at Amanresorts International Pte. Ltd., a company principally engaged in managing hotels and resorts under the Aman group.

Mr. Liang obtained a Bachelor of Science in Accounting and Finance from the University of London in 2010. Mr. Liang is also an associate member of the CPA Australia since 2022.

Mr. Quek Che Wah is our Deputy Chief Executive Officer of our Group and appointed on October 11, 2022. Mr. Quek is responsible for the operations, sales, procurement and daily company co-ordination of our Group. Mr. Quek joined our Group in 2016 as the general manager of Jurong Barrels and has served since 2016.

Mr. Quek has over 38 years of experience in working in injection and molding and manufacturing companies. From 1983 to 1989, Mr. Quek worked at a plastic injection molding and manufacturing company and metal parts manufacturing company. From 1989, Mr. Quek worked as an assistant product supervisor at Miyoshi Precision (S) Pte. Ltd. From 1994 to 2000, Mr. Quek was a quality control and production manager in Sam-Plus Manufacturing Pte. Ltd., a company principally engaged in high precision engineering of plastic connector injection molding and mold manufacturing. From 2001 to 2007, he was a director and factory manager in PT Sam-Plus Indotama Industry, a company which is principally engaged in high precision engineering of plastic connector injection molding and mold manufacturing. From 2007 to 2016, he was a logistics manager in Nilfisk Pte. Ltd., a company principally engaged in the manufacturing of industrial and professional cleaning machines and equipment.

Mr. Quek obtained a national technical certificate in NTC - 2 Precision Tooling (Press Tool) from the Institute of Technical Education Singapore in 1994 and a Diploma in Integrated Logistics Management (Synchronous E-learning) from the Logistics Academy of Singapore in 2011.

Mr. Lim Tze Chong, Patrick is our Operations Director of our Group and appointed on October 11, 2022. Mr. Lim TC is responsible for overseeing the overall operations of our Group. Mr. Lim TC joined our Group in 2001 after his graduation as the operations director of Jurong Barrels.

Since 2017, Mr. Lim TC has served as a director of JBD Systems.

Mr. Lim TC obtained a diploma from Ngee Ann Polytechnic in Singapore in 2001.

Mr. Lim TC is the son of Mr. Lim CP and Ms. Siow KL, brother of Mr. Lim TM and nephew of Mr. Lim KS.

Mr. Lim Tze Ming, Kelvin is our Sales Director of our Group and appointed on October 11, 2022. Mr. Lim TM is responsible for managing and overseeing the sales operations of our Group. Mr. Lim TM joined our Group in 1999 as the sales coordinator. He was promoted to his current position in 2003 as sales director of Jurong Barrels.

Mr. Lim TM obtained the Secondary 3 / Express Stream Leaving Certificate from Fairfield Methodist Secondary School in Singapore in 1999.

Mr. Lim TM is the son of Mr. Lim CP and Ms. Siow KL, brother of Mr. Lim TC and nephew of Mr. Lim KS.

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Mr. Lim Kim Seng is our Sales Director of our Group and appointed on October 11, 2022. Mr. Lim KS is responsible for the business strategies and plans, communications with shareholders and investments of our Group. Mr. Lim KS joined our Group since 1983 as a director of Jurong Barrels.

From 1970 to 1982, Mr. Lim KS was a trader in Lim Chwee Poh Trading Co., a company principally engaged in the trading of scrap metals and cloths. Since 1983, he has been a director of Jurong Barrels and he was responsible for (i) Jurong Barrels’ business strategies in order to attain the goals of the board and shareholders; (ii) providing strategic advice to the board so that they will have accurate view of the market and Jurong Barrels’ future; (iii) preparing and implementing comprehensive business plans to facilitate achievement by planning cost-effective operations and market development activities; (iv) communicating and maintaining trust relationships with shareholders, business partners and authorities; (v) overseeing Jurong Barrels’ investments and other business ventures; (vi) analyzing problematic situations and occurrences and provide solutions to ensure company survival and growth of Jurong Barrels.

Mr. Lim KS completed the Secondary 4 level from Serangoon Technical Secondary School in Singapore in 1977.

Mr. Lim KS is the brother of Mr. Lim CP, the brother-in-law of Ms. Siow KL and the uncle of Mr. Lim TC and Mr. Lim TM.

Independent Director Nominees:

Mr. Han Yee Yen will begin serving as an independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Han will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Han has over 41 years of experience in auditing, accounting, and financial management as a financial controller in different industries. From October 2010 to December 2014, Mr. Han was the group chief financial officer of Jubilee Industries Holdings Ltd., a company whose shares are listed on the Catalist of the Singapore Exchange Securities Trading Limited (stock code: NHD). From December 2014 to July 2015, Mr. Han was the group financial controller of 800 Super Holdings Limited, a company whose shares were previously listed on the Catalist of the Singapore Exchange Securities Trading Limited. From September 2015 to March 2019, Mr. Han was the group financial controller of Kee Song Food Corporation (S) Pte Ltd, a subsidiary of Kee Song Bio-Technology Holdings Limited, a company whose shares are listed on the Taiwan Stock Exchange Corporation (stock code 1258), where he was responsible for handling the group’s financial and accounting matters, ensuring compliance with the Taiwan listing rules and regulations and overseeing the IT department. Since April 2019, Mr. Han works at Y Y Han Management Enterprise as a sole proprietor, where he provides accounting and finance services to small and medium-sized enterprises clients.

Mr. Han obtained a Bachelor of Commerce (Accountancy) from the Nanyang University of Singapore in June 1979. Mr. Han is also a Fellow Chartered Accountant of Singapore since July 2013 and a fellow of the Institute of Certified Public Accountants of Singapore since November 2004.

Mr. Chan Chin Hoong will begin serving as an independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Chan will serve as chairman of the nomination committee and as a member of the compensation and audit committees.

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Mr. Chan has been in the audit and accounting field for over 10 years. From 2011 to 2012, Mr. Chan worked as an audit associate at Cheng & Co. in Malaysia. From 2012 to 2013, Mr. Chan worked as a senior audit associate at KPMG in Malaysia. From 2013 to 2018, Mr. Chan worked as audit assistant manager at BDO LLP in Singapore. Since 2018, Mr. Chan has been the Finance & HR Manager of Signmechanic Pte Ltd in Singapore. Since 2023, Mr. Chan has been an independent non-executive director in Multi Ways Holdings Limited, a company specializing in heavy construction equipment whose shares are listed on the New York Stock Exchange (stock code: MWG).

Mr. Chan has completed the examination from Association of Chartered Certified Accountants and obtained the certificate in 2011. Mr. Chan is a member of the Association of Chartered Certified Accountants (ACCA) since 2014. He is also a member of the Institute of Singapore Chartered Accountants (ISCA) since 2016 and the Fellow Member of Association of Chartered Certified Accountants (FCCA) since 2019.

Mr. Soh Kar Liang will begin serving as an independent Director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part. Mr. Soh will serve as chairman of the compensation committee and as a member of the nomination and audit committees.

Mr. Soh has almost 30 years of experience as a legal practitioner. Since 2012, he has been the managing director of the Singapore law firm Ella Cheong LLC. His core practice areas are intellectual property specializations in trademarks, patents and copyright. In addition to overseeing and supervising the firm’s business operations, employees, business development, and strategies, he holds key appointments in professional associations and is a frequent and well-regarded speaker at local and international events.

Mr. Soh obtained a Bachelor of Laws (Hons) from the National University of Singapore in 1992 and a Master of Science (Computer Science) from the University of Wales in 2008. He was admitted as an advocate and solicitor of the Supreme Court of Singapore in 1993 and among the first patent attorneys registered in Singapore. He has also successfully completed the patent agent examination in Malaysia. Mr. Soh is an active member of local and international associations (e.g., Law Society of Singapore, Singapore Academy of Law, International Association for the Protection of Intellectual Property, Asian Patent Attorneys Association, International Federation of Intellectual Property Attorneys, International Trade Mark Association, ASEAN Intellectual Property Association, and Association of Singapore Patent Attorneys). He is the immediate past president of the ASEAN Intellectual Property Association and has previously served as President of the Singapore Recognized Group of the Asian Patent Attorneys Association and the Chair of the Legislation and Regulation Committee of the International Trademark Association.

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Committees of our Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. Our Board may also establish other committees from time to time to assist our Company and our Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Capital Market and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq Capital Market, each committee’s charter will be available on our website at https://www.barrels.com.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Mr. Han Yee Yen, Mr. Chan Chin Hoong and Mr. Soh Kar Liang, all of whom are independent Directors, will serve on the audit committee, which will be chaired by Mr. Han Yee Yen. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and the Nasdaq Capital Market, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Han Yee Yan as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

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Compensation committee

Mr. Chan Chin Hoong, Mr. Han Yee Yen and Mr. Soh Kar Liang, all of whom are independent Directors, will serve on the compensation committee, which will be chaired by Mr. Chan Chin Hoong. Our Board has determined that each such member satisfies the “independence” standards identified in the Nasdaq Capital Market Company Guide. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to our Board the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
●	reviewing and recommending to our Board the cash compensation of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq Capital Market listing rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to our Board the compensation of our Directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Mr. Soh Kar Liang, Mr. Han Yee Yen and Mr. Chan Chin Hoong, all of whom are independent Directors, and will serve on the nomination committee, which will be chaired by Mr. Soh Kar Liang. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq Capital Market listing rules. The nomination committee’s responsibilities include:

●	developing and recommending to our Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of our Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and our Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin).

Corporate governance

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nomination committee and our Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

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Foreign Private Issuer Status

The Nasdaq Capital Market listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Capital Market. The application of such exceptions requires that we disclose each Nasdaq Capital Market corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Capital Market corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Capital Market in respect of the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Capital Market listing rules;
●	the requirement under Section 5605(d) of the Nasdaq Capital Market listing rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;
●	the requirement under Section 5605(e) of the Nasdaq Capital Market listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;
●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq Capital Market listing rules; and
●	the requirement under Section 5605(b)(2) of the Nasdaq Capital Market listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our Directors, Executive Officers and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.barrels.com.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our Directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Compensation of Executive Directors and Executive Officers

For the financial year ended May 31, 2024, we paid an aggregate of approximately S$1.1 million in cash to our Executive Directors and Executive Officers. For the financial year ended May 31, 2023, we paid an aggregate of approximately S$1.1 million in cash to our Executive Directors and Executive Officers.

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Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (S$’000)	Bonus (S$’000)
Mr. Lim Chwee Poh, Executive Director and Chief Executive Officer	2024	327	27
	2023	333	41

Mr. Liang Zhao Rong, Executive Director and Chief Financial Officer	2024	96	8
	2023	91	12

Mr. Han Yee Yen, Independent Director Nominee	2024	-	-
	2023	-	-

Mr. Chan Chin Hoong, Independent Director Nominee	2024	-	-
	2023	-	-

Mr. Soh Kar Liang, Independent Director Nominee	2024	-	-
	2022	-	-

Employment Agreements

Employment Agreement between Mr. Lim Chwee Poh and Jurong Barrels

Effective as of the effective date of the Registration Statement of which this prospectus forms a part, we entered into an Employment Agreement with Mr. Lim CP pursuant to which he was employed as the Chief Executive Officer of Jurong Barrels. The agreement provides for an annual base salary in the amount of S$27,223. Mr. Lim CP’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Lim CP shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Mr. Liang Zhao Rong and Jurong Barrels

Effective as of the effective date of the Registration Statement of which this prospectus forms a part, we entered into an Employment Agreement with Mr. Liang Zhao Rong pursuant to which he was employed the Chief Financial Officer of Jurong Barrels. The agreement provides for a monthly base salary in the amount of S$8,000. Under the terms of the agreement, Mr. Liang Zhao Rong’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Liang Zhao Rong shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our Directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual director fees that are payable to our Independent Director Nominees are S$30,000 to Mr. Han Yee Yen, S$24,000 to Mr. Chan Chin Hoong and S$24,000 to Mr. Soh Kar Liang respectively. Such director fees are payable in cash on a monthly basis.

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of our Board; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Ordinary Shares;
●	each of our named Executive Officers;
●	each of our Directors and Director nominees; and
●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 18,037,500 Ordinary Shares of our Company issued and outstanding as of July 3, 2024, and with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

The Company currently has 7 record holders of Ordinary Shares, none of whom are holders domiciled in the United States. Unless otherwise noted below, the address of each person listed on the table is 34 Gul Crescent, Singapore 629538.

	Ordinary Shares Beneficially Owned Before this offering		Ordinary Shares Beneficially Owned after this offering
Name of Beneficial Owners	Number	Percentage	Number	Percentage

Named Executive Directors and Executive Officers:
Mr. Lim Chwee Poh(1)	858,584	4.76%	833,584	4.21%

Mr. Liang Zhao Rong	-	-	-	-

Mr. Quek Che Wah	-	-	-	-

Mr. Lim Tze Chong, Patrick(2)	2,572,148	14.26%	2,497,148	12.62%

Mr. Lim Tze Ming, Kelvin(2)	-	-	-	-

Mr. Lim Kim Seng(3)	858,584	4.76%	833,584	4.21%

Independent Director Nominees:
Mr. Han Yee Yen	-	-	-	-

Mr. Chan Chin Hoong	-	-	-	-

Mr. Soh Kar Liang	-	-	-	-

All executive officers, directors and director nominees as a group	4,289,316	23.78%	4,164,316	21.04%

5% Shareholders:
E U Holdings Pte. Ltd.(4)	9,408,360	52.16%	9,108,360	46.03%

Ms. Siow Kim Lian(5)	2,572,148	14.26%	2,497,148	12.62%

Notes:

(1)	Mr. Lim Chwee Poh is the spouse of Ms. Siow Kim Lian, the father of Mr. Lim Tze Chong, Patrick and Mr. Lim Tze Ming, Kelvin and the brother of Mr. Lim Kim Seng.
(2)	Mr. Lim Tze Chong, Patrick and Mr. Lim Tze Ming, Kelvin are the sons of Mr. Lim Chwee Poh and Ms. Siow Kim Lian and the nephews of Mr. Lim Kim Seng
(3)	Mr. Lim Kim Seng is the brother of Mr. Lim Chwee Poh, the brother-in-law of Ms. Siow Kim Lian and the uncle of Mr. Lim Tze Chong, Patrick and Mr. Lim Tze Ming, Kelvin
(4)	E U Holdings Pte. Ltd. is a company incorporated in Singapore and owned as to 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.
(5)	Ms. Siow Kim Lian is the spouse of Mr. Lim Chwee Poh, the mother of Mr. Lim Tze Chong, Patrick and Mr. Lim Tze Ming, Kelvin and the sister-in-law of Mr. Lim Kim Seng

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Selling Shareholders

This prospectus covers the offering of 500,000 Ordinary Shares by the Selling Shareholders, as to 300,000 Ordinary Shares by E U Holdings, 25,000 Ordinary Shares by Mr. Lim CP, 75,000 Ordinary Shares by Ms. Siow KL, 75,000 Ordinary Shares by Mr. Lim TC and 25,000 Ordinary Shares by Mr. Lim KS. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the names of the Selling Shareholders, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to this offering	Percentage Ownership Prior to this offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After this offering	Percentage Ownership After this offering(1)

1. E U Holdings	9,408,360	52.16%	300,000	9,108,360	46.03%
2. Ms. Siow KL	2,572,148	14.26%	75,000	2,497,148	12.62%
3. Mr. Lim TC	2,572,148	14.26%	75,000	2,497,148	12.62%
4. Mr. Lim CP	858,584	4.76%	25,000	833,584	4.21%
5. Mr. Lim KS	858,584	4.76%	25,000	833,584	4.21%

	16,269,824	90.20%	500,000	15,769,824	79.69%

(1) Based on 18,037,500 Ordinary Shares issued and outstanding immediately prior to the offering and based on 19,787,500 Ordinary Shares to be issued and outstanding immediately after the offering.

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RELATED PARTY TRANSACTIONS

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the six months ended November 30, 2023 and 2022 and the financial years ended May 31, 2023 and 2022, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Singapore law.

Prior to a group reorganization involving the transfer of the entire issued share capital of JBDI to us, our Group comprised JDBI, Jurong Barrels and JBD Systems. JBDI was held as 14.26% by Mr. Lim TC, 14.26% by Ms. Siow KL, 4.76% by Mr. Lim CP, 4.76% by Mr. Lim KS, 52.16% by E U Holdings, 4.90% by Goldstein and 4.90% by Arc Development. Upon completion of our reorganization whereby the entire share capital of JBDI, Jurong Barrels and JBD Systems were transferred to us, our Group comprised JBDI, Jurong Barrels and JBD Systems as our direct and indirect wholly-owned subsidiaries, respectively.

In the ordinary course of business, during the six months ended November 30, 2023 and 2022, the Company involved with certain transactions, either at cost or current market prices, and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the financial periods as presented (for the portion of such period that they were considered related):

	Six Months Ended November 30,
Nature of transactions	2023	2022
	$’000	$’000

KDS Steel Pte Ltd(1)
- Provision of warehouse space by KDS Steel Pte Ltd to Jurong Barrels for the purpose of its logistics services	399	372
- Provision of utilities cost due to Jurong Barrels for certain cleaning services at the warehouse by KDS Steel Pte Ltd to Jurong Barrels	37	37

E U Holdings Pte. Ltd.(2)
- Management fees payable by Jurong Barrels for management services provided by E U Holdings Pte. Ltd.	133	129

(1)	E U Holdings Pte. Ltd. is a shareholder of Jurong Barrels and KDS.
(2)	E U Holdings Pte. Ltd. is owned as to 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

Amounts due to related parties consisted of the following:

	As of November 30,
	2023	2022
	$’000	$’000
Due to related parties*
- E U Holdings Pte. Ltd.(1)	591	611
- Soon Aik Global Pte Ltd(2)	8	15
- Amount due to shareholders(3)	395	357
- Amount due to director loans(4)	62	160

	1,056	1,143

(1) E U Holdings Pte. Ltd. is company incorporated in Singapore and owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan. This amount consists mainly of the balance of the interim dividend. See Note 10 – Shareholders’ Equity of the Financial Statements.

(2) Amount is due to Soon Aik Global Pte Ltd is company incorporated in Singapore and owned 25% by Mr. Neo Chin Heng for accounting services charges.

(3) The shareholders consist of Ms. Siow KL, Mr. Lim TC and Mr. Lim KS. This amount consist mainly of the balance of the interim dividend. See Note 10 – Shareholders’ Equity of the Financial Statements.

(4) The director loans are due to Mr. Lim CP for amounts advanced for funding the construction of a plant.

*The amounts are unsecured, interest-free and non-repayable on demand.

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In the ordinary course of business, during the financial years ended May 31, 2023 and 2022, the Company involved with certain transactions, either at cost or current market prices, and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the financial periods as presented (for the portion of such period that they were considered related):

	Financial Year May 31,
Nature of transactions	2023	2022
	$’000	$’000

KDS Steel Pte Ltd(1)
- Provision of warehouse space by KDS Steel Pte Ltd to Jurong Barrels for the purpose of its logistics services	789	782
- Provision of utilities cost due to Jurong Barrels for certain cleaning services at the warehouse by KDS Steel Pte Ltd to Jurong Barrels	72	72

E U Holdings Pte. Ltd.(2)
- Management fees payable by Jurong Barrels for management services provided by E U Holdings Pte. Ltd.	263	266

(1)	E U Holdings Pte. Ltd. is a shareholder of Jurong Barrels and KDS.
(2)	E U Holdings Pte. Ltd. is owned as to 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

Amounts due to related parties consisted of the following:

	As of May 31,
	2023	2022
	$’000	$’000
Due to related parties*
- E U Holdings Pte. Ltd.(1)	902	1,185
- Soon Aik Global Pte Ltd(2)	8	15
- Amount due to shareholders(3)	576	691
- Amount due to director loans(4)	87	209

	1,573	2,100

(1) E U Holdings Pte. Ltd. is company incorporated in Singapore and owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan. This amount consists mainly of the balance of the interim dividend. See Note 10 – Shareholders’ Equity of the Financial Statements.

(2) Amount is due to Soon Aik Global Pte Ltd is company incorporated in Singapore and owned 25% by Mr. Neo Chin Heng for accounting services charges.

(3) The shareholders consist of Ms. Siow KL, Mr. Lim TC, Mr. Lim KS and Arc Development. This amount consist mainly of the balance of the interim dividend. See Note 10 – Shareholders’ Equity of the Financial Statements.

(4) The director loans are due to Mr. Lim CP for amounts advanced for funding the construction of a plant.

*The amounts are unsecured, interest-free and non-repayable on demand.

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DESCRIPTION OF SHARE CAPITAL

A copy of our amended and restated memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles of Association”).

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

Our authorized share capital is $500,000 divided into 500,000,000 Ordinary Shares, par value of $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

The following are summaries of certain material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Amended and Restated Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board. Our dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our Board determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our Directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;
(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

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(iii)	our Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise. Where our Board or our Company in general meeting has resolved that a dividend should be paid or declared, our Board may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our Board may think fit.

Upon the recommendation of our Board, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board or our Company in general meeting has resolved that a dividend be paid or declared, our Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our Board and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

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Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Amended and Restated Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our Board may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as the Nasdaq Capital Market may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the Nasdaq Capital Market, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board may determine.

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Fully paid shares shall be free from any restriction on transfer (except when permitted by the Nasdaq Capital Market) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and
(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our Board may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board shall fix from the day appointed for payment to the time of actual payment, but our Board may waive payment of such interest wholly or in part. Our Board may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our Board may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

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If the requirements of any such notice are not complied with, any share in respect of which the notice has been given at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Amended and Restated Articles of Association, and, where applicable, the Nasdaq Capital Market listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Ordinary Shares, any power of our Company to purchase or otherwise acquire all or any of its own Ordinary Shares (which expression as used in this Article includes redeemable Ordinary Shares) be exercisable by our Board in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Amended and Restated Articles of Association, and to any special rights conferred on the holders of any Ordinary Shares or attaching to any class of Ordinary Shares, Ordinary Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Amended and Restated Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Amended and Restated Articles of Association in accordance with the Amended and Restated Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our Board or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our Board for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our Board fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our Board shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and
(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Amended and Restated Articles of Association.

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Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Amended and Restated Memorandum and Articles of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;
(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and
(e)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value, negotiable or bearer shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation;
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, and a statement of the shares held by each member distinguishing each share by its number (so long as the share has a number), confirming the amount paid or agreed to be considered as paid on the shares of each member, confirming the number and category of shares held by each member, and confirming whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional);
●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

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If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with (a) declarations from a director from each constituent company (among other matters) as to the solvency of the consolidated or surviving company and of the assets and liabilities of each constituent company; and (b) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands (the “Cayman Court”)) if they follow the required procedures, subject to certain exceptions. Cayman Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. Moreover, Cayman Islands law also has separate statutory provisions that facilitate compromises or arrangements between a Cayman Islands company and its creditors (or any class of them) or between a Cayman Islands company and its members (or any class of them).

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Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of members’ schemes of arrangement has been abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the members (or class of members) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all members (or class of members) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value and (b) the sanction of the Cayman Court, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Court will make orders for (amongst other things) the convening of the meetings of creditors or members (or classes of them, as applicable). While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would likely to approve the arrangement if it determines that:

●	the company complied with the directions set down by the Cayman Court;
●	the meeting was properly held and the statutory provisions as to the required majority vote have been met;
●	the shareholders (or creditors) have been fairly and adequately represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority in order to promote interests adverse to those of the class; and
●	the arrangement is such that may be reasonably approved by an intelligent and honest member of that class acting in respect of his/her interest.

If a compromise or arrangement of a Cayman Islands company is approved by the members in the context of a members’ scheme (as described above), and the Cayman Court subsequently sanctions this scheme a dissenting shareholder would have no rights comparable to the appraisal rights which it would have if the company in question were a Delaware corporation (being the right to receive payment in cash for the judicially determined value of its shares). This is because the scheme will be binding on all members (or class of members), regardless of whether all the members (or class of members) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholders’ Suits

Walkers (Hong Kong), our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. In the ordinary course, litigation brought in the name of the company must be brought by the company acting by its board, such that shareholders cannot sue in the name of the company. However, in certain circumstances (including where the alleged wrongdoer is in control of the company), shareholders in Cayman Islands companies may cause proceedings to be brought derivatively for and on behalf of the company against third parties, including the company’s directors. A shareholder may also (subject to meeting the relevant requirements in the Companies Act file winding up proceedings against our company on just and equitable grounds, based on similar factual circumstances. It is possible for the shareholder to seek alternative remedies to a winding up within the winding up petition, depending on the circumstances. Such alternative remedies include seeking a share buyout order from our company or seeking an order regulating the conduct of our company’s affairs in the future.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of Directors and Executive Officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association permit indemnification of Directors and Executive Officers for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such Directors or Executive Officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Executive Officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Amended and Restated Memorandum and Articles of Association

Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our Board to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, in accordance with their duties to our Company, including for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our Amended and Restated Articles of Association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by our Board or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated articles of association allow our shareholders holding not less than 10% of all voting power of our share capital in issue to requisition a general meeting. Other than this right to requisition a general meeting, our current articles of association do not provide our shareholders other rights to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on our Board since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company). A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our Board, is absent from three consecutive meetings of our Board and our Board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our post-offering amended and restated memorandum and articles of association.

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Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, our Board approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless our Board approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by our Board may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by our Board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Articles of Association, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering Amended Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-Money Laundering –Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (as amended) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

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Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 19,787,500 Ordinary Shares issued.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholders will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, except for the Selling Shareholders, with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriter for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by it. These Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.50 (being the mid-point of the offer price range), which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Selling Shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq Capital Market market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	3,860
FINRA Filing Fee	US$	650
Nasdaq Market Entry and Listing Fee	US$	5,000
Printing and engraving expenses	US$	10,000
Legal fees and expenses, including underwriters’ counsel	US$	440,000
Accounting fees and expenses	US$	328,000
Miscellaneous	US$	533,000

Total	US$	1,320,510

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Walkers (Hong Kong), our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than USD on the disposition of our Ordinary Shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

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However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

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If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholders have entered into an underwriting agreement dated [●], 2024 with Wilson-Davis & Co., Inc., or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Wilson-Davis & Co., Inc.	2,250,000
Total

The underwriter is offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$4.50 per Share (being the mid-point of the offer price range). The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$4.50 per Share (being the mid-point of the offer price range) to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts are 8% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Total
	Per Share
Public offering price	US$	4.50
Underwriting discounts and commissions to be paid by us	US$	0.36
Proceeds, before expenses, to us	US$	4.14

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$170,000 for fees and expenses of legal counsel.

We paid US$30,000 as an advance towards the Representative’s accountable expenses (the “Advance”). Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). Further, we paid the Representative’s legal counsel a retainer of $30,000, which shall be applied to the Representative’s legal counsel fees.

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We have agreed to pay expenses relating to the offering, including but not limited to (i) all filing fees and communication expenses relating to the registration of the Ordinary Shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of the Ordinary Shares on the Nasdaq Capital Market; (iii) all reasonable fees, expenses and disbursements relating to background checks of the Company’s Directors and Executive Officers; (iv) up to US$170,000 of legal fees, costs and expenses incurred by the Representative, including all reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company; (v) translation costs for due diligence purposes; (vi) all fees, expenses and disbursements relating to the registration or qualification of such Ordinary Shares under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees and the reasonable fees and disbursements of Representative’s counsel); (vii) the costs of all mailing and printing of the underwriting documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; (viii) the costs of preparing, printing and delivering certificates representing the Ordinary Shares and the fees and expenses of the transfer agent for such shares; (ix) stock transfer taxes, if any; (x) the fees and expenses of the Company’s accountants, legal counsel, public relations firm and other agents and representatives; (xi) all expenses, including without limitation, travel and lodging expenses for all road show meetings and preparation of a power point presentation; and (xii) the costs associated with “tombstone or Lucite” advertisements.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$[●].

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Our Directors, Executive Officers and principal shareholders (5% or more shareholders), except for the Selling Shareholders have agreed to a 180 days “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 12 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

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The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Capital Market

We list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JBDI.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

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Price Stabilization, Short Positions and Penalty Bids

The underwriter will not engage in transactions to stabilize, maintain or otherwise affect the price of our Ordinary Shares including over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids.

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriter may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

The underwriter has informed us that they do not expect to confirm sales of our ordinary shares offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong).

We are being represented by Schlueter & Associates with respect to certain legal matters of U.S. federal securities.

Certain legal matters of Singapore law in connection with this offering will be passed upon for us by Insights Law LLC.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP.

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EXPERTS

The financial statements as of May 31, 2023 and 2022, and for each of the two years in the period ended May 31, 2023 and 2022 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our Directors, Executive Officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

141

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its Directors and Executive Officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our Directors and Executive Officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our Directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our Directors and Executive Officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter were involved in these issuances of securities.

II-1

Ordinary Shares

Pursuant to a group reorganization on May 30, 2023, the Registrant issued an aggregate of 9,018,749 Ordinary Shares, par value US$0.001, in exchange for all of the JBDI shares issued and outstanding of JBDI as follows:

Allottee	Date of Sale or Issuance	Number of Securities	Consideration

E U Holdings	May 30, 2023	4,704,179	5,216 shares in JBDI

Mr. Lim TC	May 30, 2023	1,286,074	1,427 shares in JBDI

Ms. Siow KL	May 30, 2023	1,286,074	1,427 shares in JBDI

Mr. Lim CP	May 30, 2023	429,292	475 shares in JBDI

Mr. Lim KS	May 30, 2023	429,292	475 shares in JBDI

Goldstein	May 30, 2023	441,919	490 shares of JBDI

Arc Development	May 30, 2023	441,919	490 shares of JBDI

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

EXHIBIT INDEX

Exhibit No.	Description of document
1.1******	Form of Underwriting Agreement
3.1****	Form of Amended Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1*	Opinion of Walkers (Hong Kong) regarding the validity of securities being registered
5.2****	Opinion of Insights Law LLC regarding Singapore legal matters
8.1*	Opinion of Walkers (Hong Kong) regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1***	Employment Agreement between Mr. Lim Chwee Poh and Jurong Barrels
10.2***	Employment Agreement between Mr. Liang Zhao Rong and Jurong Barrels
10.3***	Form of Directors Agreement
10.4**	Lease Agreement dated August 1, 2018, as amended between JBD Systems and Liquinex Group Pte Ltd.
10.5**	Reorganization agreement dated May 30, 2023
10.6****	Purchase and Sale Agreement dated January 12, 2023
14.1****	Code of Ethics of the Registrant
21.1***	List of Subsidiaries of the Registrant
23.1*	Consent of Onestop Assurance PAC
23.2*	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)
23.3****	Consent of Insights Law LLC (included in Exhibit 5.2)
23.4****	Consent of Frost & Sullivan
24.1****	Power of Attorney (included on signature pages)
99.1****	Consent of Mr. Han Yee Yen to be a director nominee
99.2****	Consent of Mr. Chan Chin Hoong to be a director nominee
99.3****	Consent of Mr. Soh Kar Liang to be a director nominee
99.4*	Representation of the Company under Item 8.A.4 of Form 20-F dated July 16, 2024
107***	Filing Fee Table

* Submitted herewith

** Previously filed with the SEC on Form F-1 on February 22, 2024.

*** Previously filed with the SEC on Form F-1 on February 8, 2024.

**** Previously filed with the SEC on Form F-1 on May 2, 2024.

***** Previously filed with the SEC on Form F-1 on May 23, 2024.

****** Previously filed with the SEC on Form F-1 on July 3, 2024.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 16, 2024.

JBDI HOLDINGS LIMITED

By:	/s/ Lim Chwee Poh
Name:	Mr. Lim Chwee Poh
Title:	Executive Director and Principal Executive Officer

By:	/s/ Liang Zhao Rong
Name:	Mr. Liang Zhao Rong
Title:	Executive Director and Principal Financial and Accounting Officer

POWER OF ATTORNEY

We, the undersigned Directors and Executive Officers of JBDI Holdings Limited and its subsidiaries hereby severally constitute and appoint Mr. Lim Chwee Poh, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lim Chwee Poh	Executive Director and Principal Executive Officer	July 16, 2024
Mr. Lim Chwee Poh

/s/ Liang Zhao Rong	Executive Director and Principal Financial and Accounting Officer	July 16, 2024
Mr. Liang Zhao Rong

II-5

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in the City of New York, United States of America on July 16, 2024.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

II-6

INDEX TO JBDI HOLDINGS LIMITED AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-1

JDBI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	123	457
Accounts receivable, net	2,243	2,304
Inventories	438	334
Deposits, prepayments and other receivables	298	187

Total current assets	3,102	3,282

Non-current assets:
Property and equipment, net	1,906	1,938
Right-of-use assets	1,114	1,117

Total non-current assets	3,020	3,055

TOTAL ASSETS	6,122	6,337

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	718	806
Amounts due to related parties	1,056	1,573
Bank borrowings	386	373
Lease liabilities	113	54
Income tax payable	333	317

Total current liabilities	2,606	3,123

Long-term liabilities:
Bank borrowings	427	606
Lease liabilities	1,147	1,104

Total long-term liabilities	1,574	1,710

TOTAL LIABILITIES	4,180	4,833

Shareholders’ equity
Ordinary share, par value US$0.0005, 1,000,000,000 Ordinary Shares authorized, 18,037,500 Ordinary Shares issued and outstanding	9	9
Additional paid-in capital	1,503	1,503
Capital reserves	2	2
Retained earnings	433	70
Accumulated other comprehensive loss	(5)	(80)

Total shareholders’ equity	1,942	1,504

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,122	6,337

See accompanying notes to consolidated financial statements.

F-2

JDBI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Revenues, net	4,812	5,613

Cost of revenue	(1,138)	(1,594)

Gross profit	3,674	4,019

Operating cost and expenses:
Selling and distribution	(71)	(100)
General and administrative	(3,197)	(2,966)

Total operating cost and expenses	(3,268)	(3,066)

Profit from operations	406	953

Other income (expense):
Gain from disposal of plant and equipment	7	-
Interest income	*	*
Interest expense	(21)	(24)
Government grant	16	36
Other income	60	34

Total other income, net	62	46

Income before income taxes	468	999

Income tax expense	(105)	(206)

NET INCOME	363	793

Net income per share
Basic and Diluted	0.02	0.04

Weighted average number of Ordinary Shares outstanding
Basic and Diluted (’000)**	18,038	18,038

NET INCOME	363	793

Other comprehensive income (loss):
Foreign currency translation adjustment	75	3

COMPREHENSIVE INCOME	438	796

*	The figures are insignificant.

See accompanying notes to consolidated financial statements.

F-3

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares		Additional	Accumulated other			Total
	No. of		paid-in	comprehensive	Capital	Retained	shareholders’
	shares	Amount	capital	loss	reserves	earnings	equity
	’000	$’000	$’000	$’000	$’000	$’000	$’000

Balance as of June 1, 2022	18,038	9	1,503	(96)	2	287	1,705

Dividends declared to the former shareholders	-	-	-	-	-	(1,023)	(1,023)
Net income for the year						806	806
Foreign currency translation adjustment	-	-	-	16	-	-	16

Balance as of May 31, 2023	18,038	9	1,503	(80)	2	70	1,504

Foreign currency translation adjustment	-	-	-	75	-	-	75
Net income for the period	-	-	-	-	-	363	363

Balance as of November 30, 2023	18,038	9	1,503	(5)	2	433	1,942

See accompanying notes to consolidated financial statements.

F-4

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Cash flows from operating activities:
Net income	468	793
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	203	235
Depreciation of right-of-use assets	31	29
Gain from disposal of property and equipment	(7)	-

Change in operating assets and liabilities:
Accounts receivable	41	156
Inventories	(96)	30
Accounts payable and accrued liabilities	(109)	(148)
Income tax payable	(99)	(81)

Net cash provided by operating activities	432	1,014

Cash flows from investing activities:
Purchase of property and equipment	(15)	(53)
Proceeds from disposal of property and equipment	8	-)

Net cash used in investing activities	(7)	(53)

Cash flows from financing activities:
Repayment of bank borrowings	(190)	(178)
Repayment of lease liabilities	(40)	(25)
Repayment of amounts due to related parties (dividend payables)	(558)	(946)

Net cash used in financing activities	(788)	(1,149)

Effect on exchange rate change on cash and cash equivalents	29	11

Net change in cash and cash equivalent	(334)	(177)

BEGINNING OF YEAR	457	787

END OF YEAR	123	610

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	98	2
Cash paid for interest	21	24

See accompanying notes to consolidated financial statements.

F-5

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

JBDI Holdings Limited (“JBDI Holdings”) is incorporated in the Cayman Islands on October 11, 2022 under the Companies Act as an exempted company with limited liability. The authorized share capital is $500,000 divided into 500,000,000 Ordinary Shares, par value $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

JBDI Holdings, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the Reconditioned and Recycled of Containers in Singapore. The Company has over twenty (20) years of experience in the Reconditioned and Recycled of Containers in the Recycling industry.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

JBDI	British Virgin Islands company Incorporated on October 10, 2022 Issued and outstanding 10,000 ordinary shares for US$10,000 Investment holding Provision of investment holding	100% owned by JBDI Holdings

Jurong Barrels	Singaporean company Incorporated on September 17, 1983 Issued and outstanding 2,000,000 ordinary shares for S$2,000,000	100% owned by JBDI

JBDI Systems	Singaporean company Incorporated on May 4, 2017 Issued and outstanding 100 ordinary shares for S$100	100% owned by Jurong Barrels

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization, as below:-

On October 10, 2022, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC (initial shareholders) and Arc Development entered into the Acquisition Agreement, pursuant to which Arc Development acquired 490 Ordinary Shares of JBDI (representing approximately 4.9% shareholding interest in JBDI) from E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC for consideration of US$800,000. As a term of the acquisition, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC undertakes to transfer the entire issued share capital of Jurong Barrels to the JBDI. Following such transfer, E U Holdings owns 5,706 Ordinary Shares, Mr. Lim CP owns 475 Ordinary Shares, Ms. Siow KL owns 1,427 Ordinary Shares, Mr. Lim KS owns 475 Ordinary Shares, Mr. Lim TC 1,427 Ordinary Shares and Arc Development owns 490 Ordinary Shares, respectively.

F-6

On October 10, 2022, E U Holdings entered into a transfer agreement with Goldstein for the transfer of 4.90% of the issued share capital of JBDI.

On January 12, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC and JBDI entered into a sale and purchase agreement pursuant to which E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC transferred its entire shareholding interest in Jurong Barrels to JBDI. The consideration is settled by JBDI allotting and issuing 1 Ordinary Share to each of E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC credited as fully paid.

On May 30, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein, Arc Development and JBDI Holdings entered into a reorganization agreement, pursuant to which E U Holdings, Mr. Lim CP, Ms Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development, transferred their respective 5,216 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 490 Ordinary Shares and 490 Ordinary Shares respectively into JBDI Holdings. The consideration is settled by JBDI Holdings issuing 4,704,179 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 441,919 Ordinary Shares and 441,919 Ordinary Shares to E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development respectively, credited as fully paid.

Prior to a group reorganization, JBDI was the holding company of a group of companies comprised of Jurong Barrels and JBD Systems. JBDI held as to 52.16% by E U Holdings, 4.76% by Mr. Lim CP, 14.26% by Ms. Siow KL, 4.76% by Mr. Lim KS, 14.26% by Mr. Lim TC, 4.90% by Goldstein and 4.90% by Arc Development, the latter two of which are an independent third parties. Upon completion of the reorganization, E U Holdings owns 4,704,180 Ordinary Shares, Mr. Lim CP owns 429,292 Ordinary Shares, Ms. Siow KL owns 1,286,074 Ordinary Shares, Mr. Lim KS owns 429,292 Ordinary Shares, Mr. Lim TC owns 1,286,074 Ordinary Shares, Goldstein owns 441,919 Ordinary Shares and Arc Development owns 441,919 Ordinary Shares of the Company respectively, and JBDI, Jurong Barrels and JBD Systems become directly/indirectly owned subsidiaries.

During the financial years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of JBDI Holdings). Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior years as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all years to which such entities were under common control. The consolidation of JBDI Holdings and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first year presented in the accompanying consolidated financial statements.

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the financial years presented. Significant accounting estimates in the year include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

F-7

The Inputs Into the management’s judgments and estimates consider the economic Implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the financial year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from S$ into US$ has been made at the following exchange rates for the financial years ended November 30, 2023 and 2022:

	November 30, 2023	November 30, 2022

Year-end US$:S$ exchange rate	1.3181	1.3744

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

F-8

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Factory and office equipment	5 years
Factory improvement	5 years
Leasehold factory premises	30 years
Furniture and fittings	10 years
Machinery and equipment	10 years
Motor vehicles and forklifts	5 years
Renovation	5 years
Leasehold land	20 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

F-9

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced.
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 9% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the six months ended November 30, 2023 and 2022.

F-10

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was approximately $0.003 million for the six months ended November 30, 2023.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the six months ended November 30, 2023, and 2022, the Company received government subsidies of approximately $0.02 million and approximately $0.04 million, respectively, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the financial years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended November 30, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of November 30, 2023 and May 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

F-11

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize Interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the six months ended November 30, 2023 and 2022, approximately $0.07 million and approximately $0.07 million, respectively, contributions were made accordingly.

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the six months ended November 30, 2023 and 2022, the Company has one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-12

The financial statements shall include disclosure of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of November 30, 2023, bank and cash balances of approximately $0.1 million was maintained at financial institutions in Singapore, of which approximately $0.1 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

●	Exchange Rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

F-13

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

F-14

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE － 3 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000
Sales at a single point in time
Sales of containers and recycled materials	4,483	5,198
Services	320	361

	4,803	5,559
Sales over time
Rental	9	54

	4,812	5,613

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Singapore	3,960	4,683
Indonesia	491	625
Malaysia and other countries	361	305

	4,812	5,613

F-15

NOTE－4 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of November 30, 2023	As of May 31, 2022
	$’000	$’000

Accounts receivable – third parties	2,330	2,414
Less: allowance for doubtful accounts	(87)	(110)

Accounts receivable, net	2,243	2,304

For the six months ended November 30, 2023 and 2022, the Company has made the allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At November 30, 2023 and May 31, 2023, there are outstanding accounts are 90 days past due.

NOTE－5 INVENTORIES

The Company’s inventories were as follows:-

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000

Finished goods	438	334

	438	334

F-16

NOTE－6 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000
At cost:
Factory and office equipment	38	37
Factory improvement	729	711
Leasehold factory premises	569	555
Furniture & fittings	24	24
Machinery and equipment	3,481	3,394
Motor vehicles and forklifts	1,312	1,265
Renovation	101	99
Leasehold land	1,393	1,357

	7,647	7,442
Less: accumulated depreciation	(4,321)	(4,089)
Less: provision for impairment	(306)	(298)

Property and equipment, net	3,020	3,055

Depreciation expense for the six months ended November 30, 2023 and 2022 were at approximately $0.3 million and approximately $0.3 million, respectively.

Provision for impairment of property and equipment as of November 30, 2023 and May 31, 2023 were at approximately $0.3 million.

Right-of-use assets under operating leasing arrangements classified under leasehold buildings as of November 30, 2023 and May 31, 2023 amounted to approximately $1.1 million and approximately $1.1 million, respectively. Details of such leased assets are disclosed in Note 9.

NOTE－7 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000
Due to related parties*
- E U Holdings Pte. Ltd.(1)	591	902
- Soon Aik Global Pte Ltd(2)	8	8
- Amount due to shareholders(3)	395	576
- Amount due to director loans(4)	62	87

	1,056	1,573

(1) E U Holdings Pte. Ltd. is company incorporated in Singapore and owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

(2) Soon Aik Global Pte Ltd is company incorporated in Singapore and owned 25% by Mr. Neo Chin Heng.

(3) The shareholders consist of Ms. Siow KL, Mr. Lim TC, Mr. Lim KS and Arc Development.

(4) The director loans are due to Mr. Lim CP.

*The amounts are unsecured, interest-free and non-repayable on demand.

F-17

NOTE－8 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of repayments	Annual interest rate	As of November 30, 2023	As of May 31, 2023
			$’000	$’000

Term loans	Within 5 years	2.5%	813	979

			813	979
Representing :-
Within 12 months			386	373
Over 1 year			427	606

			813	979

As of November 30, 2023 and May 31, 2023, bank borrowing was obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 2.5% and are repayable in 5 years.

The Company’s bank borrowing is guaranteed under the personal from Mr. Lim CP and under the corporate from E U Holdings.

NOTE－9 RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company adopts 3% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 3 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of November 30, 2023	As of May 31, 2023
	$’000	$’000

Assets
Operating lease, right-of-use asset, net	1,114	1,117

Total right-of-use asset	1,114	1,117

Liabilities
Current:
Operating lease liabilities	113	54

	113	54

Non-current:
Operating lease liabilities	1,147	1,104

	1,147	1,104

Total lease liabilities	1,260	1,158

F-18

As of November 30, 2023, right-of-use assets were approximately $1.1 million and lease liabilities were approximately $1.2 million.

As of May 31, 2023, right-of-use assets were approximately $1.1 million and lease liabilities were approximately $1.3 million.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the financial years.

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Operating lease cost:
Short-term lease expense (other than ASC 842)	399	372

Total lease expense	399	372

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of November 30, 2023

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three financial periods ending November 30:

Financial Years Ending November 30,	Operating and finance lease amount
$’000

2024	115
2025	1,149
Less: interest	(4)

Present value of lease liabilities	1,260

Representing:
Current liabilities	113
Non-current liabilities	1,147

1,260

F-19

NOTE－10 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on October 11, 2022 with authorized share of $500,000 divided into 500,000,000 Ordinary Shares of par value $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

NOTE－11 INCOME TAXES

The provision for income taxes consisted of the following:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Income tax current period	105	206

Income tax expense	105	206

The effective tax rate in the financial years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

F-20

BVI

JBDI is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Jurong Barrels and JBD Systems are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the six months ended November 30, 2023 and 2022 are as follows:

	Six Months Ended November 30,
	2023	2022
	$’000	$’000

Income before income taxes	467	999
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	80	170
Tax effect of non-deductible items	35	36
Tax holiday	(13)	-
Others	3	-

Income tax expense	105	206

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of November 30, 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended November 30, 2023 and 2022 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from November 30, 2023.

NOTE－12 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the six months ended November 30, 2023 and 2022, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the financial years as presented (for the portion of such period that they were considered related):

	Six Months Ended November 30,
Nature of transactions	2023	2022
	$’000	$’000

KDS Steel Pte Ltd(1)
- Logistics services	399	372
- Utilities	37	37

E U Holdings Pte. Ltd.(2)
- Management fees	133	129

F-21

These related parties are controlled by the common shareholders of the Company.

(1)	E U Holdings Pte. Ltd. is the shareholders of Jurong Barrels and KDS.
(2)	E U Holdings Pte. Ltd. is owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the financial years presented.

NOTE－13 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the six months ended November 30, 2023, there was one single customer who accounted approximately for 14.7% of the Company’s revenues.

For the six months ended November 30, 2022, there was one single customer who accounted approximately for 18.2% of the Company’s revenues.

(a)	Major vendors

For the six months ended November, 2023, the vendor who accounted approximately for 6.6 % or more of the Company’s purchases and the six months ended November 30, 2022, the vendor who accounted approximately for 11.5% or more of the company’s purchases. Its outstanding payable balances as at financial year end date, is presented as follows:

	2023		2022
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	$’000%		$’000

Vendor A	6.6	45	11.5	70

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of November 30, 2023, bank and cash balances of approximately $0.1 million was maintained at financial institutions in Singapore, of which approximately $0.1 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

F-22

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting year.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations
●	Internal credit rating
●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of November 30, 2023, there was approximately $0.4 million outstanding from a single customer whose account receivable balances of total consolidated amounts.

As of May 31, 2023, there was approximately $0.3 million outstanding from a single customer whose account receivable balances of total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of November 30, 2023 and May 31, 2023, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

F-23

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE－14 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of November 30, 2023 and May 31, 2023, the Company has no material commitments or contingencies.

NOTE－15 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after November 30, 2023, up through the date the Company issued the audited consolidated financial statements. During the year, the Company did not have any material subsequent events other than disclosed above.

F-24

INDEX TO JBDI HOLDINGS LIMITED AND SUBSIDIARIES AUDITED CONSOLIDATED FINANCIAL STATEMENTS

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JBDI Holdings Limited and Subsidiaries (collectively referred to as the “Company”) as of May 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended May 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of May 31, 2023 and 2022, and the results of its operations, the changes in the shareholders’ equity and its cash flows for each of the years in the two-year period ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
PCAOB ID 6732

We have served as the Company’s auditor since 2022.

Singapore, December 21, 2023, except for Notes 1 and 10, as to which the date is February 7, 2024

F-26

JDBI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	As of May 31,
	2023	2022
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	457	787
Accounts receivable, net	2,304	2,548
Inventories	334	291
Deposits, prepayments and other receivables	187	164

Total current assets	3,282	3,790

Non-current assets:
Property and equipment, net	1,938	2,614
Right-of-use assets	1,117	1,131

Total non-current assets	3,055	3,745

TOTAL ASSETS	6,337	7,535

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	806	712
Amounts due to related parties	1,573	2,100
Bank borrowings	373	361
Lease liabilities	54	51
Income tax payable	317	525

Total current liabilities	3,123	3,749

Long-term liabilities:
Bank borrowings	606	968
Lease liabilities	1,104	1,113

Total long-term liabilities	1,710	2,081

TOTAL LIABILITIES	4,833	5,830

Commitments and contingencies	-	-

Shareholders’ equity
Ordinary share, par value US$0.0005, 1,000,000,000 Ordinary Shares authorized, 18,037,500 Ordinary Shares issued and outstanding**	9	9
Additional paid-in capital	1,503	1,503
Capital reserves	2	2
Retained earnings	70	287
Accumulated other comprehensive loss	(80)	(96)

Total shareholders’ equity	1,504	1,705

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,337	7,535

**	Retrospectively restated for effect of 1:2 forward stock split on February 7, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-27

JDBI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“US$”))

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Revenues, net	11,122	11,894

Cost of revenue	(3,524)	(3,351)

Gross profit	7,598	8,543

Operating cost and expenses:
Selling and distribution	(127)	(227)
General and administrative	(6,604)	(5,699)

Total operating cost and expenses	(6,731)	(5,926)

Profit from operations	867	2,617

Other income (expense):
Gain from disposal of plant and equipment	1	-
Interest income	*	*
Interest expense	(47)	(55)
Government grant	158	73
Other income	109	15

Total other income, net	220	33

Income before income taxes	1,087	2,650

Income tax expense	(281)	(417)

NET INCOME	806	2,233

Net income per share
Basic and Diluted	0.04	0.12

Weighted average number of Ordinary Shares outstanding
Basic and Diluted (’000)**	18,038	18,038

NET INCOME	806	2,233

Other comprehensive income (loss):
Foreign currency translation adjustment	16	(96)

COMPREHENSIVE INCOME	822	2,137

*	The figures are insignificant.
**	Retrospectively restated for effect of 1:2 forward stock split on February 7, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-28

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary Shares**		Additional	Accumulated other			Total
	No. of		paid-in	comprehensive	Capital	Retained	shareholders’
	shares	Amount	capital	loss	reserves	earnings	equity
	’000	$’000	$’000	$’000	$’000	$’000	$’000

Balance as of June 1, 2021	18,038	9	1,503	-	2	761	2,275

Dividends declared to the former shareholders	-	-	-	-	-	(2,707)	(2,707)
Net income for the year						2,233	2,233
Foreign currency translation adjustment	-	-	-	(96)	-	-	(96)

Balance as of May 31, 2022	18,038	9	1,503	(96)	2	287	1,705

Dividends declared to the former shareholders	-	-	-	-	-	(1,023)	(1,023)
Foreign currency translation adjustment	-	-	-	16	-	-	16
Net income for the year	-	-	-	-	-	806	806

Balance as of May 31, 2023	18,038	9	1,503	(80)	2	70	1,504

**	Retrospectively restated for effect of 1:2 forward stock split on February 7, 2024 (see Note 1 and 10).

See accompanying notes to consolidated financial statements.

F-29

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Cash flows from operating activities:
Net income	806	2,233
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	448	493
Depreciation of right-of-use assets	27	60
Impairment of property and equipment	294	-
Gain from disposal of property and equipment	(1)	-

Change in operating assets and liabilities:
Accounts receivable	250	(871)
Inventories	(39)	(43)
Accounts payable and accrued liabilities	86	663
Income tax payable	(214)	452

Net cash provided by operating activities	1,657	2,987

Cash flows from investing activities:
Purchase of property and equipment	(46)	(926)

Net cash used in investing activities	(46)	(926)

Cash flows from financing activities:
Repayment of bank borrowings	(365)	(354)
Dividend paid	(1,586)	(2,049)
Repayment of lease liabilities	(18)	(50)

Net cash used in financing activities	(1,969)	(2,453)

Effect on exchange rate change on cash and cash equivalents	28	(68)

Net change in cash and cash equivalent	(330)	(460)

BEGINNING OF YEAR	787	1,247

END OF YEAR	457	787

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (refund) for income taxes	531	(40)
Cash paid for interest	47	55

See accompanying notes to consolidated financial statements.

F-30

JBDI HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Currency expressed in United States Dollars (“US$”))

NOTE－1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

JBDI Holdings Limited (“JBDI Holdings”) is incorporated in the Cayman Islands on October 11, 2022 under the Companies Act as an exempted company with limited liability. The authorized share capital is $500,000 divided into 500,000,000 Ordinary Shares, par value $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

JBDI Holdings, through its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the Reconditioned and Recycled of Containers in Singapore. The Company has over twenty (20) years of experience in the Reconditioned and Recycled of Containers in the Recycling industry.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership

JBDI	British Virgin Islands company Incorporated on October 10, 2022 Issued and outstanding 10,000 ordinary shares for US$10,000 Investment holding Provision of investment holding	100% owned by JBDI Holdings

Jurong Barrels	Singaporean company Incorporated on September 17, 1983 Issued and outstanding 2,000,000 ordinary shares for S$2,000,000	100% owned by JBDI

JBDI Systems	Singaporean company Incorporated on May 4, 2017 Issued and outstanding 100 ordinary shares for S$100	100% owned by Jurong Barrels

Reorganization

Since 2022, the Company completed several transactions for the purposes of a group reorganization, as below:-

On October 10, 2022, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC (initial shareholders) and Arc Development entered into the Acquisition Agreement, pursuant to which Arc Development acquired 490 Ordinary Shares of JBDI (representing approximately 4.9% shareholding interest in JBDI) from E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC for consideration of US$800,000. As a term of the acquisition, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS and Mr. Lim TC undertakes to transfer the entire issued share capital of Jurong Barrels to the JBDI. Following such transfer, E U Holdings owns 5,706 Ordinary Shares, Mr. Lim CP owns 475 Ordinary Shares, Ms. Siow KL owns 1,427 Ordinary Shares, Mr. Lim KS owns 475 Ordinary Shares, Mr. Lim TC 1,427 Ordinary Shares and Arc Development owns 490 Ordinary Shares, respectively.

On October 10, 2022, E U Holdings entered into a transfer agreement with Goldstein for the transfer of 4.90% of the issued share capital of JBDI.

On January 12, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC and JBDI entered into a sale and purchase agreement pursuant to which E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC transferred its entire shareholding interest in Jurong Barrels to JBDI. The consideration is settled by JBDI allotting and issuing 1 Ordinary Share to each of E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC credited as fully paid.

F-31

On May 30, 2023, E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein, Arc Development and JBDI Holdings entered into a reorganization agreement, pursuant to which E U Holdings, Mr. Lim CP, Ms Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development, transferred their respective 5,216 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 475 Ordinary Shares, 1,427 Ordinary Shares, 490 Ordinary Shares and 490 Ordinary Shares respectively into JBDI Holdings. The consideration is settled by JBDI Holdings issuing 4,704,179 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 429,292 Ordinary Shares, 1,286,074 Ordinary Shares, 441,919 Ordinary Shares and 441,919 Ordinary Shares to E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim KS, Mr. Lim TC, Goldstein and Arc Development respectively, credited as fully paid.

Prior to a group reorganization, JBDI was the holding company of a group of companies comprised of Jurong Barrels and JBD Systems. JBDI held as to 52.16% by E U Holdings, 4.76% by Mr. Lim CP, 14.26% by Ms. Siow KL, 4.76% by Mr. Lim KS, 14.26% by Mr. Lim TC, 4.90% by Goldstein and 4.90% by Arc Development, the latter two of which are an independent third parties. Upon completion of the reorganization, E U Holdings owns 4,704,180 Ordinary Shares, Mr. Lim CP owns 429,292 Ordinary Shares, Ms. Siow KL owns 1,286,074 Ordinary Shares, Mr. Lim KS owns 429,292 Ordinary Shares, Mr. Lim TC owns 1,286,074 Ordinary Shares, Goldstein owns 441,919 Ordinary Shares and Arc Development owns 441,919 Ordinary Shares of the Company respectively, and JBDI, Jurong Barrels and JBD Systems become directly/indirectly owned subsidiaries.

During the financial years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of JBDI Holdings). Accordingly, the combination has been treated as a corporate restructuring (“Reorganization”) of entities under common control and thus the current capital structure has been retroactively presented in prior years as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all years to which such entities were under common control. The consolidation of JBDI Holdings and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first year presented in the accompanying consolidated financial statements.

NOTE－2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the financial years presented. Significant accounting estimates in the year include the allowance for doubtful accounts on accounts and other receivables, impairment loss on inventories, assumptions used in assessing right-of-use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The Inputs Into the management’s judgments and estimates consider the economic Implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

F-32

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars (“S$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the financial year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from S$ into US$ has been made at the following exchange rates for the financial years ended May 31, 2023 and 2022:

	May 31, 2023	May 31, 2022

Year-end US$:S$ exchange rate	1.3520	1.3668

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

●	Inventories

Inventories are valued at the lower of cost or net realizable value. Cost is determined by the average cost method. The Company records adjustments to its inventory for estimated obsolescence or diminution in net realizable value equal to the difference between the cost of the inventory and the estimated net realizable value. At the point of loss recognition, a new cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

F-33

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Factory and office equipment	5 years
Factory improvement	5 years
Leasehold factory premises	30 years
Furniture and fittings	10 years
Machinery and equipment	10 years
Motor vehicles and forklifts	5 years
Renovation	5 years
Leasehold land	20 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

F-34

Majority of the Company’s income is derived from contracts with customers in the sale of products, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Product sales consist of a single performance obligation that the Company satisfies at a point in time. The Company recognizes product revenue when the following events have occurred: (a) the Company has transferred physical possession of the products, depending upon the method of distribution and shipping terms set forth in the customer contract, (b) the Company has a present right to payment, (c) the customer has legal title to the products, and (d) the customer bears significant risks and rewards of ownership of the products. Based on the Company’s historical practices and shipping terms specified in the sales agreements and invoices, these criteria are generally met when the products are:

●	Invoiced.
●	Shipped from the Company’s facilities or warehouse (“Ex-works”, which is the Company’s standard shipping term).

For these sales, the Company determines that the customer is able to direct the use of, and obtain substantially all of the benefits from, the products at the time the products are shipped.

The Company records its revenues on product sales, net of good & service taxes (“GST”) upon the services are rendered and the title and risk of loss of products are fully transferred to the customers. The Company is subject to GST which is levied on the majority of the products at the rate of 8% on the invoiced value of sales in Singapore.

Amounts received as prepayment on future products are recorded as customer deposit and recognized as income when the product is shipped.

●	Shipping and Handling Costs

No shipping and handling costs are associated with the distribution of the products to the customers which are borne by the Company’s suppliers or distributors during the financial years ended May 31, 2023 and 2022.

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expense was approximately $0.002 million and approximately $0.003 million for the financial years ended May 31, 2023 and 2022, respectively.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the financial years ended May 31, 2023, and 2022, the Company received government subsidies of approximately $0.2 million and approximately $0.08 million, respectively, which are recognized as government grant in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the financial years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-35

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the financial years ended May 31, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of May 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize Interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the financial years ended May 31, 2023 and 2022, approximately $0.2 million and approximately $0.2 million, respectively, contributions were made accordingly.

●	Segment Reporting

FASB ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. For the financial years ended May 31, 2023 and 2022, the Company has one reporting business segment.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

F-36

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosure of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of May 31, 2023, bank and cash balances of approximately $0.5 million was maintained at financial institutions in Singapore, of which approximately $0.5 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

F-37

●	Exchange Rate Risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in S$ and a significant portion of the assets and liabilities are denominated in S$. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and S$. If S$ depreciates against US$, the value of S$ revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;
●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and
●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recently Issued Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. Early adoption is permitted. This accounting standard update is not expected to have a material impact on our consolidated financial statements as the amendments align with our existing policy.

NOTE － 3 DISAGGREGATION OF REVENUE

The following tables present the Company’s revenue disaggregated by business segment and geography, based on management’s assessment of available data:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000
Sales at a single point in time
Sales of containers and recycled materials	9,647	11,028
Services	1,365	755

	11,012	11,783
Sales over time
Rental	110	111

	11,122	11,894

F-38

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have one reportable geographic segment. Sales are based on the countries in which the customer is located. Summarized financial information concerning our geographic segments is shown in the following tables:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Singapore	9,344	10,091
Indonesia	1,411	1,405
Malaysia and other countries	367	398

	11,122	11,894

NOTE－4 ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of May 31,
	2023	2022
	$’000	$’000

Accounts receivable – third parties	2,414	2,708
Less: allowance for doubtful accounts	(110)	(160)

Accounts receivable, net	2,304	2,548

For the financial years ended May 31, 2023 and 2022, the Company has made the allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At May 31, 2023 and 2022, there are outstanding accounts are 90 days past due.

NOTE－5 INVENTORIES

The Company’s inventories were as follows:-

	As of May 31,
	2023	2022
	$’000	$’000

Finished goods	334	291

	334	291

F-39

NOTE－6 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of May 31,
	2023	2022
	$’000	$’000
At cost:
Factory and office equipment	37	37
Factory improvement	711	687
Leasehold factory premises	555	549
Furniture & fittings	24	24
Machinery and equipment	3,394	3,330
Motor vehicles and forklifts	1,265	1,252
Renovation	99	98
Leasehold land	1,357	1,310

	7,442	7,287
Less: accumulated depreciation	(4,089)	(3,542)
Less: provision for impairment	(298)	-

Property and equipment, net	3,055	3,745

Depreciation expense for the financial years ended May 31, 2023 and 2022 were at approximately $0.5 million and approximately $0.4 million, respectively.

Provision for impairment of property and equipment for the financial years ended May 31, 2023 were at approximately $0.3 million.

Right-of-use assets under operating leasing arrangements classified under leasehold buildings as of May 31, 2023 and 2022 amounted to approximately $1.1 million and approximately $1.1 million, respectively. Details of such leased assets are disclosed in Note 9.

NOTE－7 AMOUNTS DUE TO RELATED PARTIES

Amounts due to related parties consisted of the following:

	As of May 31,
	2023	2022
	$’000	$’000
Due to related parties*
- E U Holdings Pte. Ltd.(1)	902	1,185
- Soon Aik Global Pte Ltd(2)	8	15
- Amount due to shareholders(3)	576	691
- Amount due to director loans(4)	87	209

	1,573	2,100

(1) E U Holdings Pte. Ltd. is company incorporated in Singapore and owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

(2) Soon Aik Global Pte Ltd is company incorporated in Singapore and owned 25% by Mr. Neo Chin Heng.

(3) The shareholders consist of Ms. Siow KL, Mr. Lim TC, Mr. Lim KS and Arc Development.

(4) The director loans are due to Mr. Lim CP.

*The amounts are unsecured, interest-free and non-repayable on demand.

NOTE－8 BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of May 31,
	repayments	interest rate	2023	2022
			$’000	$’000

Term loans	Within 5 years	2.5%	979	1,329

			979	1,329
Representing :-
Within 12 months			373	361
Over 1 year			606	968

			979	1,329

As of May 31, 2023 and 2022, bank borrowing was obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 2.5% and are repayable in 5 years.

The Company’s bank borrowing is guaranteed under the personal from Mr. Lim CP and under the corporate from E U Holdings.

F-40

NOTE－9 RIGHT-OF-USE ASSETS

The Company adopted ASU No. 2016-02, Leases, on January 1, 2019, the beginning of the fiscal 2019, using the modified retrospective approach. The Company determines whether an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys the right to control the use of an identified fixed asset explicitly or implicitly for a period of time in exchange for consideration. Control of an underlying asset is conveyed if we obtain the rights to direct the use of and to obtain substantially all of the economic benefit from the use of the underlying asset. Some of our leases include both lease and non-lease components which are accounted for as a single lease component as the Company has elected the practical expedient. Some of the operating lease agreements include variable lease costs, primarily taxes, insurance, common area maintenance or increases in rental costs related to inflation. Substantially all of our equipment leases and some of our real estate leases have terms of less than one year and, as such, are accounted for as short-term leases as we have elected the practical expedient.

Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term.

The Company adopts 3% as weighted average incremental borrowing rate to determine the present value of the lease payments. The weighted average remaining life of the lease was 3 years.

The table below presents the lease-related assets and liabilities recorded on the balance sheet.

	As of May 31,
	2023	2022
	$’000	$’000

Assets
Operating lease, right-of-use asset, net	1,117	1,131

Total right-of-use asset	1,117	1,131

Liabilities
Current:
Operating lease liabilities	54	51

	54	51

Non-current:
Operating lease liabilities	1,104	1,113

	1,104	1,113

Total lease liabilities	1,158	1,164

F-41

As of May 31, 2023, right-of-use assets were approximately $1.1 million and lease liabilities were approximately $1.2 million.

As of May 31, 2022, right-of-use assets were approximately $1.1 million and lease liabilities were approximately $1.2 million.

The Company excludes short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense for the financial years.

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Operating lease cost:
Operating lease expense (per ASC 842)	-	25

Short-term lease expense (other than ASC 842)	789	710

Total lease expense	789	735

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of the operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of May 31, 2023

The below table summarizes our (i) minimum lease payments over the next five years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next three financial years ending May 31:

Financial Years Ending May 31,	Operating and finance lease amount
$’000

2024	77
2025	1,307
Less: interest	(226)

Present value of lease liabilities	1,158

Representing:
Current liabilities	54
Non-current liabilities	1,104

1,158

NOTE－10 SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of Cayman Islands on October 11, 2022 with authorized share of $500,000 divided into 500,000,000 Ordinary Shares of par value $0.001 each. On February 7, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company’s shareholders passed resolutions to effect a 1:2 share sub-division (a “forward stock split”) and to change the Company’s authorized share capital to $500,000 divided into 1,000,000,000 ordinary shares, of a par value of $0.0005 each.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary share are entitled to the following rights:

F-42

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

Dividend Distribution

On May 30, 2023, the Company approved the distribution of interim dividend of approximately $1 million to E U Holdings, Mr. Lim CP, Ms. Siow KL, Mr. Lim TC, Mr. Lim KS and Arc Development.

NOTE－11 INCOME TAXES

The provision for income taxes consisted of the following:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Income tax current year	281	417

Income tax expense	281	417

The effective tax rate in the financial years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

JBDI is considered to be an exempted British Virgin Islands Company and are presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Jurong Barrels and JBD Systems are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

F-43

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the financial years ended May 31, 2023 and 2022 are as follows:

	Financial Years Ended May 31,
	2023	2022
	$’000	$’000

Income before income taxes	1,087	2,650
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	185	450
Tax effect of non-taxable income	(22)	(22)
Tax effect of non-deductible items	163	102
Under provision in previous financial year	92	10
Utilization of capital allowances	(125)	(123)
Others	(12)	-

Income tax expense	281	417

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of May 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the financial years ended May 31, 2023 and 2022 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from May 31, 2023.

NOTE－12 RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the financial years ended May 31, 2023 and 2022, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties. The following table provides the transactions with these parties for the financial years as presented (for the portion of such period that they were considered related):

	Financial Years Ended May 31,
Nature of transactions	2023	2022
	$’000	$’000

KDS Steel Pte Ltd(1)
- Logistics services	789	710
- Utilities	72	72

E U Holdings Pte. Ltd.(2)
- Management fees	263	266

These related parties are controlled by the common shareholders of the Company.

(1)	E U Holdings Pte. Ltd. is the shareholders of Jurong Barrels and KDS.
(2)	E U Holdings Pte. Ltd. is owned 50% by Mr. Neo Chin Heng and 50% by Mr. Ng Eng Guan.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the financial years presented.

F-44

NOTE－13 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the financial year ended May 31, 2023, there was one single customer who accounted approximately for 16.4% of the Company’s revenues.

For the financial year ended May 31, 2022, there was one single customer who accounted approximately for 18.4% of the Company’s revenues.

(a)	Major vendors

For the financial year ended May 31, 2023, the vendor who accounted approximately for 8.5 % or more of the Company’s purchases and the financial year ended May 31, 2022, the vendor who accounted approximately for 10.8% or more of the company’s purchases. Its outstanding payable balances as at financial year end date, is presented as follows:

	2023		2022
	Percentage of purchases	Accounts payable	Percentage of purchases	Accounts payable
	%	$’000%		$’000

Vendor A	8.5	61	10.8	60

(b)	Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately US$55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of May 31, 2023, bank and cash balances of approximately $0.5 million was maintained at financial institutions in Singapore, of which approximately $0.5 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts based on the estimated realizable value.

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally do not require a collateral. The Company also considers the probability of default upon initial recognition of asset and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting year.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

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●	Internal credit rating

●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of May 31, 2023, there was approximately $0.3 million outstanding from a single customer whose account receivable balances of total consolidated amounts.

As of May 31, 2022, there was approximately $0.6 million outstanding from a single customer whose account receivable balances of total consolidated amounts.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of May 31, 2023 and 2022, the borrowings were at fixed interest rates.

(d)	Economic and political risk

The Company’s major operations are conducted in Singapore. Accordingly, the political, economic, and legal environments in Singapore, as well as the general state of Singapore’s economy may influence the Company’s business, financial condition, and results of operations.

(e)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE－14 COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of May 31, 2023 and 2022, the Company has no material commitments or contingencies.

NOTE－15 SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after May 31, 2023, up through the date the Company issued the audited consolidated financial statements. During the year, the Company did not have any material subsequent events other than disclosed above.

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RESALE PROSPECTUS ALTERNATE PAGE

JBDI Holdings Limited

PRELIMINARY PROSPECTUS

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

JBDI Holdings Limited

2,980,216 Ordinary Shares

This prospectus relates to the resale of 2,980,216 Ordinary Shares held by the Resale Shareholders. We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders.

Any shares sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at US$4.50 (being the mid-point of the offer price range), which is the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by Arc Development. No resale of the Ordinary Shares by the Resale Shareholders will occur until we complete the initial public offering of our Ordinary Shares and the Ordinary Shares begin trading on the Nasdaq Capital Market. The offering of Ordinary Shares pursuant to this prospectus is contingent upon the completion of the initial public offering and the listing on the Nasdaq Capital Market.

On [●], 2024, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$[●] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq Capital Market under the symbol “JBDI.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 17 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024

THE OFFERING

Ordinary Shares being offered	2,980,216 Ordinary Shares

Ordinary Shares outstanding after this offering	19,787,500 Ordinary Shares, assuming the issuance and sale of 1,750,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholders being registered in this prospectus.

Nasdaq Capital Market symbol	JBDI

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 17 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

the Resale Shareolders

The Ordinary Shares being offered by the Resale Shareholders were issued in May 2023. We are registering those Ordinary Shares in order to permit the Resale Shareholders to offer the shares for resale from time to time.

This prospectus covers the offering for resale of an aggregate of 2,980,216 by the Resale Shareholders. This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the respective number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Resale Shareholder who is offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by the Resale Shareholder, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares the Resale Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to this offering	Percentage Ownership Prior to this offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After this offering(2)	Percentage Ownership After this offering
Arc Development	883,838	4.47%	883,838	—	—%
Goldstein	883,838	4.47%	883,838	—	—%
E U Holdings	9,108,360	46.03%	1,212,540	7,895,820	39.90%

(1) Based on 18,037,500 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering. Based on 19,787,500 Ordinary Shares issued and outstanding after completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the shares Arc Development will sell, we have assumed that Arc Development will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

The Resale Shareholders are each existing shareholders of the Company. Certain of the Resale Shareholders have entered into transactions with the Group which constitutes related party transactions and these have been disclosed on page 110 of the prospectus. Other than as disclosed on page 14 and the entering into of the acquisition agreement for the Reorganization on May 30, 2023, none of the Selling Shareholders have, within the past three years, entered into any material relationship with the Company or any of its predecessors or affiliates.

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PLAN OF DISTRIBUTION

The Resale Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on the Nasdaq Capital Market, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholders may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the Ordinary Shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Walkers (Hong Kong).

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